UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

The Finish Line, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

June 3, 2016

Dear Fellow Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of The Finish Line, Inc., on Thursday, July 14, 2016, at 9:00 a.m. EDT, to be held at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.  Members of your Board of Directors and management look forward to greeting those shareholders who are able to attend.

The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.  Pursuant to the rules of the Securities and Exchange Commission, we have elected to deliver our proxy materials to our shareholders over the Internet.  On June 3, 2016, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2016 Annual Report to Shareholders.  Shareholders who did not receive the Notice of Internet Availability of Proxy Materials will receive a copy of the Proxy Statement and Annual Report by mail.

It is important that your shares are represented and voted at the meeting.  Whether or not you plan to attend the meeting, we urge you to vote promptly. You may vote your shares on the Internet at www.proxyvote.com.  If you received the proxy materials by mail, you may either vote on the Internet at the website identified above, or by signing, dating, and mailing the enclosed Proxy Card in the accompanying self-addressed envelope.  If you attend the meeting, you may withdraw your proxy and vote in person.

If your shares are held in the name of a bank, broker, or other nominee, please follow the instructions on the voting instruction form furnished by such bank, broker, or other nominee in order to vote your shares.  Please note that if your shares are held in the name of a bank, broker, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder prior to the meeting and bring the proxy to the meeting.

Your interest and participation in the affairs of The Finish Line, Inc. are greatly appreciated.

Respectfully,

Samuel M. Sato
Chief Executive Officer

The Finish Line, Inc.

3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235

Notice of Annual Meeting of Shareholders
to be held July 14, 2016

TO THE SHAREHOLDERS OF THE FINISH LINE, INC.:

Notice is hereby given that the 2016 Annual Meeting of Shareholders of The Finish Line, Inc. (the “Company”) to be held at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 14, 2016, at 9:00 a.m. EDT, will be conducted for the following purposes:

(1)	To elect three Class III Directors to serve on the Company’s Board of Directors until the 2019 Annual Meeting of Shareholders;

(2)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 25, 2017;

(3)	To vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers;

(4)
To vote on an amendment to The Finish Line, Inc. 2009 Incentive Plan, as amended and restated, to increase the number of shares of common stock available for issuance thereunder by 4,000,000 shares from 6,500,000 to 10,500,000, including an increase in the maximum number of shares which may be used for awards other than stock options or stock appreciation rights from 2,500,000 to 4,000,000; and

(5)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Only shareholders of record at the close of business on May 13, 2016, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Christopher C. Eck
Senior Vice President - Legal & Human Resources, General Counsel and Corporate Secretary
Indianapolis, Indiana
June 3, 2016

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly.  You may vote your shares over the Internet.  If you received a paper copy of the Proxy Card by mail, you may vote your shares over the Internet or by signing, dating, and mailing the Proxy Card in the envelope provided.  You may revoke your proxy prior to or at the meeting and vote in person if you wish.  If your shares are held by a broker, bank, or other nominee, it is important that they receive your voting instructions.

Important Notice Regarding the Availability of Proxy Materials for the
2016 Annual Meeting of Shareholders to be Held on July 14, 2016, at 9:00 a.m. EDT

Our Proxy Statement for the 2016 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended February 27, 2016 are available at www.finishline.com (click on the Investor Relations link) and www.proxyvote.com.

The Finish Line, Inc.

3308 N. Mitthoeffer Road

Indianapolis, Indiana 46235

________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
JULY 14, 2016
________________________

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should carefully read the entire Proxy Statement prior to voting. For more complete information regarding the Company’s fiscal year 2016 performance, please review the Company’s 2016 Annual Report on Form 10-K for the year ended February 27, 2016.

Annual Meeting of Shareholders

Our 2016 Annual Meeting of Shareholders will be held on Thursday, July 14, 2016, at 9:00 a.m. Eastern Daylight Time (EDT), at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

Eligibility to Vote

Shareholders of record at the close of business on May 13, 2016, are entitled to vote on the items to be considered at the Annual Meeting.

Agenda Items

Shareholders will vote on the following items to be considered at the Annual Meeting:

•
Item 1:  To elect three Class III Directors to serve on the Company’s Board of Directors until the 2019 Annual Meeting of Shareholders.  The nominees are Stephen Goldsmith, Catherine A. Langham, and Norman H. Gurwitz.  Additional information about this item can be found under “Election of Class III Directors” below.

•
Item 2:  To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 25, 2017.  Additional information about this item can be found under “Ratification of the Selection of Independent Auditors” below.

•
Item 3:  To approve a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers.  Additional information about this item can be found under “Non-Binding Advisory Resolution to Approve the Compensation of the Company’s Named Executive Officers” below.

•
Item 4:  To approve an amendment to The Finish Line, Inc. 2009 Incentive Plan, as amended and restated (the “2009 Incentive Plan”), to increase the number of shares of common stock available for issuance thereunder by 4,000,000 shares from 6,500,000 to 10,500,000, including an increase in the maximum number of shares which may be used for awards other than stock options or stock appreciation rights from 2,500,000 to 4,000,000. Additional authorized shares are necessary under the 2009 Incentive Plan for the Company to meet the Compensation Committee’s compensation objectives in future years. Additional information about this item can be found under “Amendment to The Finish Line, Inc. 2009 Incentive Plan” below.

Recommendations of the Board of Directors

•	Item 1: The Board unanimously recommends that shareholders vote “FOR” the Class III Director nominees.

•	Item 2: The Board unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

•	Item 3: The Board unanimously recommends that shareholders vote “FOR” the approval of the non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers.

•	Item 4: The Board unanimously recommends that shareholders vote “FOR” the approval of the amendment to the 2009 Incentive Plan to increase the number of shares of common stock available for issuance.

How to Cast Your Vote

Eligible shareholders can vote by either of the following methods:

•	Internet: Go to www.proxyvote.com (and follow the instructions), until 11:59 p.m. EDT on July 13, 2016.

•	Mail: Mark, sign, and date a Proxy Card and return it to Vote Processing.

Named Executive Officers for Fiscal Year 2016

•	Mr. Glenn S. Lyon, Executive Chairman, Former Chief Executive Officer (as of the end of fiscal year 2016)

•	Mr. Samuel M. Sato, Chief Executive Officer (President as of the end of fiscal year 2016)

•	Mr. Imran Jooma, Division President, Executive Vice President, Omnichannel Strategy (Executive Vice President, Chief Omnichannel Officer as of the end of fiscal year 2016)

•	Mr. Edward W. Wilhelm, Executive Vice President, Chief Financial Officer

•	Mr. Bill Kirkendall, Executive Vice President, President of JackRabbit

•	Mr. Daniel S. Marous, Former Executive Vice President, Chief Supply Chain Officer

Board of Directors and Committees

The Company’s Board of Directors consists of nine members, seven of whom are independent and our Executive Chairman, Mr. Lyon, and CEO, Mr. Sato.  The Board has four committees: Audit Committee, Compensation Committee, Governance & Nominating Committee, and Strategy Committee.  The members of each committee, other than the Strategy Committee, are independent Directors.

Director Compensation

Our outside Directors receive annual cash compensation in the form of a retainer ($60,000), with additional amounts for the Lead Director ($15,000), committee chairs ($10,000 or $20,000, depending on the committee), attending regularly scheduled ($2,000) and non-regularly-scheduled ($1,000) Board meetings, and attending committee meetings ($1,500). With respect to Board meetings, fees are paid only for any meetings after the first five meetings of the year.  Each outside Director also receives an annual grant of the Company's common stock valued at $100,000.  These amounts are subject to change annually.

Executive Compensation

The overall strategy of the Compensation Committee is to establish a competitive and balanced, performance-based compensation structure.  The Company’s executive officer compensation philosophy is rooted in pay for performance.  For a detailed discussion of the Company’s executive compensation structure and programs, as well as its strategy and philosophy, see “Compensation Discussion and Analysis” below.

Compensation Principles

The Company’s compensation program is designed to support a competitive and balanced, performance-based compensation structure by incorporating the following principles:

•	Emphasizing pay for performance

•	Providing competitive target pay opportunity

•	Providing fixed and variable compensation

•	Providing cash and equity incentives

•	Including caps on payouts under performance-based plans

•	Utilizing an independent compensation consultant

•	Mitigating undue risk-taking in compensation programs

•	Requiring minimum equity ownership

•	Utilize a recoupment policy

•	No repricing of stock options

•	No excise tax gross-ups

•	No dividend equivalents

•	No significant perquisites

•	No hedging or purchase on margin

For a further discussion of the Company’s compensation principles, see “Executive Compensation - Compensation Discussion and Analysis - Compensation Principles” below.

Compensation Components

Compensation for the Company’s executive officers for fiscal year 2016 consisted of a base salary and performance-based and at-risk incentive pay, including an Executive Officer Bonus Program ("EOBP"), a Long-Term Incentive Bonus Program ("LTIB"), and stock-based awards.  Certain metrics must be achieved for the executive officers to receive payouts on the performance-based and at-risk compensation.

Bonus Achievement

A comparison of the Named Executive Officers' compensation for Fiscal 2016, Fiscal 2015, and Fiscal 2014 demonstrates the Company's emphasis on its pay for performance compensation philosophy and how compensation varies year by year based on the Named Executive Officers' and Company’s performance:

For the Company's fiscal year 2016, no Named Executive Officer achieved higher than 13% payout of the Target Bonus under the EOBP. Certain metrics were not achieved, and thus the corresponding payouts amounted to less than 100% of the potential payout. None of the Named Executive Officers received a payout under the Super Bonus of the EOBP based on the Company not meeting its target performance. In addition, none of the eligible Named Executive Officers received a payout under the fiscal year 2014 LTIB, as the performance goal (measured at the end of fiscal year 2016) was not achieved.

For the Company's fiscal year 2015, other than Mr. Jooma and Mr. Kirkendall who both became executive officers during fiscal year 2015, no Named Executive Officer achieved higher than 21.5% payout of the Target Bonus under the EOBP. Certain metrics were not achieved, and thus the corresponding payouts amounted to less than 100% of the potential payout. None of the Named Executive Officers received a payout under the Super Bonus of the EOBP based on the Company not meeting its target performance. In addition, none of the eligible Named Executive Officers received a payout under the JackRabbit Bonus Plan (which was not a component of the Company’s fiscal year 2016 executive incentive and bonus compensation structure) for fiscal year 2015, as the minimum adjusted operating income goal was not achieved, or under the fiscal year 2013 LTIB, as the performance goal (measured at the end of fiscal year 2015) was not achieved.

For the Company's fiscal year 2014, no Named Executive Officer achieved higher than 90% payout of the Target Bonus of the EOBP. Certain metrics were not achieved, and thus the corresponding payouts amounted to less than 100% of the potential payout. All Named Executive Officers received a payout equal to 5% of the potential payout under the Super Bonus of the EOBP. In addition, all eligible Named Executive Officers received a 50% payout under the fiscal year 2012 LTIB (measured at the end of fiscal year 2014).

JackRabbit Division

As discussed in the Company's Annual Report on Form 10-K for the fiscal year ended February 27, 2016, the Company operates two retail divisions, one under the Finish Line brand name and another under JackRabbit. The JackRabbit division was previously referred to by the Company as Running Specialty Group, and all references to JackRabbit in this Proxy Statement refer to such division.

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being made available to the Company's shareholders on or about June 3, 2016 in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Finish Line, Inc. (“Finish Line” or the “Company”) for use at the 2016 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 14, 2016, at 9:00 a.m. EDT, and any adjournment or postponement thereof.

We have elected to use the “e-proxy” rules adopted by the Securities and Exchange Commission (“SEC”) to furnish our proxy materials to shareholders through a “notice only” model using the Internet.  This delivery process will allow us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery.  On or about June 3, 2016, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) containing instructions on how to access our Proxy Statement and 2016 Annual Report to Shareholders (the “Annual Report”), which includes our financial statements for the fiscal year ended February 27, 2016.  The E-Proxy Notice also provides instructions on how to vote on the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.  On or about June 3, 2016, we also first mailed printed copies of this Proxy Statement, our Annual Report, and Proxy Card to our other shareholders who requested such materials.

At the Annual Meeting, the Company’s shareholders will be asked to:

(1)	Elect three Class III Directors to serve on the Board until the 2019 Annual Meeting of Shareholders;

(2)	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 25, 2017;

(3)	Vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers;

(4)
Approve an amendment to The Finish Line, Inc. 2009 Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 4,000,000 shares from 6,500,000 to 10,500,000, including an increase in the maximum number of shares which may be used for awards other than stock options or stock appreciation rights from 2,500,000 to 4,000,000; and

(5)	Vote on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials

You may obtain copies of our public filings, including this Proxy Statement, the form of proxy relating to the Annual Meeting, and our 2016 Annual Report on Form 10-K, without charge, from our website at www.finishline.com (click on the Investor Relations link) or from the SEC’s website at www.sec.gov.  The Company’s stock is traded on the NASDAQ Global Select Market under the ticker symbol FINL.  If you received an E-Proxy Notice and would still like to receive a printed copy of the proxy materials, you may request a paper copy of any of these materials, without charge, on the Internet at www.proxyvote.com.  To receive materials prior to the Annual Meeting, please make your request no later than June 30, 2016.  If you do not request materials pursuant to the foregoing procedures, it is possible that you may not receive a printed copy of the materials prior to the Annual Meeting.  For meeting directions to Finish Line Customer Central, please call (317) 899-1022, extension 5.

Throughout this Proxy Statement, “Fiscal 2014,” “Fiscal 2015,” “Fiscal 2016,” “Fiscal 2017,” and "Fiscal 2018" represent the fiscal years ended March 1, 2014, February 28, 2015, February 27, 2016, February 25, 2017, and March 3, 2018, respectively.

Persons Making the Solicitation

The Company is making this solicitation and will bear the expenses of preparing and delivering proxy materials to the Company’s shareholders.  In addition to the furnishing of the E-Proxy Notice and this Proxy Statement, proxies may be solicited personally, by telephone, by e-mail, on the Internet, by fax, or by other electronic means of communication by officers or employees of the Company, none of whom will receive additional compensation for such services.  The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s Class A Common Shares (referred to herein as “common stock”).

Vote Required

Shareholders of record of the Company’s common stock at the close of business on May 13, 2016 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  On the Record Date, 42,404,127 shares of common stock were outstanding and entitled to vote.  Each outstanding share of common stock entitles the holder thereof to one vote on each matter submitted to the shareholders for a vote.  The holders of a majority of all the votes entitled to be cast at the Annual Meeting must be represented at the meeting, either in person or by proxy, to constitute a quorum.  There must be a quorum for the Annual Meeting to be held.

For the election of Directors, the three nominees receiving the highest number of affirmative votes of the shares of common stock present or represented and entitled to be voted at the Annual Meeting shall be elected. In this regard, the Company has a policy regarding the resignation of an incumbent Director who receives more votes "withheld" than votes "for" his or her election. See "Board of Directors, Committees, and Meetings - Director Resignation Policy" below.  Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Shareholders do not have the right to cumulate their votes in the election of Directors.

For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 25, 2017, to be ratified, and for the non-binding advisory resolution relating to the compensation of the Company’s Named Executive Officers to be approved, more votes must be cast by all holders of shares of common stock in favor of the proposal than are cast against it.

The approval of the amendment to the 2009 Incentive Plan requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting.

Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business.  The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the amendment to the 2009 Incentive Plan.  However, abstentions and broker non-votes will have no effect on the vote for any of the other proposals described above.

Voting Procedures

Ensure that your shares can be voted at the Annual Meeting by voting electronically on the Internet, submitting your Proxy Card, or contacting your broker, bank, or other nominee.

Voting Via the Internet.  You may vote via the Internet by going to www.proxyvote.com and following the instructions.  You will need to have the E-Proxy Notice, or if you received a printed copy of the proxy materials, your Proxy Card or voting instruction card, available when voting via the Internet.  If you want to vote via the Internet, you must do so before 11:59 p.m. EDT, on July 13, 2016.  If you vote via the Internet, you do not need to return a Proxy Card.

Voting By Mail.  If you are a beneficial owner, you may vote by mail by signing and dating your Proxy Card or voting instruction card provided by your broker, bank, or other nominee and mailing it in the postage-prepaid envelope provided.  If you are a shareholder of record and you received a printed copy of our proxy materials, you may vote via the Internet, or by signing and dating your Proxy Card or voting instruction card and mailing it in the postage-prepaid envelope provided.  If you are a shareholder of record and received the E-Proxy Notice, please follow the instructions on the E-Proxy Notice in order to obtain a Proxy Card.  If you provide specific voting instructions, your shares will be voted as you instruct.

Voting Shares Held in the Name of a Bank, Broker, or Other Nominee. Please follow the instructions on the voting instruction form furnished by such bank, broker, or other nominee in order to vote your shares.  Please note that if your shares are held in the name of a bank, broker, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder prior to the meeting and bring the proxy to the meeting.

Voting Shares Registered in Your Name. Submit your proxy as soon as possible via the Internet, or if you received a paper copy of the Proxy Card by mail, by signing, dating, and returning the Proxy Card, so that your shares can be voted at the Annual Meeting.  Instructions regarding Internet voting are set forth above and are included in the E-Proxy Notice and the Proxy Card.

Revocability of Proxy

A proxy may be revoked by a shareholder prior to voting at the Annual Meeting by written notice to the Corporate Secretary of the Company, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting.  Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.  The mere presence at the Annual Meeting of a shareholder who has appointed a proxy will not revoke the prior appointment.

If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted “FOR” the election of the three Class III Director nominees indicated herein to serve on the Board until the 2019 Annual Meeting of Shareholders, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, “FOR” the resolution to approve the compensation of the Company’s Named Executive Officers, and “FOR” the approval of the amendment to the 2009 Incentive Plan, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxies.

ELECTION OF CLASS III DIRECTORS

(Item 1 on your Proxy Card)

The Company’s Bylaws provide for dividing the Board into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year, and with each Director to hold office until his or her successor is duly elected and qualified, except in the event of his or her death, resignation, or removal.  The Company believes it is advantageous to, and in the best interests of, the Company and the Company’s shareholders to maintain a classified board of directors for a number of reasons.  First, a classified board of directors helps ensure the continuity and stability of the Board’s leadership and policies.  Second, the Company believes a classified board structure facilitates long-term planning and enhances the ability of the Board to implement business strategies.  Directors who serve a longer term are less subject to outside influences, thereby encouraging director independence in the analysis and implementation of long-term business strategies.  Finally, the Company believes a classified board of directors will assist the Board in protecting the interests of shareholders in the event of an unsolicited offer for the Company.  Having a classified board typically operates to extend the time required to effect a hostile, unsolicited change in control of the board of directors, which reduces the Company’s vulnerability to a coercive takeover attempt and makes it more likely that a potential acquiror would initiate discussions with the existing Board since it cannot replace all Directors in a single election cycle.  The Company is currently not aware of any such takeover attempt or that one is currently being contemplated.

The persons named in the accompanying Proxy Card as proxies for this meeting will vote in favor of the three nominees as Class III Directors of the Company unless otherwise indicated by the shareholder on the Proxy Card.  Those Class III Directors elected at the 2016 Annual Meeting will serve for a three-year term expiring at the 2019 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, except in the event of their respective death, resignation, or removal.  Management has no reason to believe that the nominees will be unable or unwilling to serve if elected.  If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board may recommend.

Director Terms

The term of the Class III Directors, consisting of Stephen Goldsmith, Catherine A. Langham, and Norman H. Gurwitz, will expire at the 2016 Annual Meeting of Shareholders. The term of the Class I Directors, consisting of Glenn S. Lyon, Dolores A. Kunda, and Torrence Boone, will expire at the 2017 Annual Meeting of Shareholders. The term of the Class II Directors, consisting of William P. Carmichael, Richard P. Crystal, and Samuel M. Sato, will expire at the 2018 Annual Meeting of Shareholders.

Nominees

The nominees for election as Class III Directors of the Company are Stephen Goldsmith, Catherine A. Langham, and Norman H. Gurwitz. Each of such persons currently serves as a Director of the Company. Mr. Goldsmith has served as a Director since 1999 and is a member of the Board’s Governance & Nominating Committee (Chair) and Strategy Committee. Ms. Langham has served as a Director since 2006 and is a member of the Board’s Audit Committee and Compensation Committee (Chair). Mr. Gurwitz has served as a Director since 2009 and is a member of the Board’s Audit Committee and Compensation Committee. The nominees for election as Class III Directors of the Company were selected by the Board upon the recommendation of the Governance & Nominating Committee of the Board.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” the Class III Director nominees set forth above.  Proxies solicited by the Board will be so voted, unless shareholders specify otherwise on their Proxy Cards (Item 1 on your Proxy Card).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 13, 2016, information relating to the beneficial ownership of the Company’s common stock by the following persons:

•	Each of the Company’s current Directors and nominees for election as a Director;

•
The Company’s Chief Executive Officer, Chief Financial Officer, and each of the Company’s three most highly compensated executive officers serving at the end of Fiscal 2016 (other than the Chief Executive Officer and Chief Financial Officer) (each, a Named Executive Officer (“NEO”), and together as a group, the “NEOs”);

•	All of the Company’s current executive officers and Directors as a group; and

•	Each other person known by the Company to beneficially own more than five percent of the Company’s outstanding common stock.

Information with respect to the Directors and NEOs is based on the Company’s records and data supplied by each of the Directors and NEOs.  Information with respect to beneficial owners of more than five percent of the outstanding common stock is based on filings those persons have made with the SEC.

Name and Position	Number of Shares(1)		Stock Options Exercisable within 60 days(2)	Total Shares Beneficially Owned	% of Shares(3)
Glenn S. Lyon Executive Chairman, Former Chief Executive Officer	379,721	(4)	337,838	717,559	1.7%
Samuel M. Sato Chief Executive Officer and Director	231,277	(5)	110,153	341,430	*
Edward W. Wilhelm Executive Vice President, Chief Financial Officer	80,660	(6)	107,440	188,100	*
Bill Kirkendall Executive Vice President, President of JackRabbit	42,322	(7)	17,258	59,580	*
Imran Jooma Executive Vice President, Chief Omnichannel Officer	51,260	(8)	14,902	66,162	*
Daniel S. Marous Former Executive Vice President, Chief Supply Chain Officer	716		—	716
Stephen Goldsmith Director, Nominee for Director	29,045	(9)	16,000	45,045	*
William P. Carmichael Director	47,242	(9)	—	47,242	*
Catherine A. Langham Director, Nominee for Director	28,042	(9)	16,000	44,042	*
Dolores A. Kunda Director	33,595	(9)	—	33,595	*
Norman H. Gurwitz Director, Nominee for Director	11,018	(9)	—	11,018	*
Richard P. Crystal Director	27,430	(9)	—	27,430	*
Torrence Boone Director	16,976	(9)	—	16,976	*
All current executive officers and Directors as a group (14 persons)**	1,034,897		653,718	1,688,615	4.0%

Other 5% Beneficial Owners	Number of Shares	Stock Options Exercisable within 60 days	Total Shares Beneficially Owned	% of Class(3)
BlackRock, Inc.(10)	4,316,477	—	4,316,477	10.2%
The Vanguard Group, Inc.(11)	3,366,959	—	3,366,959	7.9%
Royce & Associates, LLC(12)	3,325,000	—	3,325,000	7.8%
Dimensional Fund Advisors LP(13)	2,440,626	—	2,440,626	5.8%
Thompson, Siegel & Walmsley LLC(14)	2,244,155	—	2,244,155	5.3%

*
Represents less than 1% of the Company’s outstanding shares of common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See footnote 3 below.

**
Excludes Daniel S. Marous, the Company’s former Executive Vice President, Chief Supply Chain Officer, who resigned from the Company effective January 4, 2016. Mr. Marous is disclosed in the table above because he is an NEO of the Company for Fiscal 2016, as determined pursuant to Regulation S-K Item 402(a)(3)(iv), despite the fact he is not currently employed by the Company.

(1)
Each executive officer and Director has sole voting and investment power with respect to the shares listed, unless otherwise indicated. The address for the executive officers and Directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

(2)	The executive officers and Directors listed have the right to acquire the number of shares of common stock reflected in this column on or within 60 days of May 13, 2016.

(3)
For each individual or group disclosed in the table above, the figures in this column are based on 42,404,127 shares of common stock issued and outstanding as of May 13, 2016, plus the number of shares of common stock each such individual or group has the right to acquire on or within 60 days after May 13, 2016, computed in accordance with Rule 13d‑3(d)(1) under the Exchange Act.

(4)
Includes 50,366 shares of restricted stock held by Mr. Lyon pursuant to grants received on March 28, 2016 under the 2009 Incentive Plan. Mr. Lyon has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(5)
Includes 48,840 shares of restricted stock held by Mr. Sato pursuant to grants received on March 28, 2016 under the 2009 Incentive Plan. Mr. Sato has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(6)
Includes 12,943 shares of restricted stock held by Mr. Wilhelm pursuant to grants received on March 28, 2016 under the 2009 Incentive Plan. Mr. Wilhelm has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(7)
Includes 10,257 shares of restricted stock held by Mr. Kirkendall pursuant to grants received on March 28, 2016 under the 2009 Incentive Plan. Mr. Kirkendall has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(8)
Includes 13,407 shares of restricted stock held by Mr. Jooma pursuant to grants received on March 28, 2016 under the 2009 Incentive Plan. Mr. Jooma has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(9)
For each Director, includes 3,606 shares of restricted stock held by the Director pursuant to grants made to each Director on July 16, 2015 under the 2009 Incentive Plan. Under the terms of the grants, all the shares will vest in one tranche on July 16, 2016. Each Director has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(10)
This information is based solely on a Schedule 13G/A filed on behalf of BlackRock, Inc. (“BlackRock”) with the SEC as of December 31, 2015. The address of BlackRock is 55 E. 52nd Street, New York, New York 10055. BlackRock has sole voting power with respect to 4,196,029 of the reported shares and sole dispositive power with respect to all 4,316,477 of the reported shares.

(11)
This information is based solely on a Schedule 13G/A filed on behalf of The Vanguard Group, Inc. (“Vanguard”) with the SEC as of December 31, 2015. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has sole voting power with respect to 68,846 of the reported shares, sole dispositive power with respect to 3,296,413 of the reported shares, shared voting power with respect to 3,900 of the reported shares, and shared dispositive power with respect to 70,546 of the reported shares.

(12)
This information is based solely on a Schedule 13G/A filed on behalf of Royce & Associates, LLC (“Royce”) with the SEC as of December 31, 2015. The address of Royce is 745 Fifth Avenue, New York, New York 10151. Royce has sole voting and dispositive power with respect to all 3,325,000 of the reported shares.

(13)
This information is based solely on a Schedule 13G filed on behalf of Dimensional Fund Advisors LP (“Dimensional”) with the SEC as of December 31, 2015. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts, and separate accounts (such investment companies, trusts, and accounts are collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser, and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the issuer that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the issuer held by the Dimensional Funds. However, all reported shares are owned by the Dimensional Funds, and Dimensional disclaims beneficial ownership of such shares.  Dimensional has sole voting power with respect to 2,270,205 of the reported shares and sole dispositive power with respect to all 2,440,626 of the reported shares.

(14)
This information is based solely on a Schedule 13G filed on behalf of Thompson, Siegel & Walmsley LLC (“TSM”) with the SEC as of December 31, 2015. The address of TSM is 6806 Paragon Place, Suite 300, Richmond, Virginia 23230. TSM has sole voting power with respect to 1,275,539 of the reported shares, sole dispositive power with respect to all 2,244,155 of the reported shares, and shared voting power with respect to 968,616 of the reported shares.

MANAGEMENT

Executive Officers and Directors

Executive officers of the Company are appointed by and serve at the discretion of the Board.  Unless otherwise stated below, there are no family relationships among any Directors or executive officers of the Company.  The executive officers, Directors, and nominees for Director of the Company are as follows:

Name	Age	Position	Officer/Director Since
Samuel M. Sato	52	Chief Executive Officer and Class II Director	2007
Glenn S. Lyon	65	Executive Chairman and Class I Director	2001
Edward W. Wilhelm	57	Executive Vice President, Chief Financial Officer	2009
Melissa A. Greenwell	49	Executive Vice President, Chief Operating Officer	2013
Bill Kirkendall	62	Executive Vice President, President of JackRabbit	2014
Imran Jooma	44	Division President, Executive Vice President, Omnichannel Strategy	2015
Albert J. (AJ) Sutera	50	Executive Vice President, Chief Information and Technology Officer	2016
John J. Hall	51	Executive Vice President, Division President, Chief Merchandising Officer	2016
Dolores A. Kunda	60	Class I Director	2008
Torrence Boone	47	Class I Director	2011
William P. Carmichael	72	Class II Director	2003
Richard P. Crystal	71	Class II Director	2009
Stephen Goldsmith	69	Class III Director / Nominee for Director	1999
Catherine A. Langham	58	Class III Director / Nominee for Director	2006
Norman H. Gurwitz	69	Class III Director / Nominee for Director	2009

 Mr. Samuel M. Sato is currently the Chief Executive Officer of the Company, serving in such capacity since February 2016, and is also a Director of the Company, serving in such capacity since October 2014. Mr. Sato previously served as President of the Company from October 2014 to February 2016, President, Finish Line Brand, from October 2012 to October 2014, and President and Chief Merchandising Officer from October 2010 to September 2012, as well as the Company’s Executive Vice President, Chief Merchandising Officer from to March 2007 to October 2010. He is currently a member of the Strategy Committee of the Board. Mr. Sato began his career in 1985 at Nordstrom Inc., where he held various leadership roles within merchandising. Mr. Sato has been involved in the retail industry for over 30 years.

Mr. Glenn S. Lyon is currently the Executive Chairman of the Company, serving in such capacity since February 2016. This position involves Mr. Lyon continuing to serve as Chairman of the Company’s Board of Directors, a capacity he has served in since July 2010. Mr. Lyon is also currently a member of the Strategy Committee of the Board. Mr. Lyon was originally elected to the Board in January 2009. He served as Chief Executive Officer of the Company from December 2008 to February 2016, President from October 2003 to December 2008, and Executive Vice President from September 2001 to October 2003, as well as the Company’s Chief Merchandising Officer from 2001 until 2007. Prior to joining the Company, Mr. Lyon served as President/CEO of Paul Harris Stores, Inc., a women’s apparel retailer, from March 2000 to February 2001. From October 1995 to February 2000, he held positions as President and General Merchandising Manager of Modern Woman Stores, a Division of the American Retail Group. Mr. Lyon also spent eight years with TJX Company as Senior Vice President and Executive Vice President of Merchandising and Marketing. Mr. Lyon started his career in 1973 at Macy’s N.Y., where he spent 10 years in various merchandising positions. He has extensive experience in corporate governance, operational management, and strategic planning developed from over 40 years in the retail industry. His experience and leadership skills provide the Board with valuable in-depth knowledge of the retail industry, which were significant factors in assisting the Board to reach its decision to appoint Mr. Lyon as Chairman.

Mr. Edward W. Wilhelm is currently Executive Vice President, Chief Financial Officer, of the Company, serving in such capacity since joining the Company in March 2009.  Previously, Mr. Wilhelm served as Executive Vice President and Chief Financial Officer of Borders Group, Inc. from 2000 to 2009.  From 1997 to 2000, Mr. Wilhelm was Vice President of Planning,

Reporting, and Treasury for Borders Group, Inc. and served as Vice President of Finance from 1994 through 1997.  Mr. Wilhelm is a Certified Public Accountant and has over 20 years of experience in the finance and retail industries.

Ms. Melissa A. Greenwell is currently Executive Vice President, Chief Operating Officer of the Company, serving in such capacity since February 2016. Ms. Greenwell previously served as Executive Vice President, Chief Human Resources Officer, of the Company, from June 2013 to February 2016, and Vice President and Senior Vice President of Human Resources from December 2008 to May 2013. Prior to joining the Company, she served as Director, Human Resources, of Sallie Mae, Inc. from 2005 to 2008. Throughout her almost 20-year career in human resources, Ms. Greenwell also has held positions as Vice President, Human Resources, of Brightpoint North America, Vice President, Human Resources, at JP Morgan Chase (formerly Union Acceptance Corporation), Vice President, Human Resources, at Oak Street Mortgage, and Vice President, Human Resources, at Made2Manage Systems. Earlier in her career, Ms. Greenwell served as a leader of Business Process Reengineering with Alcoa Closure Systems International and led their customer service organization. Ms. Greenwell is a certified coach through the Indiana University Alumni Association Marshall Goldsmith Leadership Development and Executive Coaching Academy and holds a Professional Human Resources Certification (PHR).

Mr. Bill Kirkendall is currently Executive Vice President of the Company and President of JackRabbit, serving in such capacity since April 2014, and a non-Director member of the Strategy Committee of the Company's Board of Directors, serving in such capacity since March 2015.  Prior to joining the Company, Mr. Kirkendall served as Managing Partner / President of Glen Oaks Country Club, a private golf country club and residential community in West Des Moines, Iowa.  In addition, he was a Partner in D.A. Weibring/Golf Resources Group, a worldwide golf course design, management, and consulting firm, from 2006 until April 2014, and served as lead advisor for its Board of Advisors.   Mr. Kirkendall served as a Director of the Company from July 2001 to April 2014.  From October 1999 to November 2002, Mr. Kirkendall was President and Chief Executive Officer of Orlimar Golf Company, a manufacturer and distributor of golf equipment.  Mr. Kirkendall was President and CEO of Tretorn of N.A., Inc., a distributor and licensee of athletic footwear, from 1998 to 1999.  Mr. Kirkendall held the following positions with Etonic Inc. (Etonic, Tretorn, Puma USA), a distributor, manufacturer, and licensee of athletic footwear and apparel, from 1982 to 1998: Sales Representative from 1982 to 1985, National Sales Manager from 1985 to 1986, Vice President from 1986 to 1988, Senior Vice President from 1988 to 1989, Executive Vice President from 1989 to 1991, and President from 1991 to 1998.  From 1976 to 1982, Mr. Kirkendall was Vice President of Golden Brothers Inc., a long haul trucking company.  Mr. Kirkendall has a wealth of experience in the athletic / sporting goods retail and management industries.

Mr. Imran Jooma is currently Division President, Executive Vice President, Omnichannel Strategy of the Company, serving in such capacity since February 2016. Mr. Jooma previously served as Executive Vice President, Chief Omnichannel Officer, of the Company from February 2015 to February 2016. In his current role, Mr. Jooma oversees all of the Finish Line brand’s customer-facing touch points and provides vision, leadership, and strategy for developing and implementing the Company’s omnichannel initiatives. He is responsible for growing online, mobile, and brick-and-mortar segments of the business in addition to creating seamless online and offline experiences that deliver value and customer satisfaction. Mr. Jooma has served as a director of Dwyer Group, a holding company of several service-based franchise organizations, since March 2016. Prior to joining the Company, Mr. Jooma was Executive Vice President and President of online, marketing, pricing, and financial services at Sears Holding Company from June 2007 to February 2015 and previously held key leadership positions at Circuit City from January 2004 to June 2007 and at OfficeMax from May 1998 to January 2004.

Mr. Albert J. (AJ) Sutera is currently Executive Vice President, Chief Information and Technology Officer, of the Company, serving in such capacity since March 2016. Mr. Sutera oversees the Company’s information and technology functions and digital operational solutions supporting the customer experience, and also drives the enterprise technology roadmap to support the Company’s overall strategic business plan. Previously, Mr. Sutera held several senior leadership roles within Hudson’s Bay Company from 2007 to February 2016 in support of a seamless omnichannel customer experience. Earlier in his career, he served as Senior Director of Business Solutions and Technology at JetBlue Airways, Senior Director of Business Technology Solutions at Liberty Travel/GOGO Worldwide Vacations, CIO for GlobalWorks Group LLC, and in various management positions with Volvo North America and General Electric.

Mr. John J. Hall is currently Executive Vice President, Division President, Chief Merchandising Officer, of the Company, serving in such capacity since May 2016. Previously, Mr. Hall served almost 30 years at Nordstrom, most recently in the position of Vice President, Corporate Merchandiser of Rack Menswear From 2013 until April 2016. Mr. Hall also held the positions of Vice President, National Merchandise Manager from 2007 to 2013, Vice President, Footwear Brand Manager from 2002 to 2007, and Vice President, Corporate Merchandise Manager - Kid’s Shoes from 1999 to 2002. Earlier in his career, he was a Sales Associate and served in other merchandising and management positions with Nordstrom.

Ms. Dolores A. Kunda has served as a Director of the Company since October 2008. Ms. Kunda served as Executive Director of the Latino Corporate Directors Association from 2015 - 2016. Previously, Ms. Kunda worked for 30 years in the marketing and advertising industry, focusing on the general market, Mexico, the U.S. Hispanic market, and Puerto Rico. She is the founder and former President and CEO of Lápiz, one of the largest Hispanic advertising agencies in the United States, and former President of Leo Burnett Puerto Rico. Both entities are part of French communications holding company, Publicis Groupe. Ms. Kunda served as director for Lenox Group Inc. from October 2006 to April 2009, and was a member of the audit committee. Ms. Kunda brings valuable marketing experience to the Board and has particular expertise with respect to the U.S. Hispanic community, which is valuable in community outreach, branding, and diversity initiatives.

Mr. Torrence Boone has served as a Director of the Company since August 2011. Mr. Boone currently serves as Vice President, Global Agency Sales & Services, for Google. In this role, Mr. Boone is responsible for driving Google’s worldwide strategy and business with marketing and advertising agencies. He leads a team focused on large scale global strategic partnerships spanning technology, media, data, and creative and brand services that enable agencies to deliver business-building results for advertisers. Mr. Boone previously served as Managing Director of Agency Business Development for Google from 2010 to 2014. Prior to joining Google, Mr. Boone was global CEO of Enfatico, a full-service, integrated agency, from 2008 to 2010, and from 2001 to 2008 he was a senior executive of Digitas, including serving as President of the digital marketing agency’s flagship Boston region. He also previously served as Vice President and General Manager of digital marketing agency, Avenue A (now Razorfish), and was a Senior Manager at Bain & Company. Mr. Boone is currently a director of Pond5, a leading online marketplace for creative assets. As an internationally recognized speaker and recipient of numerous advertising awards, Mr. Boone brings a depth of knowledge and experience in digital marketing as well as strong business acumen to the Board.

Mr. William P. Carmichael has served as a Director of the Company since July 2003. Mr. Carmichael currently serves as a trustee of the Columbia Funds Series Trust, Columbia Funds Series Trust II, Columbia Funds Master Investment Trust, Columbia Funds Variable Insurance Trust I, and Columbia ETF Trust. He also currently serves as a director of two closed-end funds, Columbia Seligman Premium Technology Growth Fund and Tri-Continental Corp., and is a director and the audit committee chair of both H.H. Gregg, a specialty retailer of consumer electronics, home appliances, mattresses, and related services, and International Textile Group, Inc. From 1998 to 2001, Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998. Prior to The Succession Fund, Mr. Carmichael served for four years at the Price Waterhouse accounting firm and for 22 years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer of Beatrice Foods from 1987 to 1990, and Vice President of Esmark, Inc. from 1973 to 1984. During the past five years, Mr. Carmichael also served as a director of Simmons Company (from 2004 to 2010), McMoRan Exploration Co. (from 2010 to 2013), and Cobra Electronics Corporation (from 1994 to 2014). Mr. Carmichael has extensive experience in corporate finance, accounting, and financial management, and this experience enables Mr. Carmichael to provide valuable guidance to the Board with respect to analyzing its operating results, financial condition, and strategic plans.

Mr. Richard P. Crystal has served as a Director of the Company since October 2009.  Mr. Crystal retired as Chairman and Chief Executive Officer of New York & Company, a women’s clothing retailer, in 2011. He joined New York & Company in 1996 as President and Chief Executive Officer of what was then Lerner New York. In 2002, Lerner New York became a privately held organization and became known as New York & Company. During his tenure, Mr. Crystal continued to lead the organization as its President and Chief Executive Officer, and in 2004, New York & Company became a public company, with Mr. Crystal serving as Chairman and Chief Executive Officer.  As a director of New York & Company, Mr. Crystal served on the nomination and governance committee from 2004 through 2009.  Earlier in his career, Mr. Crystal was with R.H. Macy/Federated for 20 years, where he served in a variety of senior management positions, culminating in his appointment as Chairman and Chief Executive Officer, Product Development and Macy Specialty Stores, which included the Aéropostale and Charter Club chains. He began his career with Stern’s Department Store in 1966, based in New York City. Mr. Crystal is an experienced leader with over 30 years of experience in the retail industry, which enhances his ability to provide guidance to the Board on the assessment of business and retail industry trends and strategic planning.

Mr. Stephen Goldsmith has served as a Director of the Company since July 1999. Mr. Goldsmith is currently Senior Strategic Advisor to the global law firm, Baker & McKenzie, and Senior Advisor at SGoldsmith Consulting, where he provides strategic advisory services to technology companies and infrastructure finance. In addition, he is Professor of Government and Director of the Data-Smart and Innovations in American Government Programs at Harvard University’s Kennedy School. Previously, Mr. Goldsmith served as a Managing Director of Huron Consulting Group, a provider of business consulting services, a Senior Strategic Advisor and Independent Consultant to the international law firm of McKenna Long and Aldridge LLP, Senior Vice President for Strategy at ACS State and Local Solutions (now Xerox), Deputy Mayor of Operations for New York City, serving under Mayor Michael Bloomberg, and from 1992 to 1999 as Mayor of the City of Indianapolis. Mr. Goldsmith has particular expertise in the strategic use of technology and public affairs and has extensive experience in corporate governance, operational leadership, and advising on matters relating to structured finance. This background and experience enables Mr. Goldsmith to provide valuable guidance to the Board, especially with respect to data analytics, omnichannel platforms, strategic planning, and assessment of trends in public policy issues relevant to the Company’s business.

Ms. Catherine A. Langham has served as a Director of the Company since April 2006. Ms. Langham is the co-founder, President, and Chief Executive Officer of Langham Logistics, Inc., a global freight management company specializing in expedited transportation, warehousing, and distribution. Ms. Langham has also served as a director of Celadon Group, Inc., a domestic and international truckload carrier, since July 2007, and is currently chair of Celadon Group’s nominating and governance committee, as well as a member of the audit and compensation committees. Additionally, Ms. Langham currently serves as chairperson of the board of H.H. Gregg and has been a director since February 2010. Ms. Langham is an experienced leader with over 25 years of experience in logistics and supply chain, which enables her to provide valuable guidance to the Company with respect to freight transportation, marketing, and distribution matters, as well as overall insightful business judgment.

Mr. Norman H. Gurwitz has served as a Director of the Company since July 2009. From 1986 through 2009, Mr. Gurwitz served as an advisor to and Vice President, Corporate Counsel, and Director of Human Resources of Emmis Communications Corporation, an owner and operator of radio stations and magazines throughout the United States. Prior to joining Emmis, Mr. Gurwitz was with the Internal Revenue Service in Washington, D.C. for four years and was in private legal practice focusing on corporate matters in Indianapolis for 10 years. He also previously served on the Board of Visitors of the Indiana University Robert H. McKinney School of Law in Indianapolis. Mr. Gurwitz has particular expertise in strategic planning, operational management, and corporate finance matters, which enables him to provide valuable guidance to the Board with respect to analyzing the Company’s operating results, financial condition, and strategic plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and shareholders who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  Officers, directors, and greater than 10% shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

Based solely on the Company’s review of the copies of the forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for certain fiscal years, the Company believes that all of its officers, Directors, and greater than 10% shareholders have complied with all of the filing requirements applicable to them with respect to transactions during Fiscal 2016.

Code of Ethics

The Company’s Code of Ethics, which is applicable to all Company officers, Directors, and employees, is available on the Company’s website at www.finishline.com, under Investor Relations/Corporate Governance/Governance Documents.  The Company intends to disclose waivers under this Code of Ethics, or amendments thereto, on the Company’s website at www.finishline.com or, as required, in a report on Form 8-K.

Succession Planning

The Company’s executive management positions are a central component of the organization’s success.  Ensuring that the functions of the executive team are well understood by the Board is important for safeguarding the Company against unplanned and unexpected change.  This kind of risk management is equally helpful in facilitating a smooth leadership transition when it is predictable and planned.  The Company adopted an Emergency Succession Plan, which was formulated by the Governance & Nominating Committee of the Board and Company management, on January 18, 2012.  The Emergency Succession Plan reflects the Company’s commitment to sustaining a healthy, functioning organization.  The purpose of the Emergency Succession Plan is to ensure that leadership has adequate information and a strategy to effectively manage the Company in the event that a senior executive officer is unable to fulfill his or her duties.  In the event of the unexpected death, incapacity, or resignation of a senior executive officer, the Emergency Succession Plan provides for the executive’s successor in such circumstances.  Board Advisor, an independent consulting firm, initially assisted the Board in formulating a succession plan.  The Governance & Nominating Committee periodically reviews emergency and non-emergency management succession policies and procedures and provides updates to the full Board.  In this regard, the committee develops profiles of the appropriate responsibilities, attributes, and requirements for the Company’s senior executive officer positions which reflect the Company’s business functions, vision, and strategy.

BOARD OF DIRECTORS, COMMITTEES, AND MEETINGS

Independence of Directors

The Board has determined that the majority of its members are “independent directors” under the criteria for independence set forth in the listing standards of the NASDAQ Stock Market (“NASDAQ”).  The independent Directors of the Board include Stephen Goldsmith, William P. Carmichael, Catherine A. Langham, Dolores A. Kunda, Norman H. Gurwitz, Richard P. Crystal, and Torrence Boone.  In addition, all members of committees of the Board, other than the Strategy Committee, are independent directors, and all members of the Audit Committee and Compensation Committee satisfy the applicable independence requirements set forth in SEC rules and the NASDAQ listing standards.

Meetings and Committees of the Board of Directors

The Board held 8 meetings in Fiscal 2016, and all Directors attended at least 75% of the meetings of the Board and the committees of the Board of which they were members.  Members of the Board are expected to attend the Company’s Annual Meeting.  All of the then active Board members attended the 2015 Annual Meeting of Shareholders.

The Company has a standing Audit Committee, Compensation Committee, Governance & Nominating Committee, and Strategy Committee.  The Audit Committee is comprised of Mr. Carmichael (Chair), Ms. Langham, and Mr. Gurwitz.  The Compensation Committee is comprised of Ms. Langham (Chair), Ms. Kunda, Mr. Gurwitz, and Mr. Crystal.  The Governance & Nominating Committee is comprised of Mr. Goldsmith (Chair), Ms. Kunda, and Mr. Boone.  The Strategy Committee is comprised of Messrs. Crystal (Chair), Goldsmith, Boone, Lyon, and Sato, and Mr. Kirkendall, the Company’s Executive Vice President, President of JackRabbit, who is a non-Director member of the committee.

Audit Committee

The Audit Committee is appointed by the Board and is comprised solely of independent directors (as defined in SEC rules and the NASDAQ listing standards).  The Audit Committee appoints and engages the Company’s independent registered public accounting firm each year and approves the terms of the engagement and associated compensation.  It also approves services that may be proposed by the independent registered public accounting firm, as well as any services provided by other professional financial services providers.  The Audit Committee monitors and oversees the quality and integrity of the Company’s accounting processes, systems of internal controls, and related enterprise risk management (“ERM”).  Each member of the Audit Committee meets the NASDAQ financial knowledge requirements, and the Board has determined that Mr. Carmichael, the Chair of the Audit Committee, meets NASDAQ’s professional experience requirements and qualifies as an “audit committee financial expert” as defined by SEC rules.  The Audit Committee is charged with reviewing and monitoring all contemplated related party transactions.  At each quarterly meeting, the Audit Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee.  The duties of the Audit Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Audit Committee met 8 times during Fiscal 2016.

Compensation Committee

The Compensation Committee is appointed by the Board and is comprised solely of independent directors (as defined in the NASDAQ listing standards) and outside directors (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)).  The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation structure of the Company’s executive officers, including reviewing and approving the compensation structure of the Chief Executive Officer, and the Board members.  In consultation with the Chief Executive Officer and other Company management, the Compensation Committee also reviews and approves the compensation structure for the other executive officers of the Company.  When the Compensation Committee discusses and approves compensation for the Company’s Chief Executive Officer, the Charter of the committee requires the Chief Executive Officer to not be present and, if applicable, recuse himself from such discussions, and for no other executive officer of the Company to be present.  Decisions concerning the compensation structure of the Chief Executive Officer are approved by the Compensation Committee.  The Compensation Committee is responsible for administering the Company’s compensation plans, including the 2009 Incentive Plan, EOBP, and LTIB.  At each quarterly meeting, the Compensation Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee.  The duties of the Compensation Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Compensation Committee met 7 times during Fiscal 2016.

Governance & Nominating Committee

The Governance & Nominating Committee is appointed by the Board and is comprised solely of independent directors (as defined in the NASDAQ listing standards).  The Governance & Nominating Committee assists the Board in the oversight of corporate governance matters, including developing and recommending criteria and policies relating to the service and tenure of directors.  It also is responsible for identifying and reviewing potential candidates for the Board and making recommendations to the Board for the nomination and election of directors.  The Governance & Nominating Committee reviews succession planning recommendations for the Company’s senior executive officers, including the Chief Executive Officer.  The Governance & Nominating Committee is tasked with assessing the Board’s performance and the Chief Executive Officer’s performance on an annual basis.  In addition, the Governance & Nominating Committee regularly reviews the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legal and regulatory updates, and is responsible for reviewing and assessing the adequacy of the Company’s corporate governance principles annually.  It also encourages and approves on-going Director education and development.  At each quarterly meeting, the Governance & Nominating Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee. The duties of the Governance & Nominating Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Governance & Nominating Committee met 4 times during Fiscal 2016.

In determining whether to nominate a candidate for election to the Board, the Governance & Nominating Committee considers various criteria, such as the recommendations of fellow Directors, a candidate’s relevant business skills and experience, commitment to enhancing shareholder value, and diversity, bearing in mind the composition and requirements of the Board at that point in time.  While the Governance & Nominating Committee does not have a formal policy regarding board diversity, the committee assesses the effectiveness of its efforts to have a diverse Board by periodically reviewing the current Board members for geographic, occupational, gender, race, and age diversity.  Candidates are identified through a variety of sources, including current and past members of the Board, officers of the Company, individuals personally known by members of the Board, research, and search firms.  The Governance & Nominating Committee will consider shareholder recommendations of candidates when the recommendations are properly submitted.  To be considered, any such shareholder recommendation must be submitted as set forth under the section of this Proxy Statement below entitled “Proposals of Shareholders,” and must comply with the notice, information, and consent provisions set forth in the Company’s Bylaws.  Shareholder nominees will be evaluated under the criteria set forth above.  To recommend a prospective nominee for the Board’s consideration, a shareholder may submit a candidate’s name and qualifications to The Finish Line, Inc., Board of Directors, at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235), in care of the Corporate Secretary.

Strategy Committee

The Strategy Committee is appointed by the Board and is comprised of independent directors (as defined in the NASDAQ listing standards), the Chairman of the Board and Chief Executive Officer of the Company, and up to two other members of Company management involved directly in strategy development and implementation.  The Strategy Committee reviews strategic plans and initiatives of the Company and provides advice and insight to Company management relating to the development and implementation of strategic plans.  It also serves as a sounding board for Company management on strategic issues, identifies and evaluates potential business or competitive concerns that the Company may face, and reviews resources available to Company management and resource allocation in connection with the Company’s strategy and strategic initiatives.  At each quarterly meeting, the Strategy Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee.  The duties of the Strategy Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents.  The Strategy Committee met 4 times during Fiscal 2016.

Director Resignation Policy

Effective March 26, 2015, the Board adopted a Director Resignation Policy to address the situation in which a nominee for Director in an uncontested election to the Company’s Board receives more votes “withheld” than votes “for” his or her election. The policy provides that any incumbent nominee for Director in an uncontested election who receives a greater number of votes affirmatively “withheld” with respect to his or her election than votes “for” such election (a “majority withhold vote”) shall promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Governance & Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject the resignation or take other action. In making its recommendation, the committee will consider all relevant factors, including, but not limited to, (i) the underlying reasons shareholders withheld their votes (if ascertainable), (ii) the length of service and qualifications of the Director whose resignation has been tendered, (iii) the Director’s contributions to the Board and the Company, (iv) the overall composition of the Board and compliance with applicable laws, regulations, and stock exchange listing standards, and (v) whether accepting the resignation is in the best interests of shareholders and the Company. The Board will act on the committee’s recommendation no later than its first regularly scheduled meeting following certification of the shareholder vote, but in no case later than 120 days after the vote certification. Following the committee’s recommendation and the Board’s decision, the Company will promptly publicly disclose its decision whether to accept or reject each tendered resignation in a periodic or current report filed or furnished in accordance with SEC rules.

Any Director who tenders his or her resignation under the Director Resignation Policy will not participate in the committee recommendation or Board consideration of the resignation. However, such Director will otherwise remain as an active Board member unless and until the resignation becomes effective. If a majority of the Governance & Nominating Committee members receive a majority withhold vote at the same election, then the independent Directors who did not receive a majority withhold vote will appoint a committee amongst themselves to consider the tendered resignations. If the only Directors who did not receive a majority withhold vote in the same election constitute four or fewer Directors, then all the independent Directors may participate in the Board consideration of the tendered resignations, except that no Director will participate in the vote on his or her own resignation.

While this summary reflects the current terms of the Director Resignation Policy, the Board retains the power to amend and administer the policy as the Board, in its sole discretion, determines is appropriate. The Director Resignation Policy is posted on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents, and a copy will be provided free of charge to any shareholder submitting a written request to the Company’s Corporate Secretary, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

Leadership Structure of the Board of Directors

The Company’s Bylaws currently provide that the Chairman of the Board may simultaneously serve as the Chief Executive Officer of the Company and shall preside at all Board and shareholder meetings. The Board evaluates, from time to time as appropriate, whether the same individual should serve as Chairman of the Board and Chief Executive Officer or whether these positions should be held by different individuals, based on what the Board considers to be in the best interests of the Company and its shareholders. In this regard, and in connection with the Company’s previously announced management transition plan, the roles of Chairman and Chief Executive Officer are currently held by separate individuals. Effective February 28, 2016, Mr. Lyon began serving as Executive Chairman, which involves Mr. Lyon continuing to serve as Chairman of the Board, and Mr. Sato succeeded to the position of Chief Executive Officer while continuing to serve as a member of the Board. Mr. Lyon will serve as Executive Chairman through the end of calendar year 2016, at which time he will transition to the role of Non-Executive Chairman.

The Board believes that the Company’s present leadership structure is appropriate for the Company at the current time, as it provides an appropriate balance between the two roles of Chairman and Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Thus, the Board believes that the current structure balances the need for the Chief Executive Officer to run the Company on a day-to-day basis with the benefit provided to the Company by involvement of an experienced member of the Board who has significant historical experience with the Company and its business. In the past, the Board has determined to permit the same individual to serve as both Chief Executive Officer and Chairman of the Board, and it may do so again in the future. The Board believes this is an appropriate leadership structure for the reasons set forth above and in light of the fact that the Board has an independent Lead Director as discussed below. To ensure the preservation of good governance, the Board has and will continue to maintain the position of Lead Director so that there will be a strong, independent leader in place to facilitate the consideration of matters and actions taken by the non-employee, independent Directors. Mr. Lyon and Mr. Sato are each not considered an “independent director” under the NASDAQ listing standards.

Since July 2011, Mr. William Carmichael has served as Lead Director of the Board.  The Board’s independent Directors appoint a Lead Director each year to serve in such capacity for a one-year term. The Lead Director is tasked with helping develop agendas for each of the Board’s meetings and presiding as the chair of executive sessions which are generally held in conjunction with each of the Board’s regularly scheduled meetings.  The Lead Director is also tasked with identifying and developing, in conjunction with the Chairman of the Board and the Governance & Nominating Committee, the Board’s compositional needs and criteria for Director candidates, and coordinating responses to questions and/or concerns from shareholders or other interested parties that may be communicated to the Company’s non-employee Directors.  The Lead Director serves at the discretion of the independent Directors of the Board and may be removed from the position, with or without cause, by a majority vote of the Board’s independent Directors or by the appointment of a new Lead Director at any time.

The Company and the Board believe this leadership structure described above is appropriate because it is advantageous to and in the best interests of the Company and the Company’s shareholders.  In addition, this leadership structure promotes clear direction for the Board and Company management, while at the same time providing a mechanism for strong, independent governance in circumstances where it is advisable or necessary to have the non-employee, independent Directors consider matters and take action.

Board of Directors' Role in Risk Oversight

The Board has ultimate oversight responsibilities regarding the risks that could affect the Company. This oversight is conducted primarily through the Audit Committee, which has established procedures for reviewing the Company’s risks and throughout the year receives and reviews reports from Company management regarding enterprise risk issues affecting the Company, and also through the Compensation Committee, Governance & Nominating Committee, and Strategy Committee. The established procedures include periodic risk reviews by management with the Audit Committee and an annual risk report submitted to the Board. In response to those reports, the Audit Committee may direct management to consider additional issues or provide additional information to the committee. The Chair of the Audit Committee also reports regularly to the Board regarding the committee’s meetings, considerations, and actions, and the risk matters presented to and considered by the committee. The types of enterprise risks the Audit Committee considers and monitors include financial, regulatory, and compliance risks that could impact the Company’s business. For example, during Fiscal 2016, the Audit Committee considered and monitored issues relating to financial reporting, information technology (IT), system projects, supply chain implementation, service providers, store traffic and conversion rates, cost structure and margins, shrink, stock price and EPS growth, strategic planning, SOX controls, data breach and system failures, service interruptions, and regulatory compliance. In addition, the Compensation Committee considers and reports on risks in connection with the Company’s compensation programs, policies, and practices. See “Executive Compensation - Compensation Discussion and Analysis - Tax, Accounting, and Risk Assessment” below for a description of the Compensation Committee’s role in risk oversight, which is incorporated herein by reference. Furthermore, at the end of every Board and committee meeting, the Directors review the discussions from the meeting and assess the risk of each decision made.

While the Board has general risk oversight responsibility, the Company’s management is responsible for the day-to-day monitoring and assessment of risks that could affect the Company’s business.  Both the Company’s ERM Committee and Internal Audit Department handle monitoring and testing duties for Company-wide policies and procedures and are responsible for identifying and coordinating risk management with key Company executives.  The Internal Audit Department regularly provides reports to the Company’s Chief Financial Officer, as well as direct reports to the Audit Committee, on risk management matters.  The ERM Committee provides periodic reports to Company management and the Audit Committee.

The Company is continuously working to install new, and upgrade its existing, information technology (IT) and systems to ensure that the Company is protected, to the greatest extent feasible, against cyber risks and security breaches. The Company employs an information security team and provides to all employees regular awareness training around phishing and other cyber risks. However, there is no guarantee that the Company will not be affected by cyber risks or security breaches.  Both Company management and the Board, particularly the Audit Committee, have oversight responsibility for this area and regularly evaluate the systems, policies, and procedures the Company has in place, as well as risk levels, potential additions, modifications, and improvements, and future plans and initiatives.

The Company believes the risk oversight process described above is appropriate in light of the Company’s business, size, and management structure.  The Company’s risk oversight process permits management to run the Company and monitor and assess risk on a day-to-day basis, while at the same time providing for a robust oversight function at the Board level.  In addition, the process allows the Company’s risk management to evolve as the Company’s business evolves.

Corporate Political Spending

It is not, and has not been, the practice of the Company to make corporate political contributions.  Pursuant to the Company’s Code of Ethics, individual officers, Directors, and employees are free to exercise their right to make political contributions within legal limits.  However, the Company will not reimburse individuals for political contributions.  Generally, no individual contribution may be made by a Company officer, Director, or employee with the expectation of favorable government treatment in return.

Communications with the Board of Directors

Shareholders may communicate with the Board, its committees, the independent Directors as a group, or one or more members of the Board or its committees, by sending a letter to The Finish Line, Inc., Board of Directors (or the applicable member of the Board), at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235), in care of the Corporate Secretary.  If, after review of the communication, the Corporate Secretary deems appropriate, such correspondence will be forwarded to the Chairman of the Board or to the applicable Board or committee member.  The process by which the Corporate Secretary reviews and forwards correspondence deemed appropriate has been approved by a majority of the Board’s independent Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is an overview and analysis of the Company’s executive compensation structure for the Company’s six NEOs for Fiscal 2016: Mr. Glenn S. Lyon, Executive Chairman, former Chief Executive Officer (as of the end of Fiscal 2016); Mr. Samuel M. Sato, Chief Executive Officer (President as of the end of Fiscal 2016); Mr. Imran Jooma, Division President, Executive Vice President, Omnichannel Strategy (Executive Vice President, Chief Omnichannel Officer as of the end of Fiscal 2016); Mr. Edward W. Wilhelm, Executive Vice President, Chief Financial Officer; Mr. Bill Kirkendall, Executive Vice President, President of JackRabbit; and Mr. Daniel S. Marous, former Executive Vice President, Chief Supply Chain Officer.

Executive Compensation Objectives

The overall strategy of the Compensation Committee (the “Committee”) remains the establishment of a competitive and balanced, performance-based compensation structure. The Company’s executive officer compensation is derived from the performance driven philosophy of the Company and the Committee, and heavily incorporates pay for performance. Performance-based compensation is an important and significant portion of the Company’s compensation structure. In Fiscal 2016, the Company continued taking positive steps to emphasize a pay for performance culture and align executive compensation with the interests of shareholders of the Company.

For Fiscal 2016, the Committee again strived to achieve this compensation structure through:

•	Retention and motivation of key officers responsible for large business components that significantly affect overall Company performance.

•	Recognition of individual accountability and performance for meeting and/or exceeding established financial performance objectives.

•	Reinforcement of successful performance consistent with Company values and performance goals.

•	Facilitating teamwork within the Company’s management structure to achieve sustainable financial performance.

•	Discouragement of risky, short-term behavior and inappropriate risk-taking that would be reasonably likely to have a material adverse effect on the Company.

The Committee also maintains its commitment for executive compensation to be fair to the Company’s shareholders and to create long-term shareholder value.  Compensation benchmarking, which is discussed further below, plays an important role in setting the compensation for the Company’s NEOs.  The Committee has focused on competitively aligning NEO compensation with the Company’s peer group.

Compensation Principles

The Company’s compensation program is designed to support a competitive and balanced, performance-based compensation structure by incorporating the following principles.

What We Do:

•	Emphasize pay for performance

•	Provide competitive target pay opportunity

•	Provide fixed and variable compensation

•	Provide cash and equity incentives

•	Include caps on payouts under performance-based plans

•	Utilize an independent compensation consultant

•	Mitigate undue risk-taking in compensation programs

•	Require minimum equity ownership

•	Utilize a recoupment policy

What We Don’t Do:

•	Reprice stock options

•	Excise tax gross-ups

•	Dividend equivalents

•	Significant perquisites

•	Hedge or purchase on margin

Executive Compensation Overview for Fiscal 2016

Before setting the compensation structure, the Committee strives to accurately evaluate the cyclical retail market within which the Company operates.  To assist the Committee in this evaluation for Fiscal 2016, the Committee retained the outside management consulting services of Hay Group, Inc. (“Hay Group”).  The services for Fiscal 2016 provided by Hay Group focused on executive compensation, and the fees paid for those services were approved solely by the Committee.  During Fiscal 2016, Hay Group did not provide any additional services to the Company or the Company’s affiliates other than the executive compensation consulting services to the Committee described herein.

In accordance with SEC and NASDAQ rules, the Committee has considered the independence of Hay Group pursuant to, and based on the factors set forth in, such rules, including the following factors: (i) other services provided to the Company by Hay Group; (ii) fees paid as a percentage of Hay Group’s total revenue; (iii) policies or procedures maintained by Hay Group that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Committee; (v) any Company stock owned by individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and Hay Group or the individual consultants involved in the engagement.  The Committee has concluded that no conflict of interest exists that would prevent Hay Group from serving as an independent advisor to the Committee.  In making this determination, the Committee also reviewed Hay Group’s Global Code of Business Conduct and Ethics and its Conflict of Interest Policy, as well as certifications made by each of our executive officers and Directors that he or she did not have a business or personal relationship with Hay Group or any of the individuals at Hay Group working on the Company’s engagement.

When setting executive officer compensation for Fiscal 2016, the Committee considered recommendations and proposals from Hay Group and Company management.  The executive officers for whom compensation recommendations and proposals were discussed were not present during those discussions with the Committee.  When setting the Fiscal 2016 compensation for the Company’s Chief Executive Officer, the Chief Executive Officer was not present.  The Committee retains the discretion to accept, adjust, or reject any recommendations and proposals concerning executive officer compensation.

For Fiscal 2016, the Committee, after consultation with Hay Group, determined that the annual compensation structure for the Company’s executive officers should consist of a competitive base salary and appropriate performance-based and at-risk elements, including annual cash incentive compensation, long-term cash incentive compensation, and stock-based awards.  The Committee believes the at-risk elements align executive performance with annual and long-term value creation for the Company and its shareholders and take into account:

•	The value of Company equity;

•	Company-wide performance goals; and

•	Business area performance goals.

It remains the Committee’s practice to establish the overall compensation program for a given performance period within the first 90 days of the applicable performance period.  The Committee met in late Fiscal 2015 and early Fiscal 2016 for this purpose.  At these meetings, the Committee evaluated historical achievement, including performance for Fiscal 2015, and the Company’s projections and budget for Fiscal 2016, Fiscal 2017, and Fiscal 2018.  The Committee also reviewed peer group, market alignment, compensation trends, regulatory developments, and other relevant data from Hay Group.  Based on those evaluations, the Committee then considered and approved the compensation structure of each NEO for Fiscal 2016.

Compensation Benchmarking

As part of its analysis in setting executive officer compensation for Fiscal 2016, the Committee considered the compensation of executive officers in comparable positions at competitive and other peer companies.  In determining executive officers in comparable positions, the Company utilized the “job sizing” report provided by Hay Group (the “Hay Group Report”).  The Hay Group Report allows Hay Group to account for job duties, in addition to job titles, when comparing executive compensation at peer companies.

In setting the benchmark peer group of companies for Fiscal 2016, the Committee, in consultation with Hay Group, considered criteria that included market capitalization, revenue, recent EBIT (earnings before interest and tax) growth, industry (specialty/retail), competitive market data, and merchandise type.  The Fiscal 2016 peer group consisted of the following 14 companies:

•	Aéropostale, Inc.

•	ANN INC.

•	Ascena Retail Group, Inc.

•	The Buckle, Inc.

•	Chicos FAS, Inc.

•	The Children’s Place Retail Stores, Inc.

•	DSW Inc.

•	Foot Locker, Inc.

•	Genesco Inc.

•	lululemon athletica inc.

•	New York & Company, Inc.

•	Skechers U.S.A., Inc.

•	Ulta Salon, Cosmetics & Fragrance, Inc.

•	Urban Outfitters, Inc.

It remains the Committee’s goal to set overall executive officer compensation opportunities at or near the median/50th percentile of the peer group.  The Committee has been successful in recent years in aligning NEO compensation with the median/50th percentile of the peer group.  Even so, the compensation structure for each NEO may, and often will, vary from this benchmark peer group data because of varied performance factors and/or performance metrics the Committee incorporates into each individual NEO’s compensation structure.

Base Compensation

A fundamental component of overall NEO compensation is base salary.  In setting base salary for Fiscal 2016, the Committee “job sized” each NEO by, for example, considering the NEO's position within the Company, the responsibilities of the position, and the NEO’s level of accountability, and compared that to the analysis provided by Hay Group, including the Hay Group Report.  The base salary amounts for the Company’s NEOs are reflected in the Summary Compensation Table on page 39. Annual cash bonus amounts are based on a percentage of an NEO's annual base salary.

Performance-Based and At-Risk Incentive Compensation

The Company’s Fiscal 2016 executive incentive and bonus compensation structure consisted of three primary components:

•	Executive Officer Bonus Program (an annual cash bonus for the achievement of annual performance goals);

•	Long-Term Incentive Bonus Program (a long-term cash bonus for the achievement of long-term performance goals); and

•	Stock-based awards (a long-term equity compensation program utilizing restricted stock and stock options for the achievement of long-term employment and performance goals).

For Fiscal 2016, which commenced on March 1, 2015, the Committee utilized the 2009 Incentive Plan as the vehicle to grant annual, long-term, and stock-based awards to executive officers.

EXECUTIVE OFFICER BONUS PROGRAM

One performance-based and at-risk element of the Company’s annual compensation program is the Executive Officer Bonus Program, which is an annual cash-based bonus program.  For Fiscal 2016, the Committee designated eight of the Company’s executive officers with a title of “Executive Vice President” or higher, including each of the NEOs, to participate in the Fiscal 2016 Executive Officer Bonus Program ("EOBP16").  The participation of two of those executive officers, who were not employed by the Company for the entire Fiscal 2016, was prorated or forfeited based on his or her applicable employment or resignation terms.  The Committee concluded that these eight executive officers with their respective responsibilities were in the most appropriate positions to drive and influence overall Company financial performance for Fiscal 2016.  A specified target bonus amount for each executive officer, expressed as a percentage of such executive officer’s base salary, was established.  These target bonus percentages were specifically structured around each executive officer’s responsibility, level of accountability, expected influence on Company operations for Fiscal 2016, and the competitive challenges of such executive officer’s position within the Company and the retail industry at large.  The EOBP16 was established and administered under the Company’s shareholder approved 2009 Incentive Plan.  The EOBP16 consisted of two categories, each of which was made up of performance components.  The components of each category, as well as the bonus percentage amounts for each NEO, are described below.  The two categories, which were based on financial performance and other performance measurements and were comprised of objective, pre-established, and measurable components, consisted of:

•
Target Bonus.  The first EOBP16 category, Target Bonus, was comprised of six qualified Company financial performance goals based on the performance measures permitted by the 2009 Incentive Plan, all designed to motivate and reward Company and individual executive officer performance.

•
Super Bonus.  The second EOBP16 category, Super Bonus, was designed to reward superior financial performance and was comprised of a single qualified Company financial performance goal permitted by the 2009 Incentive Plan, which is exceeding the enterprise adjusted operating income target of the Company.

The following table presents the target bonus amounts for each of the NEOs, expressed as a percentage of such NEO's base salary, for each of the bonus categories under the EOBP16:

EOBP16 Bonus Category Allocation Per NEO

NEO	Target Bonus	Super Bonus
Glenn S. Lyon	Up to 120% of base salary	Up to 120% of base salary
Samuel M. Sato	Up to 100% of base salary	Up to 100% of base salary
Imran Jooma	Up to 75% of base salary	Up to 75% of base salary
Edward W. Wilhelm	Up to 75% of base salary	Up to 75% of base salary
Bill Kirkendall	Up to 75% of base salary	Up to 75% of base salary
Daniel S. Marous	Up to 75% of base salary	Up to 75% of base salary
__________________

The following table presents the base salaries of the NEOs for Fiscal 2016, the total bonus potential (expressed as a percentage of base salary) for each NEO, and the total dollar amount of the bonus potential that could be earned by each NEO under the EOBP16.

Total EOBP16 Bonus Potential Per NEO

NEO	Base Salary	Total Bonus Potential (%)	Total Bonus Potential ($)
Glenn S. Lyon	$990,000	Up to 240% of base salary	$2,376,000
Samuel M. Sato	$635,000	Up to 200% of base salary	$1,270,000
Imran Jooma	$549,000	Up to 150% of base salary	$823,500
Edward W. Wilhelm	$530,000	Up to 150% of base salary	$795,000
Bill Kirkendall	$420,000	Up to 150% of base salary	$630,000
Daniel S. Marous	$375,000	Up to 150% of base salary	$562,500	*
__________________
* Any bonus earned by Mr. Marous under the EOBP16 was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2016 and in accordance with the terms of his Resignation Agreement with the Company. See
“Resignation Agreement of Daniel S. Marous” below.

Target Bonus

Components

The Target Bonus of the EOBP16 consisted of the following six components:

•	Enterprise Adjusted Operating Income;

•	Comparable Sales (Finish Line Brand Store and Digital Only);

•	Shops Within Department Stores Net Sales;

•	JackRabbit Adjusted Operating Income;

•	Enterprise Adjusted Selling, General and Administrative (SG&A) Expense as a Percentage of Sales; and

•	Aged Inventory Performance (Finish Line Brand Only).

Each executive officer’s potential percentage of base salary that could be earned based on achieving Target Bonus components was weighted and allocated by the Committee among those six components based on numerous factors, including the influence the executive officer has on achieving the goal and the importance of the goal to achieving long-term success and driving shareholder value.  Each of the Target Bonus components was measured within a percentage range with levels of achievement.  Two of the components, as indicated above, were based on results of the Finish Line brand only.  For each of the six components, the percentage of base salary allocated to that component was multiplied by the percentage level of achievement for that component, and the resulting percentages were added together to determine the total percentage of base salary earned for all Target Bonus components.

Enterprise Adjusted Operating Income Component. The Fiscal 2016 Enterprise Adjusted Operating Income goal was based on an operating income performance measure over the prior year. The range for Fiscal 2016 was less than a 2.4% decrease for 0% achievement and an increase of 8.8% or above for 100% achievement.

Comparable Sales (Finish Line Brand Store and Digital Only) Component. The Fiscal 2016 Comparable Sales (Finish Line Brand Store and Digital Only) goal was based on an increase, or gain, in comparable store and digital sales over the prior year. The range for Fiscal 2016 was less than a 3.0% increase for 0% achievement and a 6.6% increase or above for 100% achievement.

Shops Within Department Stores Net Sales Component. The Fiscal 2016 Shops Within Department Stores Net Sales goal was based on a sales performance measure. The range for Fiscal 2016 was less than $227,000,000 for 0% achievement and $252,500,000 or above for 100% achievement.

JackRabbit Adjusted Operating Income Component. The Fiscal 2016 JackRabbit Adjusted Operating Income goal was based on an operating income performance measure. The range for Fiscal 2016 was less than a 71% decrease in loss for 0% achievement and an 88% decrease in loss or more for 100% achievement.

Enterprise Adjusted Selling, General and Administrative (SG&A) Expense as a Percentage of Sales Component. The Fiscal 2016 Enterprise Adjusted Selling, General and Administrative (SG&A) Expense as a Percentage of Sales goal was based on achieving expense reduction as a percentage of sales. The range for Fiscal 2016 was more than 36.5% to the sales goal for 0% achievement and 35.7% or lower to the sales goal for 100% achievement.

Aged Inventory Performance (Finish Line Brand Only) Component. The Fiscal 2016 Aged Inventory Performance (Finish Line Brand Only) goal was based on achieving minimal aged inventory (at cost) greater than 361 days. The range for Fiscal 2016 was greater than 0.97% for 0% achievement and 0.70% or lower for 100% achievement.

The following table presents the base salaries of the NEOs for Fiscal 2016, the total bonus potential (expressed as a percentage of base salary) for each NEO under the Target Bonus, and the total dollar amount of the bonus potential that could be earned by each NEO under the Target Bonus.

Total Target Bonus Potential Per NEO

NEO	Base Salary	Total Bonus Potential (%)	Total Bonus Potential ($)
Glenn S. Lyon	$990,000	Up to 120% of base salary	$1,188,000
Samuel M. Sato	$635,000	Up to 100% of base salary	$635,000
Imran Jooma	$549,000	Up to 75% of base salary	$411,750
Edward W. Wilhelm	$530,000	Up to 75% of base salary	$397,500
Bill Kirkendall	$420,000	Up to 75% of base salary	$315,000
Daniel S. Marous	$375,000	Up to 75% of base salary	$ 281,250*
* Any bonus earned by Mr. Marous under the EOBP16 was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2016 and in accordance with the terms of his Resignation Agreement with the Company. See “Resignation Agreement of Daniel S. Marous” below.

Allocation of Target Bonus Components

The weighting of the components that comprised the Target Bonus varied for each NEO based on a number of factors, including the influence the individual NEO had on the component and the focus the Committee desired the NEO to have on the component.  For Fiscal 2016, the percentage allocation of the components that comprised the Target Bonus for each NEO, which equates to the percentage payout under the category if the component was achieved above the target metric, was as follows:

Glenn S. Lyon, Executive Chairman, Former Chief Executive Officer (as of the end of Fiscal 2016)
●	Enterprise Adjusted Operating Income	70%
●	Comparable Sales (Finish Line Brand Store and Digital Only)	5%
●	Shops Within Department Stores Net Sales	5%
●	JackRabbit Adjusted Operating Income	10%
●	Enterprise Adjusted SG&A Expense as a Percentage of Sales	5%
●	Aged Inventory Performance (Finish Line Brand Only)	5%
	Total of Components = 100%

Samuel M. Sato, Chief Executive Officer (President as of the end of Fiscal 2016)
●	Enterprise Adjusted Operating Income	70%
●	Comparable Sales (Finish Line Brand Store and Digital Only)	5%
●	Shops Within Department Stores Net Sales	5%
●	JackRabbit Adjusted Operating Income	10%
●	Enterprise Adjusted SG&A Expense as a Percentage of Sales	5%
●	Aged Inventory Performance (Finish Line Brand Only)	5%
	Total of Components = 100%

Imran Jooma, Division President, Executive Vice President, Omnichannel Strategy (Executive Vice President, Chief Omnichannel Officer as of the end of Fiscal 2016)
●	Enterprise Adjusted Operating Income	60%
●	Comparable Sales (Finish Line Brand Store and Digital Only)	20%
●	Shops Within Department Stores Net Sales	10%
●	JackRabbit Adjusted Operating Income	—%
●	Enterprise Adjusted SG&A Expense as a Percentage of Sales	5%
●	Aged Inventory Performance (Finish Line Brand Only)	5%
	Total of Components = 100%

Edward W. Wilhelm, Executive Vice President, Chief Financial Officer
●	Enterprise Adjusted Operating Income	70%
●	Comparable Sales (Finish Line Brand Store and Digital Only)	5%
●	Shops Within Department Stores Net Sales	5%
●	JackRabbit Adjusted Operating Income	10%
●	Enterprise Adjusted SG&A Expense as a Percentage of Sales	5%
●	Aged Inventory Performance (Finish Line Brand Only)	5%
	Total of Components = 100%

Bill Kirkendall, Executive Vice President, President of JackRabbit
●	Enterprise Adjusted Operating Income	25%
●	Comparable Sales (Finish Line Brand Store and Digital Only)	—%
●	Shops Within Department Stores Net Sales	—%
●	JackRabbit Adjusted Operating Income	75%
●	Enterprise Adjusted SG&A Expense as a Percentage of Sales	—%
●	Aged Inventory Performance (Finish Line Brand Only)	—%
	Total of Components = 100%

Daniel S. Marous, Former Executive Vice President, Chief Supply Chain Officer
●	Enterprise Adjusted Operating Income	70%
●	Comparable Sales (Finish Line Brand Store and Digital Only)	5%
●	Shops Within Department Stores Net Sales	5%
●	JackRabbit Adjusted Operating Income	10%
●	Enterprise Adjusted SG&A Expense as a Percentage of Sales	5%
●	Aged Inventory Performance (Finish Line Brand Only)	5%
	Total of Components = 100%

Achievement of Target Bonus Components

The following table indicates the percentage of each Target Bonus component achieved by each NEO for Fiscal 2016.

NEO	Enterprise Adjusted Operating Income	Comparable Sales	Shops Within Dept. Stores Net Sales	JackRabbit Adjusted Operating Income	Enterprise Adjusted SG&A	Aged Inventory Performance	Total Earned (out of 100%)
Glenn S. Lyon	—%	—%	4%	—%	—%	5%	9%
Samuel M. Sato	—%	—%	4%	—%	—%	5%	9%
Imran Jooma	—%	—%	8%	—%	—%	5%	13%
Edward W. Wilhelm	—%	—%	4%	—%	—%	5%	9%
Bill Kirkendall	—%	—%	—%	—%	—%	—%	—%
Daniel S. Marous	—%	—%	8%	—%	—%	5%	13%

*
Any bonus earned by Mr. Marous under the EOBP16 was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2016 and in accordance with the terms of his Resignation Agreement with the Company. See “Resignation Agreement of Daniel S. Marous” below.

The following table indicates the bonus earned by each NEO under the Target Bonus.

NEO	Base Salary	Total Bonus Potential (% of Base Salary)	Target Bonus Payout (%)	Total Bonus Earned / Payout ($)
Glenn S. Lyon	$990,000	Up to 120%	9%	$106,920
Samuel M. Sato	$635,000	Up to 100%	9%	$57,150
Imran Jooma	$549,000	Up to 75%	13%	$53,528
Edward W. Wilhelm	$530,000	Up to 75%	9%	$35,775
Bill Kirkendall	$420,000	Up to 75%	—%	—
Daniel S. Marous	$375,000	Up to 75%	13%	$30,953	*

*
Any bonus earned by Mr. Marous under the EOBP16 was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2016 and in accordance with the terms of his Resignation Agreement with the Company. See “Resignation Agreement of Daniel S. Marous” below.

Super Bonus

Components

For Fiscal 2016, the Committee again utilized a Super Bonus as a component of executive officer compensation under the EOBP16.  The primary objective of this category was to motivate the Company’s executive officers to exceed expectations and provide a sufficient reward if exceptional financial performance was attained.  The Super Bonus was based on one qualified financial performance component: exceeding target performance with respect to the Company’s enterprise adjusted operating income goal.  The achievement range for the Super Bonus was structured as a percentage range from 0% to 100%, whereby each 5% increment within such range was assigned a specific excess operating income dollar level.  The actual dollar amount of the Super Bonus payout for each NEO was determined by multiplying (1) the NEO’s Fiscal 2016 base salary, by (2) the Super Bonus percentage allocation, and then by (3) the achievement level.

The following table presents the base salaries of the NEOs for Fiscal 2016, the total bonus potential (expressed as a percentage of base salary) for each NEO under the Super Bonus, and the total dollar amount of the maximum bonus potential that could be earned by each NEO under the Super Bonus.

Total Super Bonus Potential Per NEO

NEO	Base Salary	Total Bonus Potential (%)	Total Bonus Potential ($)
Glenn S. Lyon	$990,000	Up to 120% of base salary	$1,188,000
Samuel M. Sato	$635,000	Up to 100% of base salary	$635,000
Imran Jooma	$549,000	Up to 75% of base salary	$411,750
Edward W. Wilhelm	$530,000	Up to 75% of base salary	$397,500
Bill Kirkendall	$420,000	Up to 75% of base salary	$315,000
Daniel S. Marous	$375,000	Up to 75% of base salary	$281,250*

*
Any bonus earned by Mr. Marous under the Super Bonus was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2016 and in accordance with the terms of his Resignation Agreement with the Company. See “Resignation Agreement of Daniel S. Marous” below.

Achievement of Super Bonus

For Fiscal 2016, the Company’s enterprise adjusted operating income was below the 0% Super Bonus payout level, resulting in no Super Bonus payout to the NEOs, as presented in the following table.

NEO	Base Salary	Total Bonus Potential (% of Base Salary)	Super Bonus Payout (%)	Super Bonus Earned / Payout ($)
Glenn S. Lyon	$990,000	Up to 120%	—%	$—
Samuel M. Sato	$635,000	Up to 100%	—%	$—
Imran Jooma	$549,000	Up to 75%	—%	$—
Edward W. Wilhelm	$530,000	Up to 75%	—%	$—
Bill Kirkendall	$420,000	Up to 75%	—%	$—
Daniel S. Marous	$375,000	Up to 75%	—%	$—

Achievement under EOBP16

The following table indicates the bonus potential that could be achieved by each NEO for each EOBP16 category, the actual bonus achieved for each category, the bonus potential that could be achieved for the overall EOBP16, and the actual total bonus achieved by each NEO for the overall EOBP16.

NEO	Target Bonus Potential	Target Bonus Achieved	Super Bonus Potential	Super Bonus Achieved	Total Bonus Potential	Total Bonus Achieved / Payout
Glenn S. Lyon	$1,188,000	$106,920	$1,188,000	$—	$2,376,000	$106,920
Samuel M. Sato	$635,000	$57,150	$635,000	$—	$1,270,000	$57,150
Imran Jooma	$411,750	$53,528	$411,750	$—	$823,500	$53,528
Edward W. Wilhelm	$397,500	$35,775	$397,500	$—	$795,000	$35,775
Bill Kirkendall	$315,000	$—	$315,000	$—	$630,000	$—
Daniel S. Marous*	$281,250	$30,953	$281,250	$—	$562,500	$30,953

*
Any bonus earned by Mr. Marous under the EOBP16 was prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2016 and in accordance with the terms of his Resignation Agreement with the Company. See “Resignation Agreement of Daniel S. Marous” below.

Certification and Payout of EOBP16

All EOBP16 compensation was paid after the end of Fiscal 2016 once the Committee evaluated the Company’s performance relative to the performance goals established at the beginning of Fiscal 2016 and certified all bonus program payouts. At the request of the Committee, the Company’s Internal Audit Department reviewed and verified the EOBP16, bonus calculations, and payouts, and concluded that all bonus calculations and payouts were accurate and consistent with the EOBP16. As part of their duties under their respective committee Charters, the Audit Committee then reviewed and confirmed the achievement of the NEO’s EOBP16 incentive compensation performance metrics and bonus calculations and advised the Committee of the same, and subsequently the Committee reviewed (including Company performance goals and objectives and other appropriate and relevant factors) and approved the NEO’s compensation for Fiscal 2016. All EOBP16 award amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 39. To remain eligible for the bonus awards under the EOBP16, generally, and subject to the terms of the employment agreements of the NEOs described herein and Mr. Marous’ Resignation Agreement, the executive officer must remain employed during the entire term of the award in an eligible position with the Company.

Comparison to EOBP15 Achievement and Total Payouts

Achievement of the NEOs under the EOBP16 did not measure up to the achievement of the NEOs last year under the EOBP15. This was based on the level of Company performance in Fiscal 2016 compared to performance in Fiscal 2015 and the failure of multiple components of the EOBP16 to be achieved. This contrast demonstrates the Company's emphasis on pay for performance and the incorporation of that philosophy into the Company's compensation structure. The specific achievement and total payouts to the NEOs for Fiscal 2015 pursuant to the Company’s Fiscal 2015 Executive Officer Bonus Program (“EOBP15”), in comparison to the achievement and total payouts to the NEOs pursuant to the EOBP16 set forth directly above, are set forth in the following table:

EOBP15 Achievement and Total Payouts

NEO	Target Bonus Potential	Target Bonus Bonus Achieved	Super Bonus Potential	Super Bonus Achieved	Total Bonus Potential	Total Bonus Achieved / Payout
Glenn S. Lyon	$1,039,500	$223,493	$1,485,000	$—	$2,524,500	$223,493
Samuel M. Sato	$539,750	$97,155	$793,750	$—	$1,333,500	$97,155
Imran Jooma	$118,950*	$118,950*	$—	$—	$118,950*	$ 118,950*
Edward W. Wilhelm	$344,500	$74,068	$530,000	$—	$874,500	$74,068
Bill Kirkendall	$273,000	$136,500**	$420,000	$—	$693,000	$136,500
Daniel S. Marous***	$—	$—	$—	$—	$—	$—
*     In accordance with his terms of employment, Mr. Jooma was entitled to a set amount of $118,950 under the EOBP15.

**	In accordance with his terms of employment, Mr. Kirkendall was guaranteed a minimum 50% bonus payout under the Target Bonus.
***    Mr. Marous was not an NEO in Fiscal 2015.

Comparison to EOBP14 Achievement and Total Payouts

Achievement of the NEOs under the EOBP16 did not measure up to the achievement of the NEOs in Fiscal 2014 under the EOBP14. This was based on the level of Company performance in Fiscal 2016 compared to performance in Fiscal 2014 and the failure of multiple components of the EOBP16 to be achieved. This contrast is demonstrable and clearly displays the Company’s emphasis on pay for performance and the incorporation of that philosophy into the Company’s compensation structure. The specific achievement and total payouts to the NEOs for Fiscal 2016 pursuant to the Company’s Fiscal 2014 Executive Officer Bonus Program (“EOBP14”), in comparison to the achievement and total payouts to the NEOs pursuant to the EOBP16 set forth above, are set forth in the following table.

EOBP14 Achievement and Total Payouts

NEO	Target Bonus Potential	Target Bonus Achieved	Super Bonus Potential	Super Bonus Achieved	Total Bonus Potential	Total Bonus Achieved / Payout
Glenn S. Lyon	$997,500	$897,750	$1,425,000	$71,250	$2,422,500	$969,000
Samuel M. Sato	$517,650	$465,885	$761,250	$38,063	$1,278,900	$503,948
Imran Jooma*	$-	$-	$-	$-	$-	$-
Edward W. Wilhelm	$313,083	$266,121	$481,667	$24,083	$794,750	$290,204
Bill Kirkendall*	$-	$-	$-	$-	$-	$-
Daniel S. Marous*	$-	$-	$-	$-	$-	$-
* Messrs. Jooma, Kirkendall, and Marous were not NEOs in Fiscal 2014 and were not eligible to participate in the EOBP14.

LONG-TERM INCENTIVE BONUS PROGRAM

Components and Award

The Committee continued its Long-Term Incentive Bonus Program for Fiscal 2016, which is a three year plan with the first two years (Fiscal 2016 and Fiscal 2017) comprising the performance period based on enterprise adjusted operating income and the third year (Fiscal 2018) a vesting year (“LTIB16”).  The purpose of the LTIB16, a performance-based, at-risk element of the Company’s compensation program, is to focus executive management on long-term Company performance and strategic financial goals.

Under the LTIB16, each of the NEOs is eligible to earn the target bonus amount specified below if the Company achieves the target enterprise adjusted operating income of at least $314,000,000 cumulatively, over the performance cycle. The first two years of the performance cycle, Fiscal 2016 and Fiscal 2017, are performance years which rely on key Company performance goals and the third year, Fiscal 2018, is a vesting year. To the extent that the target is fully achieved, subject to the terms of each NEO's employment agreement, and the NEOs remaining with the Company through the end of Fiscal 2018, then the target bonus will be paid to each NEO at the end of Fiscal 2018.

To the extent that enterprise adjusted operating income for the performance cycle is less than the target stated above but is within 90% of such target, or $283,000,000 then each of the NEOs is eligible to earn 50% of the target bonus amount specified below. To the extent that enterprise adjusted operating income for the performance cycle exceeds the stated target by 110%, or $345,000,000 then each of the NEOs is eligible to earn 200% of the target bonus amount specified below. The bonuses earned by the NEOs will be interpolated accordingly if the adjusted operating income for the performance cycle is within 90% of the target stated above but does not exceed 110% of the target. To the extent that any bonus is earned under the LTIB16 and the NEOs remain with the Company through the end of Fiscal 2018, then such bonus shall be paid to each NEO at the end of Fiscal 2018.

For Mr. Lyon, the LTIB16 target bonus was set at $250,000, for Mr. Sato at $200,000, for Mr. Wilhelm at $150,000, and for Mr. Jooma and Mr. Kirkendall at $100,000. Pursuant to the terms of his Resignation Agreement with the Company, Mr. Marous is not eligible for a bonus under the LTIB16. Potential award amounts under the LTIB16 for each NEO are also reflected in the Fiscal Year 2016 Grants of Plan-Based Awards Table on page 41.

As disclosed in prior years’ proxy statements, the Committee established long-term incentive bonus plans for Fiscal 2014, Fiscal 2015, and Fiscal 2016 (“LTIB14”), based on a three-year performance cycle with a specified cash bonus amount payable to each plan participant upon the Company’s achievement of certain financial performance goals over the applicable three-year cycle, and Fiscal 2015, Fiscal 2016, and Fiscal 2017 (“LTIB15”), based on a two-year performance cycle and a third vesting year with a specified cash bonus amount payable to each plan participant upon the Company’s achievement of certain financial performance goals over the applicable two-year cycle (both based on achieving a cumulative adjusted operating income goal).

Potential awards under the LTIB14 and LTIB15 were described in the proxy statements filed with the SEC for the Company’s 2014 Annual Meeting of Shareholders and 2015 Annual Meeting of Shareholders, respectively.

Achievement of LTIB14 and LTIB15

With respect to the LTIB14, the goal was for the Company to achieve adjusted operating income of at least $468,700,000, cumulatively, over the three-year performance period of Fiscal 2014, Fiscal 2015, and Fiscal 2016. If 100% of this goal was achieved, a payout of 100% of the bonus was to be paid to the executive officers, and if less than 100% but at least 90% was achieved, 50% of the bonus was to be paid. For the LTIB14, no incentive bonuses were paid to the NEOs because the adjusted operating income for the three-year performance period of at least 90% of the goal was not achieved. Specifically, Mr. Lyon, Mr. Sato, and Mr. Wilhelm did not receive a bonus under the LTIB14. Although Messrs. Jooma, Kirkendall, and Marous were executive officers of the Company for a period less than the entire performance period, they did not receive a prorated bonus under the LTIB14 because at least 90% of the goal was not achieved.

For the LTIB15, no incentive bonus will be paid to the NEOs under that plan at the end of Fiscal 2017 because the adjusted operating income of at least 90% of the goal was not achieved over the two-year performance period of Fiscal 2015 and Fiscal 2016.

STOCK-BASED AWARDS

The final performance-based and at-risk element of the Company’s compensation program is stock-based awards. The Committee believes that an appropriately balanced, performance-based executive compensation structure must include a sufficient opportunity based on the value of Company equity. In this context, the Committee is of the opinion that Company equity provides an appropriately balanced performance-based and/or at-risk component, giving the executive officer a direct financial stake in the Company, and motivating executive officer efforts toward increasing overall Company value to the benefit of all shareholders of the Company. Before establishing the equity component of Fiscal 2016 executive officer compensation, the Committee considered data provided by Hay Group, including the Hay Group Report, and recommendations from Company management. The Committee also considered the executive officer’s prior performance, the importance of retaining the executive officer’s services, and the potential for the executive officer’s performance in helping the Company achieve long-term performance objectives. Annual equity awards are determined at the beginning of the fiscal year, although off-cycle equity awards may be granted at other times during the year in the event of a new hire, promotion, or other special circumstances.

Components

For Fiscal 2016, the Committee implemented certain recommendations provided by Hay Group and utilized a formula developed by the Committee in consultation with Hay Group by which it could continue to provide a balanced equity component for the Company’s executive officers.  Fiscal 2016 equity allocation for the executive officers was based primarily on the following two factors:

•
The total equity component of an eligible executive officer’s Fiscal 2016 annual compensation would be equal to a multiple of base salary, which varied by position based on a number of factors, including job sizing.

•
For each of the executive officers, the equity component for Fiscal 2016 was divided as follows: 30% constituted the dollar value of performance-based restricted stock, 20% constituted the dollar value of time-based restricted stock, and 50% constituted the dollar value of non-qualified stock option grants for Fiscal 2016.

For the Fiscal 2016 grants, the Committee awarded restricted stock and stock options pursuant to the terms of the 2009 Incentive Plan. The 2009 Incentive Plan currently authorizes a pool of 6,500,000 total Company shares that can be issued during the term of the 2009 Incentive Plan. As described elsewhere in this Proxy Statement, at the Annual Meeting the Company’s shareholders will vote on a proposal to approve an amendment to the 2009 Incentive Plan to increase the number of shares available for issuance under the plan by 4,000,000, from 6,500,000 to 10,500,000. See “Amendment to The Finish Line, Inc. 2009 Incentive Plan” beginning on page 60 below.

As of the beginning of Fiscal 2016, 2,528,398 outstanding shares had been issued in prior years and, based on forfeited shares and unissued shares, 2,759,556 shares remained available for issuance. Therefore, when the Committee calculated the number of shares it intended to grant to executive officers in the form of restricted stock and stock options at the beginning of Fiscal 2017, it concluded that the remaining number of shares available for grant under the 2009 Incentive Plan was sufficient to meet its compensation objectives for Fiscal 2017. However, for grants expected to be made in Fiscal 2018 (which are anticipated to be made in March or April of 2017) and beyond, the Committee concluded that additional authorized shares are necessary under the 2009 Incentive Plan for the Company to meet its compensation objectives in future years. As a result, the Company is seeking shareholder approval of the proposal to amend the 2009 Incentive Plan to increase the number of shares authorized for issuance thereunder. The Committee’s methodology for determining the amount and allocation of Company equity as part of Fiscal 2016 executive officer compensation is more fully discussed below.

Awards

The Committee proceeded to award the performance-based restricted stock, time-based restricted stock, and non-qualified stock options for Fiscal 2016 on the date it determined the equity allocation portion for each NEO, which was March 30, 2015.  It is the practice of the Committee to award and price the annual issuance of equity to the Company’s executive officers within the first three trading days of the trading window that immediately follows the Company’s annual earnings release.  All equity awards granted to the NEOs during Fiscal 2016 are reflected in the Summary Compensation Table on page 39 and the Fiscal Year 2016 Grants of Plan Based Awards Table on page 41.

Vesting Schedule

As with grants to the Company's executive officers in previous years, the restricted stock (performance-based and time-based) granted in Fiscal 2016 will vest pursuant to a three-year cliff-vesting schedule, whereby 100% of the restrictions on all such restricted stock grants will lapse and the shares granted will vest on March 30, 2018 (subject to meeting the continued employment requirement described below and performance goals described below with respect to performance-based restricted stock).  Generally, if an executive officer’s employment ends prior to vesting for any reason other than, with respect to time-based restricted stock, death or disability, all unvested shares of restricted stock are forfeited.  Dividends, if any, are paid on all shares of restricted stock at the same rate as those received by all other shareholders of the Company (however, with respect to performance-based restricted stock, dividends are paid in shares and received only to the extent the performance goals are met).  Executive officers have the right to vote shares of restricted stock (performance-based and time-based).

In addition to continued employment, performance-based restricted stock vesting requires the executive to meet certain pre-established performance goals in order to receive the underlying stock on the vesting date.  These performance goals are based on achieving a certain compounded annual growth rate with respect to adjusted diluted earnings per share over the performance period. With respect to the time-based restricted stock grants, the executive officer will receive the underlying stock on the applicable vesting date as long as the executive is employed by the Company at all times from the grant date until the vesting date; provided, however, that upon an executive's death or disability, the underlying stock will be received as if the executive met the employment criteria.

As in past years, the vesting schedule for stock options granted in Fiscal 2016 is a tiered vesting schedule that spans four years with 10% of the total grant vesting after year one, 20% after year two, 30% after year three, and the remaining 40% after year four.  The vesting dates for options granted remains the anniversary date of the initial grant.  Generally, if an executive officer’s employment ends prior to a vesting date for any reason other than death or disability, all unvested non-qualified stock options are forfeited.  Executive officers have no right to vote or to receive dividends on shares of stock underlying options until after the exercise of such options.

Company restricted stock and option awards granted as part of Fiscal 2016 annual compensation to NEOs, including vesting schedules, are reflected in the Fiscal Year 2016 Grants of Plan-Based Awards Table on page 41.

Stock Ownership Guidelines

The Board believes that the Company’s executive officers and directors should own and hold Company common stock to further align their interests with the interests of shareholders of the Company and to further promote the Company’s commitment to sound corporate governance.  Therefore, effective March 1, 2011, the Board adopted minimum stock ownership guidelines applicable to all executive officers holding the position of Executive Vice President and higher and all non-employee directors.  In the event a Director also serves as an executive officer, the Director is subject to the specific executive officer stock ownership guidelines instead of the guidelines which apply specifically to directors.

For purposes of meeting the guidelines, shares of Company common stock owned directly, shares owned indirectly by a spouse, minor child, domestic partner, or a trust, shares obtained through Company retirement plans and the Company's Employee Stock Purchase Plan, and time-based restricted stock are included as qualifying shares which count toward the satisfaction of the guidelines.  The Committee is responsible for monitoring and enforcing the guidelines and has the authority to modify the guidelines in its discretion.  The Committee, in its discretion, may waive the guidelines as applied to Directors if compliance would create severe hardship, require a Director to retain stock after vesting which the Director would otherwise sell to pay resulting income tax obligations, require a Director to purchase stock on the open market, or prevent a Director from complying with a court order or settlement agreement.  As applied to executive officers, the Committee may waive the guidelines if compliance would create severe hardship or prevent an executive officer from complying with a court order or settlement agreement.  Following are descriptions of specific provisions of the stock ownership guidelines that apply separately to executive officers and non-employee directors.

Executive Officer Guidelines

The guidelines require each executive officer to own Company common stock in an amount not less than a multiple of the executive officer’s base salary. The currently applicable multiples are: (i) for the Chief Executive Officer, three times (3x) base salary; (ii) for the President, two times (2x) base salary; and (iii) for each Executive Vice President level officer, one times (1x) base salary. Total stock ownership by each executive officer is calculated as of the first day of each of the Company’s fiscal years based on the base salary then applicable to the individual, and the average per share closing price of the Company’s common stock over the prior fiscal year. The Company’s goal is for each newly-appointed executive officer to achieve the minimum ownership level within five years of first becoming an executive officer. Each executive officer should, during that five year period, meet 1/4 of the stock ownership guidelines at the beginning of each of the second year, third year, fourth year, and fifth year, so that within five years the executive officer meets the full guideline. In the event an executive officer’s base salary increases, the individual will have five years from the time of the increase to meet the stock ownership guidelines with respect to the increase. As of March 1, 2016, all executive officers were in compliance with the minimum ownership level established by the guidelines.

Director Guidelines

The guidelines require each non-employee Director to own Company common stock in an amount not less than three times (3x) the Director’s annual cash retainer, which retainer is currently $60,000. Total stock ownership by each Director is calculated as of the first day of each of the Company’s fiscal years based on the annual cash retainer then applicable to the Director, and the average per share closing price of the Company’s common stock over the prior fiscal year. The Company’s goal is for each newly-elected Director to achieve the minimum ownership level within three years of first becoming a Director. Each Director should, during that three year period, meet 1/2 of the stock ownership guidelines at the beginning of each of the second year and third year, so that within three years the Director meets the full guidelines. In the event a Director’s cash retainer increases, the Director will have three years from the time of the increase to meet the stock ownership guidelines with respect to the increase. As of March 1, 2016, all Directors were in compliance with the minimum ownership level established by the guidelines.

Perquisites

It is the Company’s practice not to provide perquisites to its NEOs other than minimal perquisites to the Chief Executive Officer and the President.  In this regard, for Fiscal 2016, the Company paid Mr. Lyon’s annual country club membership dues and also provided Mr. Lyon with a vehicle allowance.  The amounts paid to Mr. Lyon for these perquisites are reflected in the column entitled “All Other Compensation” of the Summary Compensation Table on page 39.  In addition, Mr. Lyon and Mr. Sato are entitled to personal usage of the Company aircraft, up to a maximum of twenty hours and fifteen hours per year, respectively, for personal use.  The amounts attributable to those executive officers for that perquisite are reflected in the column entitled “All Other Compensation” of the Summary Compensation Table on page 39.

Employment Agreements

The Company remains a party to Employment Agreements with Mr. Sato, Mr. Jooma, and Mr. Kirkendall, and an Employment Agreement, as amended, with Mr. Wilhelm. The terms of these Employment Agreements remain generally consistent for each NEO, and obligate the Company to make certain payments to the executive officer in certain termination events (where payment formulas vary by executive officer position, except in the event of a change in control in which the formula is the same). The Company maintains the Employment Agreements as a means of remaining competitive, focusing each such executive officer on shareholder interests when considering strategic alternatives, restricting executive officers from competing in certain situations, and providing income protection in the event of involuntary loss of employment. Information regarding applicable payments to each NEO under such agreements and in certain termination events is provided in the section entitled “Potential Payments in the Event of a Termination or a Change in Control” beginning on page 48.

Retirement Agreement of Glenn S. Lyon. As previously disclosed on January 11, 2016, Glenn S. Lyon transitioned out of the position of Chief Executive Officer and assumed the position of Executive Chairman, effective February 28, 2016. In connection with this transition, Mr. Lyon entered into a Retirement Agreement with the Company (the “Retirement Agreement”). Under the Retirement Agreement, Mr. Lyon will serve as the Company’s Executive Chairman through the end of 2016, at which time he will retire and assume the role of Non-Executive Chairman of the Board. In conjunction with his Retirement Agreement, Mr. Lyon’s Amended and Restated Employment Agreement, dated December 31, 2008, as amended on February 25, 2010 and February 28, 2011 (“Employment Agreement”), was terminated effective February 28, 2016. Pursuant to the Retirement Agreement, Mr. Lyon’s base salary for Fiscal 2017 was set at $990,000, which was unchanged from his base salary for Fiscal 2016. The Company agreed to pay Mr. Lyon bonus amounts earned under the EOBP for Fiscal 2017 (with a target equal to 120% of base salary), the LTIB15, and the LTIB16, with such bonus amounts to be prorated based on time employed as Chief Executive Officer and as Executive Chairman. In addition, unvested restricted stock and option awards previously made to Mr. Lyon remain subject to the same vesting requirements as in effect pursuant to the applicable award agreements. The Retirement Agreement also provides that in Fiscal 2017, Mr. Lyon will be granted, if he is employed on the grant date and subject to the terms of an award agreement with the Company, an equity grant with a value (as determined by the Board) of 2.5 times Mr. Lyon’s base salary and prorated based on time employed and salary paid during Fiscal 2017, consisting of 50% time-based restricted stock and 50% non-qualified stock options, with such award vesting on December 31, 2016 if Mr. Lyon is employed by the Company on that date (subject to the termination provisions discussed below).

Under the Retirement Agreement, Mr. Lyon is entitled to receive severance benefits if his employment is terminated under certain circumstances. In this regard, if Mr. Lyon’s employment is terminated by the Company for “Cause” (as defined in the Employment Agreement), or if Mr. Lyon resigns without “Good Reason” (as defined in the Employment Agreement), he will be entitled to receive the following: (i) his base salary through the date of termination; (ii) any earned but unpaid portion of his prior year annual performance bonus; (iii) reimbursement for any unreimbursed business expenses incurred by Mr. Lyon in accordance with Company policy prior to his termination date; and (iv) such employee benefits, if any, as to which he may be entitled under the Company’s employee benefit plans according to their terms.

If Mr. Lyon’s employment is terminated by reason of his Disability (as defined in the Employment Agreement) or death, he or his estate (as the case may be) will be entitled to receive the following: (i) the same benefits Mr. Lyon would receive in connection with his termination for Cause or his resignation without Good Reason; and (ii) if Mr. Lyon was eligible to receive a cash bonus for the fiscal year during which his employment was terminated, an amount equal to a prorated portion (based on the number of days of such fiscal year during which he was employed) of the annual cash bonus and any other cash bonus he would have received for such fiscal year had he remained employed through the entire fiscal year (based on the Company’s actual performance for such fiscal year).

If Mr. Lyon’s employment is terminated by the Company without Cause or by Mr. Lyon for Good Reason, he will be entitled to receive the following: (i) the same benefits Mr. Lyon would receive in connection with his termination for Cause or his resignation without Good Reason; and (ii) if Mr. Lyon signs a release agreement and such agreement becomes non-revocable, both within 60 days after his termination date, then (A) the Company will continue to pay Mr. Lyon his base salary through December 31, 2016, (B) if Mr. Lyon was eligible to receive a cash bonus for the fiscal year during which his employment was terminated, an amount equal to a prorated portion (based on the number of days of such fiscal year during which he was employed) of the annual cash bonus and any other cash bonus he would have received for such fiscal year had he remained employed through the entire fiscal year (based on the Company’s actual performance for such fiscal year), (C) all his time-based restricted stock and stock options shall vest, and (D) an $86,000 medical payment.

Finally, if Mr. Lyon’s employment is not terminated prior to December 31, 2016, then, on that date, his employment will terminate and he will receive a lump sum medical payment of $86,000 and such employee benefits, if any, as to which he may be entitled under the Company’s employee benefit plans according to their terms.

In the Retirement Agreement, Mr. Lyon agreed to a general release of claims he may have against the Company. The Company filed a copy of the Retirement Agreement as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2016.

Resignation Agreement of Daniel S. Marous. The Company entered into a Resignation Agreement with Daniel S. Marous, the Company’s former Executive Vice President, Chief Supply Chain Officer. Under the Resignation Agreement, Mr. Marous resigned as Executive Vice President, Chief Supply Chain Officer of the Company effective January 4, 2016. In conjunction with Mr. Marous’ resignation, his Employment Agreement, dated September 24, 2013, was terminated effective January 4, 2016. Pursuant to the Resignation Agreement, the Company paid Mr. Marous a cash severance payment of $562,500, which is equivalent to 18 months of base salary, and a cash payment for unused paid time-off in the amount of $7,212. The Resignation Agreement also provided that all equity grants previously received by Mr. Marous were forfeited, as no restricted stock or option grants had vested. Additionally, the Company agreed to pay Mr. Marous a prorated portion of the bonus amounts he was entitled to receive under the EOBP16 as determined by the Compensation Committee pursuant to the terms of such plans, at the same time such bonuses were paid to the Company’s other executive officers. Mr. Marous is entitled to certain health insurance benefits for up to one year following January 4, 2016. In the Resignation Agreement, Mr. Marous agreed to a general release of claims he may have against the Company.

Qualified Deferred Compensation

The Company maintains The Finish Line, Inc. Profit Sharing and 401(k) Plan (“401(k) Plan”), which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code.  All employees of the Company age 21 and older, including each of the NEOs, are eligible to participate in the 401(k) Plan upon meeting certain qualifications.  Effective January 1, 2012, the Company amended the 401(k) Plan to qualify as a safe harbor plan.

The 401(k) Plan provides that participants may elect to contribute a portion of their compensation to the Plan up to a maximum annual amount of $18,000 per participant. Participants age 50 and over may elect to contribute an additional $6,000 of their compensation annually. The Company matches 100% of employee contributions to the 401(k) Plan on the first three percent of an employee’s wages and then 50% of employee contributions on the next two percent up to five percent of their wages (yielding a maximum four percent annual Company match). Employee contributions and Company matching contributions vest immediately. Matching contributions made by the Company on behalf of the NEOs are reflected in the Summary Compensation Table on page 39.

Participants are permitted to make withdrawals from the 401(k) Plan upon reaching the age of 59½.  Participants are allowed to choose from a variety of investment vehicles in which to invest their 401(k) Plan contributions and, in the absence of a choice by a participant, 401(k) Plan contributions are invested in target date retirement funds. A Roth IRA feature was implemented effective as of June 1, 2014 to allow the 401(k) Plan to permit Roth IRA rollovers and Roth IRA in-plan conversions.

Non-Qualified Deferred Compensation

The Company also maintains The Finish Line, Inc. Non-Qualified Deferred Compensation Plan (“NQDC Plan”). The purpose of the NQDC Plan is to offer executive officers and other key employees of the Company the opportunity to defer additional compensation. The Committee administers the NQDC Plan and determines which individuals are eligible to participate in it. Each NEO of the Company, except for Messrs. Kirkendall, Jooma, and Marous, has participated in the NQDC Plan.

Under the NQDC Plan, a participant is eligible to defer a percentage of his or her compensation (up to a maximum of 80%) on a pre-tax basis. Participants were entitled to matching Company contributions for deferrals made under the NQDC Plan prior to January 1, 2012. However, effective January 1, 2012, additional Company matching contributions on deferrals are no longer made, including during Fiscal 2016.

Governing Incentive Plan

On April 23, 2009, the Board approved The Finish Line, Inc. 2009 Incentive Plan, which became effective upon approval by the Company’s shareholders on July 23, 2009. On April 16, 2014, the Board approved the 2009 Incentive Plan (as amended and restated), which became effective upon approval by the Company’s shareholders on July 17, 2014. The Company’s previous incentive plan, the 2002 Stock Incentive Plan of The Finish Line, Inc., is no longer available for the grant of awards. The purposes of the 2009 Incentive Plan are to foster and promote the long-term financial success of the Company and to materially increase shareholder value by motivating performance through incentive compensation. The 2009 Incentive Plan is also intended to encourage participant ownership in the Company, attract and retain talent, and enable participants to participate in the long-term growth and financial success of the Company. The Committee administers the 2009 Incentive Plan, but any action that may be taken by the Committee may instead be taken by the full Board. Awards available under the 2009 Incentive Plan include incentive stock options, restricted stock, performance awards, non-qualified stock options, stock appreciation rights, deferred stock, and bonus awards.

Pursuant to the 2009 Incentive Plan, a total of 6,500,000 shares of common stock have been reserved for issuance for awards. Of the 6,500,000 shares reserved, the maximum number of shares which may be used for awards other than stock options or stock appreciation rights is 2,500,000 shares. The maximum number of shares available for issuance under the 2009 Incentive Plan, as well as the exercise or settlement prices of awards, will be adjusted to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization, or reorganization. The 2009 Incentive Plan will remain in effect until expiration or earlier termination by the Company or when all shares available for award under the 2009 Incentive Plan have been granted. No incentive stock options may be granted after July 23, 2019. Eligibility to participate in the 2009 Incentive Plan is limited to (i) current and prospective employees of the Company and certain affiliates, (ii) consultants or advisors to the Company and certain affiliates, and (iii) current or prospective non-employee members of the Board of the Company and certain affiliates. The 2009 Incentive Plan also contains a recoupment policy, which states that all awards and payments made under the 2009 Incentive Plan are subject to repayment to the Company under any clawback or recoupment policy established by the Board.

During Fiscal 2016, 220,784 shares of restricted stock and options to purchase 803,328 shares of common stock were granted under the 2009 Incentive Plan. As of February 27, 2016, 2,024,454 shares of common stock remained available for issuance pursuant to future awards under the 2009 Incentive Plan and as of May 13, 2016, 503,645 shares remained available for issuance. In Proposal 4 in this Proxy Statement (Item 4 on your Proxy Card), we are requesting that shareholders approve an amendment to increase the number of shares of common stock available for issuance under the plan.

Tax, Accounting, and Risk Assessment

To the extent readily determinable, the Committee takes into consideration the accounting and tax treatment of the various aspects of the Company’s executive compensation structure.  The Company’s executive compensation plans are designed so that if the Committee so chooses, certain elements of compensation could be deductible under Section 162(m) of the Code.  Since some types of compensation payments and their deductibility depend upon factors outside of the Committee’s or the Company’s control and because interpretations and changes in the tax laws and other factors beyond the Committee’s control may affect the deductibility of compensation, among other reasons, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Code.  The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and only to the extent consistent with its compensation objectives and strategy.

Beyond what the Sarbanes-Oxley Act of 2002, as amended (“SOX”), requires, or except as to the Company’s Chief Executive Officer and Chief Financial Officer under applicable SOX requirements or otherwise, the Company does not currently have a formal policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results.  Under those circumstances, the Committee would evaluate whether adjustments, including implementation of recoupment procedures, are appropriate based upon the facts and circumstances surrounding the restatement and existing laws. However, pursuant to the 2009 Incentive Plan, all awards and payments made or required to be made, or stock shares received or required to be issued, are subject to repayment to the Company under the terms of any recoupment or other similar policy implemented by the Board from time to time.

Section 409A of the Code governs the timing of deferrals and payment under the Company’s NQDC Plan.  The Committee believes that the Company has been operating the NQDC Plan in good faith compliance with Code Section 409A.

The Committee has reviewed with Company management the overall design and operation of compensation arrangements for the purpose of determining whether such programs might encourage inappropriate risk-taking that would be reasonably likely to have a material adverse effect on the Company.  Both the Committee and Company management thoroughly evaluated the Company’s compensation plans, programs, and policies and any related risks which would be reasonably likely to have a material adverse effect.  In setting and monitoring executive compensation for the fiscal year, the Committee, during most or all of its quarterly meetings, identified potential risks to the Company as part of its review.  The Committee then evaluated such risks and the possible effect on the Company and subsequently discussed such items on various occasions with the Committee’s outside executive compensation consultant, Hay Group, and with Company management.  As part of the Committee’s discussion with Company management, a review of the overall design and operation of executive compensation arrangements and analysis of any programs which might encourage inappropriate risk-taking by the Company were carried out.  In addition, Company management presented to the Committee its own internal assessment of both executive and non-executive compensation, which was developed over a series of management meetings, and potential related risks, and further discussed and evaluated with the Committee the risks identified.  After this evaluation process and a final analysis, the Committee concluded that the Company’s overall compensation plans and its related programs and policies, considered as a whole, did not create, and are not reasonably likely to have, any material adverse effect on the Company.

Throughout Fiscal 2016, both the Committee and Company management had controls and processes in place, outside of regularly scheduled meetings, in order to identify and track compensation related issues, including potential risks to the Company, on an ongoing basis.  The Committee and Company management were effectively and readily able to recognize, discuss, and evaluate potential risks at their regular meetings, thus leading the Committee and Company management to be especially cognizant of potential compensation related risks to the Company continuously throughout the year.

Transactions With Related Persons

In accordance with the Company’s Audit Committee Charter, the Audit Committee maintains responsibility for reviewing and approving any transactions with related persons.  Pursuant to the Company’s Related Persons Transaction Policies and Procedures, the Audit Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into such a transaction in advance.  Interested transactions are those transactions, arrangements, or relationships in which (i) the aggregate amount involved will or may be expected to exceed a pre-established dollar threshold in any calendar year, (ii) the Company is a participant, and (iii) an executive officer, Director, or nominee for election as a Director of the Company, greater than 5% beneficial owner of the Company’s stock, or an immediate family member of any of the foregoing (each, a “related person”) has or will have a direct or indirect material interest.  In determining whether to approve or disapprove an interested transaction, the Committee takes into account, among other factors, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.  The Company did not enter into any material financial transactions with any related person during Fiscal 2016.  If any such material interested transaction were contemplated, the terms of the transaction would be reviewed and approved by the Audit Committee prior to the Company entering into such transaction.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee have no interlocks or insider participation, and no member is or has been a former employee or officer of the Company.

Compensation Committee Report

The Compensation Committee of the Company’s Board has reviewed and discussed the foregoing Compensation Discussion and Analysis with Company management and the Board, and based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis above be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for Fiscal 2016.

This report is respectfully submitted by the members of the Compensation Committee set forth below:

Catherine A. Langham, Chair
Dolores A. Kunda
Norman H. Gurwitz
Richard P. Crystal

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)		All Other Compensation ($)		Total ($)
Glenn S. Lyon	2016	$990,000		$—	$1,237,520	$1,237,499	$106,920		$140,723	(6)	$3,712,662
Executive Chairman.	2015	$990,000		$—	$1,237,513	$1,237,498	$223,493		$128,914		$3,817,418
Former Chief Executive Officer	2014	$950,000		$—	$1,187,513	$1,187,505	$1,081,500		$111,999		$4,518,517
Samuel M. Sato	2016	$635,000		$—	$644,653	$555,625	$57,150		$48,481	(7)	$1,940,909
Chief Executive Officer	2015	$635,000		$—	$580,613	$555,627	$97,155		$66,892		$1,935,287
	2014	$609,000		$—	$1,080,985	$624,223	$578,948		$58,819		$2,951,975
Imran Jooma	2016	$549,000		$147,792	$274,510	$274,501	$53,528		$88,126	(8)	$1,387,457
Division President,	2015	$31,673		$295,584	$274,495	$548,999	$118,950		$611		$1,270,312
Executive Vice President, Omnichannel Strategy
Edward W. Wilhelm	2016	$530,000		$—	$265,003	$265,001	$35,775		$26,663	(9)	$1,122,442
Executive Vice President,	2015	$530,000		$—	$275,003	$260,003	$74,068		$25,367		$1,164,441
Chief Financial Officer	2014	$481,667		$—	$619,513	$380,498	$327,704		$22,220		$1,831,602
Bill Kirkendall	2016	$420,000		$—	$209,988	$209,997	$—		$17,986	(10)	$857,971
Executive Vice President	2015	$355,385		$—	$420,001	$420,009	$136,500		$69,746		$1,401,641
President of JackRabbit
Daniel S. Marous	2016	$320,192	(11)	$—	$187,504	$187,501	$30,953	(12)	$586,759	(13)	$1,312,909
Former, Executive Vice President, Chief Supply Chain Officer

(1)	Amounts reflected in this column relate to a hiring bonus paid to Mr. Jooma in two portions, in Fiscal 2015 and Fiscal 2016.

(2)
Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, and with respect to restricted stock awards subject to performance conditions, the included amount is based upon the probable outcome of the performance conditions at target as of the grant date. If the conditions for the highest level of performance are achieved, the values of the performance-based awards for Fiscal 2016, Fiscal 2015, and Fiscal 2014, as applicable, at the grant dates would be as follows: Mr. Lyon (2016 - $1,485,023; 2015 - $1,113,762; 2014 - $1,068,756); Mr. Sato (2016 - $666,772; 2015 - $500,075; 2014 - $356,271); Mr. Jooma (2016 - $329,402; 2015 - $0); Mr. Wilhelm (2016 - $318,013; 2015 - $234,011; 2014 - $200,237); Mr. Kirkendall (2016 - $251,976; 2015 - $188,992); and Mr. Marous (2016 - $24,995). Performance-based restricted stock awards granted in Fiscal 2014 did not meet the performance threshold, so no shares vested on April 1, 2016, resulting in a zero value for all executives. For the assumptions made in the valuation of these stock awards, see Notes 1 and 8 to our audited consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended February 27, 2016.

(3)
Stock granted to the NEOs as part of their Fiscal 2016 annual compensation was granted on March 30, 2015 pursuant to the shareholder approved 2009 Incentive Plan adopted by the Company’s shareholders on July 23, 2009, as amended and restated. The aggregate value of the stock granted has been calculated to be equal to the average of the high and low price of the Company’s common stock on the grant date of March 30, 2015, or $24.44 per share. For Fiscal 2016, 60% of the value of the awards in this column is attributed to performance-based restricted stock awards and 40% is attributed to time-based restricted stock awards. For specific information related to the types of restricted stock awards made in Fiscal 2016 (i.e., performance-based restricted stock and time-based restricted stock), see “Executive Compensation - Compensation Discussion and Analysis - Stock-Based Awards.”

(4)
Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with ASC Topic 718. For the assumptions made in the valuation of these option awards, see Notes 1 and 8 to our audited consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended February 27, 2016. Options are for the purchase of shares of common stock. Stock options were granted to all the NEOs as part of their Fiscal 2016 annual compensation on March 30, 2015.

(5)
Non-equity incentive plan compensation is listed for the fiscal year in which such compensation was earned. Payments of such compensation were made to the NEO in the succeeding fiscal year. For the specific amounts corresponding to each NEO’s non-equity incentive plan compensation for Fiscal 2016, see “Executive Compensation - Compensation Discussion and Analysis - Performance-Based and At-Risk Incentive Compensation,” “- Executive Officer Bonus Program,” and “- Long-Term Incentive Bonus Program” above.

(6)
This amount reflects the Company’s payment for Mr. Lyon’s executive long-term disability insurance premiums in the amount of $5,425, the Company’s contribution to Mr. Lyon’s 401(k) Plan account in the amount of $10,600, taxable cell phone reimbursement of $56, Mr. Lyon’s country club membership dues in the amount of $2,700, a vehicle allowance in the amount of $14,400 provided to Mr. Lyon in lieu of a Company vehicle, the Company’s payment for Mr. Lyon’s personal use of corporate aircraft in the amount of $25,199, and cash dividends paid on Mr. Lyon’s unvested time-based restricted stock in the amount of $82,343.

(7)
This amount reflects the Company’s payment for Mr. Sato’s executive long-term disability insurance premiums of $3,749, the Company’s contribution to Mr. Sato’s 401(k) Plan account in the amount of $10,600, taxable cell phone reimbursement of $56, the Company’s payment for Mr. Sato’s personal use of corporate aircraft in the amount of $13,220, and cash dividends paid on Mr. Sato’s unvested time-based restricted stock in the amount of $20,856.

(8)
This amount reflects the Company’s payment for Mr. Jooma’s executive long-term disability insurance premiums of $1,458, Company-provided relocation and moving expenses in the amount of $77,782, the Company’s contribution to Mr. Jooma’s 401(k) Plan account in the amount of $633, taxable cell phone reimbursement of $56, the value of COBRA health insurance benefits for Fiscal 2016 in the amount of $2,833, and cash dividends paid on Mr. Jooma’s unvested time-based restricted stock in the amount of $5,364.

(9)
This amount reflects the Company’s payment for Mr. Wilhelm’s executive long-term disability insurance premium of $4,565, the Company’s contribution to Mr. Wilhelm’s 401(k) Plan account in the amount of $10,600, taxable cell phone reimbursement of $56, and cash dividends paid on Mr. Wilhelm’s unvested time-based restricted stock in the amount of $11,442.

(10)
This amount reflects the Company’s payment for Mr. Kirkendall’s executive long-term disability insurance premiums of $6,211, the Company’s contribution to Mr. Kirkendall’s 401(k) Plan account in the amount of $7,295, and cash dividends paid on Mr. Kirkendall’s unvested time-based restricted stock in the amount of $4,480.

(11)
Effective January 4, 2016, Mr. Marous resigned from the Company. Amount shown represents the total amount of base salary paid to Mr. Marous during Fiscal 2016. See “Resignation Agreement of Daniel S. Marous” above.

(12)	In accordance with the terms of Mr. Marous’ Resignation Agreement, Mr. Marous’ Fiscal 2016 bonus payment was pro-rated based on his January 4, 2016 resignation date.

(13)
This amount reflects the Company’s payment for Mr. Marous’ executive long-term disability insurance premiums of $2,913, the Company’s contribution to Mr. Marous’ 401(k) Plan account in the amount of $8,466, taxable cell phone reimbursement of $49, cash dividends paid on Mr. Marous’ unvested time-based restricted stock in the amount of $4,992, and the following amounts paid to Mr. Marous under his Resignation Agreement in connection with his resignation from the Company: a lump sum cash payment of $562,500 which is equivalent to 18 months of base salary, a cash payment for unused paid time-off in the amount of $7,212, and the value of COBRA health insurance benefits for Fiscal 2016 in the amount of $627. See “Resignation Agreement of Daniel S. Marous” above.

FISCAL YEAR 2016 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number	All Other Option Awards: Number of	Exercise or Base Price	Grant Date Fair Value of Stock
Name	Grant Date	Date of Committee Action	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)(2)	Target (#)(2)		Maximum (#)(2)	of Shares of Stock or Units (#)(3)	Securities Underlying Options (#)(4)	of Option Awards ($/Sh)(5)	and Option Awards ($)(6)
Glenn S. Lyon	3/16/15								188	376	(7)	564				$9,204
	3/30/15	3/26/15												188,356	$24.44	$1,237,499
	3/30/15	3/26/15											20,254			$495,008
	3/30/15	3/26/15							7,595	30,381		60,762				$742,512
	4/15/15	4/15/15	$125,000	(1)	$250,000	(1)	$500,000	(1)
	4/15/15	4/15/15	-		$1,188,000	(9)	$2,376,000	(10)
	6/15/15								138	328	(7)	544				$8,584
	9/14/15								137	325	(7)	539				$8,648
	12/14/15								214	508	(7)	843				$8,661
Samuel M. Sato	3/16/15								69	138	(7)	207				$3,378
	3/30/15	3/26/15												84,570	$24.44	$555,625
	3/30/15	3/26/15											9,094			$222,257
	3/30/15	3/26/15							3,410	13,641		27,282				$333,386
	3/30/15	3/26/15								3,642	(8)					$89,010
	4/15/15	4/15/15	$100,000	(1)	$200,000	(1)	$400,000	(1)
	4/15/15	4/15/15	-		$635,000	(11)	$1,270,000	(12)
	6/15/15								58	146	(7)	249				$3,821
	9/14/15								57	143	(7)	244				$3,805
	12/14/15								89	224	(7)	382				$3,819
Imran Jooma	3/30/15	3/26/15												41,781	$24.44	$274,501
	3/30/15	3/26/15											4,493			$109,809
	3/30/15	3/26/15							1,685	6,739		13,478				$164,701
	4/15/15	4/15/15	$50,000	(1)	$100,000	(1)	$200,000	(1)
	4/15/15	4/15/15	-		$411,750	(13)	$823,500	(14)
	6/15/15								6	23	(7)	46				$602
	9/14/15								6	23	(7)	46				$312
	12/14/15								9	36	(7)	72				$614
Edward W. Wilhelm	3/16/15								37	73	(7)	110				$1,787
	3/30/15	3/26/15												40,335	$24.44	$265,001
	3/30/15	3/26/15											4,337			$105,996
	3/30/15	3/26/15							1,627	6,506		13,012				$159,007
	4/15/15	4/15/15	$75,000	(1)	$150,000	(1)	$300,000	(1)
	4/15/15	4/15/15	-		$397,500	(15)	$795,000	(16)
	6/15/15								28	66	(7)	110				$1,727
	9/14/15								28	66	(7)	110				$1,756
	12/14/15								43	103	(7)	172				$1,756
Bill Kirkendall	3/16/15								8	16	(7)	24				$392
	3/30/15	3/26/15												31,963	$24.44	$209,997
	3/30/15	3/26/15											3,437			$84,000

	3/30/15	3/26/15							1,289	5,155		10,310				$125,988
	4/15/15	4/15/15	$50,000	(1)	$100,000	(1)	$200,000	(1)
	4/15/15	4/15/15	-		$315,000	(17)	$630,000	(18)
	6/15/15								12	33	(7)	59				$864
	9/14/15								12	32	(7)	57				$852
	12/14/15								18	50	(7)	89				$853
Daniel S. Marous	3/16/15								8	15	(7)	23				$367
	3/30/15	3/26/15												28,539	$24.44	$187,501
	3/30/15	3/26/15											3,067			$75,006
	3/30/15	3/26/15							1,151	4,603		9,206				$112,497
	4/15/15	4/15/15	$50,000	(1)	$100,000	(1)	$200,000	(1)
	4/15/15	4/15/15	-		$243,375	(19)	$468,750	(20)
	6/15/15								11	30	(7)	53				$785
	9/14/15								11	30	(7)	53				$798
	12/14/15								17	46	(7)	81				$784

(1)
Reflects performance-based, long-term cash opportunity for each NEO under the Long-Term Incentive Bonus Program for Fiscal 2016, Fiscal 2017, and Fiscal 2018 (“LTIB16”). The performance feature is cumulative adjusted operating income with respect to the net income performance measure over two fiscal years, Fiscal 2016 and Fiscal 2017, with Fiscal 2018 serving as a vesting year. The amounts, as displayed in the table above, will be provided if cumulative adjusted operating income is achieved over the performance period. Threshold amount will be provided if the Company were to achieve at least 90% of the target goal under the LTIB16 over the performance period. Maximum amount will be provided if the Company were to achieve at least 110% of the target goal under the LTIB16 over the performance period. If the stated goal is achieved, the amount reflected in this column would not be payable until after the close of Fiscal 2018. Pursuant to the terms of his Resignation Agreement with the Company, Mr. Marous is not eligible for a bonus under the LTIB16. The amounts reflected here for Mr. Marous relate to the threshold, target, and maximum payments Mr. Marous would have received if he was eligible for a bonus and the performance metric was achieved.

(2)
Reflects performance-based restricted stock granted for each NEO. The performance feature is compound annual growth rate (“CAGR”) with respect to an earnings per share performance measure over three years (Fiscal 2016, Fiscal 2017, and Fiscal 2018 - the “Performance Period”). The number of shares, as displayed in the table above, will be provided if the CAGR performance with respect to earnings per share is achieved over the performance period. Threshold number of shares equivalent to 25% of the target shares will be provided if CAGR achievement of 50% of target with respect to net earnings per share is achieved over the performance period. Maximum number of shares equivalent to 200% of the target shares will be provided if CAGR achievement of 150% of target with respect to earnings per share is achieved over the performance period. For a description of the vesting provisions applicable to these awards, see “Executive Compensation - Compensation Discussion and Analysis - Stock-Based Awards” above, which is incorporated by reference herein.

(3)
The number of stock awards granted to the NEOs for Fiscal 2016 disclosed in this column was based on a formula whereby the total equity component of an eligible executive officer’s Fiscal 2016 annual compensation was calculated by using a multiple of such executive officer’s new fiscal year (Fiscal 2016) annual base salary, and this amount was then divided as follows: 30% constituted the dollar value of performance-based restricted stock, 20% constituted the dollar value of time-based restricted stock, and the remaining 50% constituted the dollar value of non-qualified stock option grants to such executive officer for Fiscal 2016.

(4)
The number of option awards granted to NEOs was based on a formula as described in Footnote 3 above. The value of an eligible executive officer’s option grant for Fiscal 2016 was set and granted on March 30, 2015 under the 2009 Incentive Plan.

(5)
Unless otherwise indicated, the amount reflected in this column shows the exercise price of options granted for Fiscal 2016, which has been calculated to equal the average of the high and low sales price of the Company’s common stock traded on the grant date of March 30, 2015. The closing market price of the Company’s common stock on March 30, 2015 was $24.74 and the average of the high and low sales price traded on that date was $24.44.

(6)
The amount reflected in this column shows the grant date fair value of restricted shares and of stock options computed in accordance with ASC Topic 718. For restricted share awards, the grant date fair value was calculated by multiplying the average of the high and low sales prices of the Company’s common stock as quoted on the NASDAQ Global Select Market on the grant date. This value, which represents the grant date fair value, assumes that 100% of the underlying shares vest. In the future, the actual value of the underlying shares could be materially different if the shares do not vest or if the stock price increases or decreases. For stock option awards, the grant date fair value was calculated by multiplying the Black-Scholes value by the number of options granted. The Black-Scholes value for stock options granted in Fiscal 2016 to each of the NEOs was $6.57 per share. For performance-based restricted stock, the amount reflects the value at the grant date based upon the probable outcome of the relevant performance conditions at target. This amount is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of any estimated forfeitures. For dividends earned on performance-based restricted stock, the grant date fair value was calculated by multiplying the number of shares earned by the closing market price of the Company’s common stock on each quarterly dividend record date.

(7)	Dividends earned on performance-based restricted stock will vest at the same time as the underlying common stock. The dividend shares are also subject to the CAGR achievement tied to each grant.

(8)	Reflects a special performance grant made to Mr. Sato with a one-year cliff vest. The Company did not achieve the performance metric relating to this grant.

(9)
Reflects the target amount payable to Mr. Lyon under the Company’s EOBP16. Estimated target EOBP16 payment amounts are based on a percentage of each NEO’s base salary. For Mr. Lyon, the target percentage was 120% of his base salary. Amounts actually paid under this program to Mr. Lyon for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(10)
Reflects the potential amount payable to Mr. Lyon under the Company’s EOBP16. For Mr. Lyon, the bonus potential under the EOBP16 was 240% of his base salary. Amounts actually paid under this program to Mr. Lyon for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(11)
Reflects the target amount payable to Mr. Sato under the EOBP16. For Mr. Sato, the target percentage under the EOBP16 was 100% of his base salary. Amounts actually paid under this program to Mr. Sato for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(12)
Reflects the potential amount payable to Mr. Sato under the Company’s EOBP16. For Mr. Sato, the bonus potential under the EOBP16 was 200% of his base salary. Amounts actually paid under this program to Mr. Sato for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(13)
Reflects the target amount payable to Mr. Jooma under the EOBP16 in accordance with Mr. Jooma’s terms of employment. For Mr. Jooma, the target percentage under the EOBP16 was 75% of his base salary. Amounts actually paid under this program to Mr. Jooma for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(14)
Reflects the potential amount payable to Mr. Jooma under the EOBP16 in accordance with to Mr. Jooma’s terms of employment. For Mr. Jooma, the bonus potential under the EOBP16 was 150% of his base salary. Amounts actually paid under this program to Mr. Jooma for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(15)
Reflects the target amount payable to Mr. Wilhelm under the EOBP16. For Mr. Wilhelm, the target percentage under the EOBP16 was 75% of his base salary. Amounts actually paid under this program to Mr. Wilhelm for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(16)
Reflects the potential amount payable to Mr. Wilhelm under the EOBP16. For Mr. Wilhelm, the bonus potential under the EOBP16 was 150% of his base salary. Amounts actually paid under this program to Mr. Wilhelm for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(17)
Reflects the target amount payable to Mr. Kirkendall under the EOBP16 in accordance with Mr. Kirkendall’s terms of employment. For Mr. Kirkendall, the target percentage under the EOBP16 was 75% of his base salary. Amounts actually paid under this program to Mr. Kirkendall for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(18)
Reflects the potential amount payable to Mr. Kirkendall under the EOBP16 in accordance with to Mr. Kirkendall’s terms of employment. For Mr. Kirkendall, the bonus potential under the EOBP16 was 150% of his base salary. Amounts actually paid under this program to Mr. Kirkendall for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(19)
Reflects the target amount payable to Mr. Marous under the EOBP16 and pro-rated based on Mr. Marous’ January 4, 2016 resignation. For Mr. Marous, the target percentage under the EOBP16 was 75% of his base salary. Amounts actually paid under this program to Mr. Marous for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(20)
Reflects the potential amount payable to Mr. Marous under the EOBP16 and pro-rated based on Mr. Marous' January 4, 2016 resignation. For Mr. Marous, the bonus potential under the EOBP16 was 150% of his base salary. Amounts actually paid under this program to Mr. Marous for Fiscal 2016 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

We refer you to the “Executive Compensation - Compensation Discussion and Analysis” and “Potential Payments in the Event of Termination or a Change of Control” sections of this Proxy Statement, as well as the corresponding footnotes to the foregoing tables, which are incorporated by reference herein, for other material factors necessary for an understanding of the compensation detailed in the above two tables.

OUTSTANDING EQUITY AWARDS AT FISCAL 2016 YEAR-END TABLE

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Exercisable		Unexercisable
Glenn S. Lyon	54,973		-		$18.895	3/28/2021	164,861	(9)	$3,021,902	36,727	(4)	$673,939
	79,000		52,668		$20.870	4/2/2022	24,485	(3)	$448,810	27,243	(6)	$499,364
	44,420		103,648		$19.400	4/1/2023	18,162	(5)	$332,909	30,381	(8)	$556,884
	14,507		130,569		$27.255	4/1/2024	20,254	(7)	$371,256	2,390	(10)	$43,809
	-		188,356		$24.440	3/30/2025

Samuel M. Sato	16,038		-		$18.895	3/28/2021	8,162	(3)	$149,609	12,243	(4)	$224,414
	10,000		-		$18.895	3/28/2021	31,822	(12)	$583,297	24,232	(6)	$224,216
	31,438		-		$20.870	4/2/2022	9,071	(5)	$166,271	13,641	(8)	$250,040
	9,872		34,551		$19.400	4/1/2023	9,094	(7)	$166,693	3,642	(19)	$66,758
	-		25,488	(11)	$21.530	8/20/2023				961	(10)	$17,615
	6,513		58,625		$27.255	4/1/2024
	-		84,570		$24.440	3/30/2025

Imran Jooma	40,014		40,014		$23.805	2/10/2025	5,766	(18)	$105,691	6,739	(8)	$123,526
	-		41,781		$24.440	3/30/2025	4,493	(7)	$82,357	82	(10)	$1,503

Edward W. Wilhelm	24,350		-		$13.105	3/11/2020	4588	(3)	84098	6881	(4)	$126,129
	25,750		-		$18.895	3/28/2021	996	(13)	$18,257	5,724	(6)	$104,921
	15,221		10,148		$20.870	4/2/2022	17,418	(12)	$319,272	6,506	(8)	$119,255
	8,322		19,421		$19.400	4/1/2023	4,366	(5)	$80,029	472	(10)	$8,652
	1,074		2,509		$22.095	7/9/2023	4337	(7)	79497
	-		13,951	(11)	$21.530	8/20/2023
	3,048		27,433		$27.255	4/1/2024
	-		40,335		$24.440	3/30/2025

Bill Kirkendall	2,343		21,095		$29.800	5/13/2024	2,819	(15)	$51,672	4,228	(16)	$77,499
	2,343		21,095		$29.800	5/13/2024	7,047	(15)	$129,172	5,155	(8)	$94,491
	-		31,963		$24.440	3/30/2025	3437	(7)	63000	166	(10)	3043

Daniel S. Marous	3,591	(11)	-		$19.400	4/3/2016
	2,755	(11)	-		$21.165	4/3/2016
	1,480	(11)	-		$21.945	4/3/2016
	2,198	(11)	-		$27.255	4/3/2016

(1)
Generally, options outstanding will be exercisable at a price equal to the average of the high and low price on the date of grant and, unless otherwise indicated, vest on a tiered schedule over a four-year period, as follows: 10% after one year, 20% after two years, 30% after three years, and the remaining 40% after four years. All options expire 10 years from the date of grant.

(2)
The values represented in this column have been calculated by multiplying $18.33 (the closing price of the Company’s common stock on the last trading day of Fiscal 2016, which was February 26, 2016) by the number of shares of stock.

(3)	Shares of restricted stock granted on April 1, 2013 have a three-year cliff-vesting schedule based on continued employment and vest on April 1, 2016.

(4)
Shares of restricted stock granted on April 1, 2013 have a three-year vesting schedule based on continued employment and performance. The performance feature is CAGR with respect to the Company’s net income over the three-year performance period.

(5)	Shares of restricted stock granted on April 1, 2014 have a three-year cliff-vesting schedule based on continued employment and vest on April 1, 2017.

(6)
Shares of restricted stock granted on April 1, 2014 have a three-year vesting schedule based on continued employment and performance. The performance feature is CAGR with respect to the Company’s net income over the three-year performance period.

(7)	Shares of restricted stock granted on March 30, 2015 have a three-year cliff-vesting schedule based on continued employment and vest on March 30, 2018.

(8)
Shares of restricted stock granted on March 30, 2015 have a three-year vesting schedule based on continued employment and performance. The performance feature is CAGR with respect to the Company’s earnings per share over the three-year performance period.

(9)
Represents shares of time-vested restricted stock granted to Mr. Lyon under the 2009 Incentive Plan. The grant date of the award was November 2, 2012. The shares will vest in one installment, in full, on November 2, 2016, subject to Mr. Lyon’s continued employment with the Company as of such date (except that if Mr. Lyon dies or becomes permanently disabled prior to November 2, 2016, the award will fully vest).

(10)	Dividends earned on performance-based restricted stock will vest at the same time as the underlying common stock.

(11)
Represents the number of options granted to Mr. Sato and Mr. Wilhelm under the 2009 Incentive Plan. The grant date of the award was August 20, 2013. The shares will vest in one installment, in full, on August 31, 2017, subject to Mr. Sato and Mr. Wilhelm’s respective continued employment with the Company as of such date (except if Mr. Sato or Mr. Wilhelm dies or becomes permanently disabled prior to August 31, 2017, the award will fully vest).

(12) Represents shares of time-vested restricted stock granted to Mr. Sato and Mr. Wilhelm under the 2009 Incentive Plan. The grant date of the award was August 20, 2013. The shares will vest in one installment, in full, on August 31, 2017, subject to Mr. Sato and Mr. Wilhelm’s respective continued employment with the Company as of such date (except if Mr. Sato or Mr. Wilhelm dies or becomes permanently disabled prior to August 31, 2017, the award will fully vest).

(13)
Represents shares of time-vested restricted stock granted to Mr. Wilhelm under the 2009 Incentive Plan. The grant date of the award was July 9, 2013. The shares will vest in one installment, in full, on July 9, 2016, subject to Mr. Wilhelm’s continued employment with the Company as of such date (if Mr. Wilhelm dies or becomes permanently disabled prior to July 9, 2016, the award will fully vest).

(14)
Represents the number of options granted to Mr. Kirkendall under the 2009 Incentive Plan. The grant date of the award was May 13, 2014. The options were part of Mr. Kirkendall’s employment terms and vest on a tiered schedule over a four-year period, as follows: 10% after one year, 20% after two years, 30% after three years, and the remaining 40% after four years. The options will expire on May 13, 2024.

(15)
Represents shares of time-vested restricted stock granted to Mr. Kirkendall under the 2009 Incentive Plan. The grant date of the award was May 13, 2014. The shares were part of Mr. Kirkendall’s employment terms and have a three-year cliff-vesting schedule based on continued employment and vest on May 13, 2017.

(16)
Represents shares of performance-vested restricted stock granted to Mr. Kirkendall under the 2009 Incentive Plan. The grant date of the award was May 13, 2014. The shares were part of Mr. Kirkendall’s employment terms and have a three-year vesting schedule based on continued employment and performance. The performance feature is CAGR with respect to the Company’s net income over the three-year performance period.

(17)
Represents the number of options granted to Mr. Jooma under the 2009 Incentive Plan. The grant date of the award was February 10, 2015. The options were part of Mr. Jooma’s employment terms and vest on a tiered schedule over a two-year period, as follows: 50% on February 9, 2016 and 50% on February 9, 2017.

(18)
Represents shares of time-vested restricted stock granted to Mr. Jooma under the 2009 Incentive Plan. The grant date of the award was February 10, 2015. The shares were part of Mr. Jooma’s employment terms and have a tiered schedule over a three-year period, as follows: 50% on February 9, 2016, 25% on March 1, 2016 and, the remaining 25% on March 1, 2017.

(19)
Represents shares of performance-vested restricted stock granted to Mr. Sato under the 2009 Incentive Plan. The grant date of the award was March 30, 2015. The shares had a one-year cliff vest pending achievement of a performance metric.

(20)
Represents the number of options granted to Mr. Marous under the 2009 Incentive Plan which were vested upon his resignation on January 4, 2016. Pursuant to Mr. Marous’ Resignation Agreement with the Company, the vested options expired 90 days after the date of Mr. Marous’ resignation.

FISCAL YEAR 2016 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Glenn S. Lyon	—	—	24,126	$598,566	(1)
Samuel M. Sato	—	—	8,229	$204,161	(1)
Imran Jooma	—	—	5,765	$103,021	(2)
Edward W. Wilhelm	—	—	4,648	$115,317	(2)
Bill Kirkendall	—	—	—	—
Daniel S. Marous	—	—	—	—

(1)	Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s common stock on the vesting date, April 2, 2015 (which was $24.81).

(2)	Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s common stock on the vesting date, February 9, 2016 (which was $17.87).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to compensation plans under which equity securities of the Company are currently authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers, or lenders), as of February 27, 2016:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders(1)	2,546,228	$21.81	3,935,311(2)
Equity compensation plans not approved by shareholders	—	—	—
Total	2,546,228	$21.81	3,935,311(2)

(1) These shares are subject to awards made or to be made under the Company’s 2009 Incentive Plan and Employee Stock Purchase Plan, and awards previously made and which remain outstanding under the 2002 Stock Incentive Plan of The Finish Line, Inc. and the Non-Employee Director Stock Option Plan.

(2) Includes the following shares which remain available for future issuance under the referenced plans as of February 27, 2016: 2,024,454 shares under the 2009 Incentive Plan; and 1,910,857 shares under the Employee Stock Purchase Plan. Under the terms of the 2002 Stock Incentive Plan of The Finish Line, Inc., future grants are no longer permitted.

PENSION BENEFIT

None of our NEOs participated in any Company defined benefit pension plans or supplemental executive retirement plans during or as of the end of Fiscal 2016.

FISCAL YEAR 2016 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Glenn S. Lyon	—	—	$(54,958)	—	$790,273
Samuel M. Sato	—	—	$(4,118)	—	$52,589
Imran Jooma	$2,534	—	$36	—	$2,570
Edward W. Wilhelm	—	—	$(34,948)	—	$446,261
Bill Kirkendall	—	—	—	—	—
Daniel S. Marous	—	—	—	—	—

(1)	Mr. Jooma was the only NEO who participated in the NQDC Plan during Fiscal 2016.

(2)	No above-market or preferential earnings are paid on deferred compensation pursuant to the Company’s NQDC Plan.

(3)
Represents the balance of the NEO’s account under the NQDC Plan as of February 27, 2016. The full amounts of the reported aggregate balances for the respective NEOs, less the amounts reported in the contributions and earnings columns above with respect to Fiscal 2016, were reflected in prior years’ Summary Compensation Tables.

We refer you to the “Executive Compensation – Compensation Discussion and Analysis – Non-Qualified Deferred Compensation” section of this Proxy Statement, which is incorporated by reference herein, for other material factors necessary for an understanding of the NQDC Plan.

POTENTIAL PAYMENTS IN THE EVENT OF TERMINATION
OR A CHANGE IN CONTROL

The Company is a party to employment agreements with the following NEOs: Samuel M. Sato, the Company’s Chief Executive Officer; Edward W. Wilhelm, the Company’s Executive Vice President, Chief Financial Officer; Imran Jooma, the Company’s Division President, Executive Vice President, Omnichannel Strategy; and Bill Kirkendall, the Company’s Executive Vice President, President of JackRabbit. In connection with Mr. Sato’s appointment as Chief Executive Officer, the Company and Mr. Sato entered into a new employment agreement effective as of February 28, 2016 (the “New Sato Employment Agreement”), which replaced and superseded his previously disclosed Amended and Restated Employment Agreement dated December 31, 2008, as amended (the “Legacy Sato Employment Agreement”). As of February 27, 2016, which was the last day of the Company’s Fiscal 2016, the Legacy Sato Employment Agreement remained in effect. The Legacy Sato Employment Agreement was not terminated until after the end of Fiscal 2016 (i.e., February 28, 2016). As a result, the disclosures for Mr. Sato below under the caption “Payments Under Employment Agreements” reflect, as indicated, both the potential payments he would have been entitled to receive under the Legacy Sato Employment Agreement as of February 27, 2016 and the New Sato Employment Agreement as of February 29, 2016 (which was the first business day after the effective date of the New Sato Employment Agreement). The employment agreement of Mr. Wilhelm was amended effective as of February 28, 2011, to provide for certain amendments which are reflected in the disclosures below.

With regard to Glenn S. Lyon, the Company’s Executive Chairman and former Chief Executive Officer, as of February 27, 2016, which was the last day of the Company’s Fiscal 2016, his previously disclosed legacy employment agreement remained in effect. This legacy employment agreement was not terminated until after the end of Fiscal 2016 (i.e., February 28, 2016). As a result, the disclosures for Mr. Lyon below under the caption “Payments Under Employment Agreements” reflect the potential payments he would have been entitled to receive under his legacy employment agreement that was in effect as of February 27, 2016. In addition, the Company is a party to a Retirement Agreement effective February 28, 2016 with Mr. Lyon. For a description of the material terms of this Retirement Agreement, see “Executive Compensation - Employment Agreements - Retirement Agreement of Glenn S. Lyon” above. The amounts to be paid to Mr. Lyon under the provisions of his Retirement Agreement in the event of a termination of employment are set forth below in “Payments to Glenn S. Lyon Under Retirement Agreement.”

The Company also is a party to a Resignation Agreement effective January 4, 2016, with Daniel S. Marous, the Company’s former Executive Vice President, Chief Supply Chain Officer, which was entered into in conjunction with his resignation from the Company. For a description of the material terms of Mr. Marous’ Resignation Agreement, see “Executive Compensation - Employment Agreements - Resignation Agreement of Daniel S. Marous” above. The payments made to Mr. Marous in connection with his resignation from the Company are set forth below in “Payments to Daniel S. Marous Upon Resignation.”

Payments Under Employment Agreements

Under the above-referenced employment agreements, each of the NEOs (except as otherwise indicated) will be entitled to certain payment provisions if they are terminated under any of the following circumstances:

•	Without Cause by the Company or resignation by the executive officer for Good Reason 30 days before or two years after a Change in Control;

•	Without Cause by the Company at the end of the employment term upon the Company’s non-renewal of the agreement;

•	Resignation by the executive officer (except with respect to Mr. Sato under the New Sato Employment Agreement) without Good Reason following a Change in Control;

•	Without Cause by the Company or resignation by the executive officer for Good Reason other than during a Change in Control;

•	For Cause by the Company or resignation by the executive officer without Good Reason; or

•	The Disability or death of the executive officer.

Generally, pursuant to these employment agreements, the terms “Cause,” “Good Reason,” “Change in Control,” and “Disability” are defined as follows:

“Cause” means:

(A)	the willful and continued failure by an executive officer to perform his material duties;

(B)	the willful or intentional engaging by an executive officer in conduct within the scope of his employment that causes material injury to the Company;

(C)	the executive officer’s conviction for, or a plea of nolo contendre to, the commission of a felony involving moral turpitude; or

(D)
a material breach of the executive officer’s covenants of non-competition, non-solicitation, and confidentiality that causes a material injury to the Company (except under the New Sato Employment Agreement, which provides for a material breach of the agreement in general after notice and an opportunity to cure).

“Good Reason” means if, other than for Cause, any of the following has occurred:

(A)	any reduction in the executive officer’s base salary or annual bonus opportunity (except for across the board reductions for all similarly situated executive officers of the Company);

(B)	a transfer of the executive officer’s primary workplace by more than 35 miles from its location;

(C)	a material breach of the agreement by the Company; or

(D)
if such termination of employment occurs within 30 days prior to or two years following a Change in Control, then any one of the following: a substantial reduction in an executive officer’s authority, duties, or responsibilities, or the assignment of any duties or responsibilities inconsistent with an executive officer’s position with the Company.

Notwithstanding the foregoing, under the New Sato Employment Agreement, “Good Reason” means if, other than for Cause, any of the following has occurred:

(A)	any material diminution in the his base salary (except for across the board reductions for all similarly situated executives of the Company);

(B)	a material change in the geographic location of which Mr. Sato must perform his services under the agreement;

(C)	a material breach by the Company of the agreement; or

(D)	if a termination of employment occurs within 30 days to two years following a change in control, a material diminution in Mr. Sato’s authority, duties, or responsibilities.

“Change in Control” means the consummation of one or more of the following:

(A)	the sale, exchange, lease, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group;

(B)	any person or group is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the voting stock of the Company;

(C)
a merger, consolidation, or similar reorganization of the Company with or into another entity, if the shareholders of the common stock of the Company immediately prior to such transaction do not own a majority of the voting power of the voting stock of the surviving company or its parent immediately after the transaction in substantially the same proportions as immediately prior to such transaction; or

(D)	if during any 12-month period, a majority of the then current Directors cease for any reason to constitute a majority of the Board.

“Disability” means: if the executive officer becomes (in the good faith judgment of the Board) physically or mentally incapacitated and is therefore unable for a period of three consecutive months, or for an aggregate of six months in any 12 consecutive month period, to perform the executive officer’s duties.

Termination of an Executive Officer 30 Days Before and Through Two Years After a Change In Control

If an executive officer is terminated by the Company without Cause (other than by reason of Disability or death) or resigns for Good Reason, in either case, during the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive officer will be entitled to receive benefits equal to: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment that is derived by adding the executive officer’s base salary with his annual target bonus and the value of any other bonus the executive officer could have earned during the year of termination, and multiplying that figure by 2.5, and (3) health insurance benefits for each executive officer and his dependents for two years.

The legacy employment agreement of Mr. Lyon, Mr. Sato’s Legacy Sato Employment Agreement, and Mr. Wilhelm’s employment agreement each also provides that to the extent any of the payments under the agreements become subject to an excise tax imposed by Section 4999 of the Code, then the executive officer would receive an additional gross-up payment to indemnify him for the effect of such a tax. The Retirement Agreement of Mr. Lyon, Mr. Sato’s New Sato Employment Agreement, and the employment agreements of Mr. Jooma and Mr. Kirkendall all contain a modified cut-back provision - thus, no excise tax is imposed and all of these agreements do not provide for any gross up payments in any event, as previously disclosed. Commencing with Mr. Kirkendall’s employment agreement, all employment and similar agreements entered into by the Company do not contain any tax gross-up provisions and do not provide for any tax gross-up payments in any event.

The amounts shown in the charts below do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, 401(k) Plan distributions, and welfare benefits provided to all employees (other than the continuation of health insurance benefits, which is set forth in the charts below). The chart below illustrates the potential payments that each NEO would have been entitled to if he was terminated by the Company without Cause or such executive officer resigned for Good Reason with respect to a Change in Control on February 27, 2016 (except as otherwise indicated for Mr. Sato in connection with the New Sato Employment Agreement):

NEO	Lump Sum Cash Payment (Base + Target Bonus x 2.5)(1)	Health Insurance Benefits for Two Years(2)	Tax Gross Up(3)
Glenn S. Lyon	$6,070,000	$22,428	—
Samuel M. Sato(4)	$5,025,000	$30,942	—
Samuel M. Sato(5)	$3,675,000	$30,942	—
Imran Jooma	$2,651,875	$30,942	—
Edward W. Wilhelm	$2,693,750	$30,942	—
Bill Kirkendall	$2,087,500	$22,428	—

(1)
This amount is calculated by adding the NEO’s annual base salary, plus the executive’s target annual bonus, plus the value of any other bonus the NEO could have earned during the year and multiplying it by 2.5.

(2)	Unless otherwise indicated, the estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on February 27, 2016.

(3)
The legacy employment agreement of Mr. Lyon, Mr. Sato’s Legacy Sato Employment Agreement, and Mr. Wilhelm’s employment agreement each provides that the Company will pay a gross up payment in the event that amounts paid under the agreement become subject to an excise tax imposed by Section 4999 of the Code. The amount of an applicable tax gross up payment would be such that, after deduction of any excise tax on the covered payment, the net amount retained by the executive officer would be equal to the covered amount. Each of the Retirement Agreement of Mr. Lyon, the New Sato Employment Agreement, and the employment agreements of Mr. Jooma and Mr. Kirkendall do not provide for gross up payments to them in any event.

(4)
Reflects the potential payments Mr. Sato would have been entitled to receive under the New Sato Employment Agreement as of February 29, 2016, which was the first business day after the effective date of the New Sato Employment Agreement.

(5)	Reflects the potential payments Mr. Sato would have been entitled to receive under the Legacy Sato Employment Agreement as of February 27, 2016.

Termination of an Executive Officer Without Cause Upon Non-Renewal of Agreement

If an executive officer is terminated by the Company without Cause at the end of his employment term in connection with the Company providing the executive officer with a notice of non-renewal of his agreement, then each such executive officer will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment equal to the executive officer’s base salary, (3) health insurance benefits for each executive officer and his dependents for one year, and (4) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his employment was terminated, an amount equal to a prorated portion (based upon actual performance and the number of days during such fiscal year the executive officer was employed) of the annual bonus and any other bonus the executive officer would have received during such fiscal year had he remained employed through the entire fiscal year.

The following chart illustrates the potential payments that each NEO would have been entitled to if the Company did not renew the executive officer’s agreement and the executive officer was terminated by the Company without Cause on February 27, 2016 (except as otherwise indicated for Mr. Sato in connection with the New Sato Employment Agreement):

NEO	Lump Sum Cash Payment Equal to Base Salary(1)	Health Insurance Benefits for One Year(2)	Bonus Amount(3)
Glenn S. Lyon	$990,000	$11,214	$106,920
Samuel M. Sato(4)	$800,000	$15,471	$960,000
Samuel M. Sato(5)	$635,000	$15,471	$57,150
Imran Jooma	$549,000	$15,471	$53,528
Edward W. Wilhelm	$530,000	$15,471	$35,775
Bill Kirkendall	$420,000	$11,214	$—

(1)	Unless indicated otherwise, amount represents the NEO’s annual base salary as of February 27, 2016.

(2)	Unless otherwise indicated, the estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on February 27, 2016.

(3)	Unless otherwise indicated, amount represents the value of earned bonus payments for Fiscal 2016.

(4)
Reflects the potential payments Mr. Sato would have been entitled to receive under the New Sato Employment Agreement as of February 29, 2016, which was the first business day after the effective date of the New Sato Employment Agreement. The Bonus Amount reflects Mr. Sato’s potential Target Bonus for Fiscal 2017.

(5)	Reflects the potential payments Mr. Sato would have been entitled to receive under the Legacy Sato Employment Agreement as of February 27, 2016.

Termination of an Executive Officer by Resignation Without Good Reason Following a Change In Control

If an executive officer (other than Mr. Sato under the New Sato Employment Agreement) resigns without Good Reason during the 30 day period that begins on the first anniversary of a Change in Control, such executive officer shall be entitled to receive such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, and a lump sum payment equal to the executive officer’s base salary. The New Sato Employment Agreement does not contain a corresponding provision, therefore no reference to payments under that agreement are included in the chart below.

The following chart illustrates the potential payments that each NEO would have been entitled to if they terminated their employment by resignation without Good Reason on February 27, 2016, and such date was within the 30 day period following the first anniversary of a Change in Control:

NEO	Lump Sum Payment Equal to Base Salary(1)	Tax Gross Up(2)
Glenn S. Lyon	$990,000	—
Samuel M. Sato(3)	$635,000	—
Imran Jooma	$549,000	—
Edward W. Wilhelm	$530,000	—
Bill Kirkendall	$420,000	—

(1)	Amount represents the NEO’s annual base salary as of February 27, 2016.

(2)
Based on current estimates, no excise tax gross up would be payable on the contemplated date to Mr. Lyon under his legacy employment agreement, to Mr. Mr. Sato under the Legacy Sato Employment Agreement, or to Mr. Wilhelm under his employment agreement. Mr. Lyon, under his Retirement Agreement, Mr. Sato, under the New Sato Employment Agreement, and Mr. Jooma and Mr. Kirkendall, under their employment agreements, are not entitled to tax gross up payments in any event.

(3)	Reflects the potential payments Mr. Sato would have been entitled to receive under the Legacy Sato Employment Agreement as of February 27, 2016.

Termination of an Executive Officer Other Than in Connection With a Change in Control

If an executive officer (other than Mr. Sato under the New Sato Employment Agreement) is terminated by the Company without Cause (other than by reason of Disability or death) or if the executive officer resigns for Good Reason, in either case other than within the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive officer will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms; (2) a lump sum payment equal to: (a) with respect to Mr. Lyon and Mr. Sato under the New Sato Employment Agreement, two and one-half times (2.5x) each of his base salary; and (b) with respect to Mr. Sato under the Legacy Sato Employment Agreement, two times (2x) his base salary; and (c) with respect to Mr. Wilhelm, Mr. Kirkendall, and Mr. Jooma, one and one-half times (1.5x) each of his base salary; (3) health insurance benefits for each executive officer and his dependents for a period of one year; and (4) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his employment was terminated, an amount equal to a prorated portion (based upon actual performance and the number of days during such fiscal year the executive officer was employed) of the annual bonus and any other bonus the executive officer would have received during such fiscal year had he remained employed through the entire fiscal year.

The following chart illustrates the potential payments to which each NEO would have been entitled if he were terminated by the Company without Cause or the executive officer resigned for Good Reason other than in connection with a Change in Control on February 27, 2016 (except as otherwise indicated for Mr. Sato in connection with the New Sato Employment Agreement):

NEO	Lump Sum Cash Payment(1)	Health Insurance Benefits(2)	Bonus Amount(3)
Glenn S. Lyon	$2,475,000(4)	$11,214	$106,920
Samuel M. Sato(5)	$2,000,000(4)	$15,471	$960,000
Samuel M. Sato(6)	$1,270,000(7)	$15,471	$57,150
Imran Jooma	$ 823,500(8)	$15,471	$53,528
Edward W. Wilhelm	$ 795,000(8)	$15,471	$35,775
Bill Kirkendall	$ 630,000(9)	$11,214	$—

(1)	Unless indicated otherwise, amount is based on the NEO’s annual base salary as of February 27, 2016.

(2)	Unless indicated otherwise, the estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on February 27, 2016.

(3)	Unless indicated otherwise, amount represents the value of earned bonus payments for Fiscal 2016.

(4)	Amount reflects a cash payment equal to 2.5 times the base salary for Mr. Lyon and Mr. Sato under the New Sato Employment Agreement.

(5)
Reflects the potential payments Mr. Sato would have been entitled to receive under the New Sato Employment Agreement as of February 29, 2016, which was the first business day after the effective date of the New Sato Employment Agreement. The Bonus Amount reflects Mr. Sato’s potential Target Bonus for Fiscal 2017.

(6)	Reflects the potential payments Mr. Sato would have been entitled to receive under the Legacy Sato Employment Agreement as of February 27, 2016.

(7)	Amount reflects a cash payment equal to 2 times the base salary for Mr. Sato under the Legacy Sato Employment Agreement.
(8) Amount reflects a cash payment equal to 1.5 times the base salary for Mr. Jooma, Mr. Wilhelm, and Mr. Kirkendall.

Termination of an Executive Officer for Cause or by Executive Officer Without Good Reason

If an executive officer is terminated by the Company for Cause, or the executive officer resigns without Good Reason, then such executive officer would be entitled to receive his base salary through the date of termination, any earned but unpaid portion of the executive officer’s prior fiscal year annual performance bonus, reimbursement for any unreimbursed business expenses incurred by the executive officer in accordance with Company policy prior to the executive officer’s termination date, and such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms.

The following chart illustrates the potential payments that each NEO would have been entitled to if they were terminated by the Company for Cause or the executive officer resigned without Good Reason on February 27, 2016 (except as otherwise indicated for Mr. Sato in connection with the New Sato Employment Agreement):

NEO	Base Salary(1)	Annual Performance Bonus(2)
Glenn S. Lyon	-	-
Samuel M. Sato(3)	-	-
Samuel M. Sato(4)	-	-
Imran Jooma	-	-
Edward W. Wilhelm	-	-
Bill Kirkendall	-	-

(1)	The executive would receive his base salary through the date his employment terminated.

(2)
Unless otherwise indicated, represents the unpaid portion of the executive’s annual performance bonus for Fiscal 2015, the year preceding the year employment terminated. As of February 27, 2016, all annual performance bonus amounts earned for Fiscal 2015 had already been paid to the executive officers.

(3)
Reflects the potential payments Mr. Sato would have been entitled to receive under the New Sato Employment Agreement as of February 29, 2016, which was the first business day after the effective date of the New Sato Employment Agreement. With respect to the annual performance bonus, the amount represents the unpaid portion of Mr. Sato’s annual performance bonus for Fiscal 2016, the year preceding the year employment terminated.

(4)	Reflects the potential payments Mr. Sato would have been entitled to receive under the Legacy Sato Employment Agreement as of February 27, 2016.

Termination of an Executive Officer Upon Disability or Death

Upon the termination of an executive officer’s employment for either Disability or death, the executive officer or his estate (as the case may be) would be entitled to receive the following: (1) such employee benefits, if any, to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms; and (2) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his employment was terminated, an amount equal to a prorated portion (based on the number of days in such fiscal year during which the executive officer was employed) of the annual cash bonus and any other cash bonus the executive officer would have received for such fiscal year had he remained employed through the entire fiscal year (based on the Company’s actual performance for such fiscal year).

The following chart illustrates the potential payments that each NEO or his estate (as the case may be) would have been entitled to if their employment was terminated for either Disability or death as of February 27, 2016 (except as otherwise indicated for Mr. Sato in connection with the New Sato Employment Agreement):

NEO	Bonus Amount(1)
Glenn S. Lyon	$106,920
Samuel M. Sato	$960,000
Samuel M. Sato	$57,150
Imran Jooma	$53,528
Edward W. Wilhelm	$35,775
Bill Kirkendall	$—

(1)    Unless otherwise indicated, amount represents the value of earned cash bonus payments for Fiscal 2016.
(2)    Reflects the potential payments Mr. Sato would have been entitled to receive under the New Sato Employment
Agreement as of February 29, 2016, which was the first business day after the effective date of the New Sato
Employment Agreement.
(3)    Amount represents the value of earned cash bonus payment to Mr. Sato for Fiscal 2016 under the Legacy Sato
Employment Agreement as of February 27, 2016.

Payments to Glenn S. Lyon Under Retirement Agreement

As discussed above, effective February 28, 2016, Mr. Lyon transitioned out of the position of Chief Executive Officer and assumed the position of Executive Chairman. In connection with Mr. Lyon’s transition, the Company and Mr. Lyon entered into a Retirement Agreement effective as of that same date. For a description of the material terms of Mr. Lyon’s Retirement Agreement, including the circumstances under which Mr. Lyon will receive payments upon a termination of his employment, see “Executive

Compensation - Employment Agreements - Retirement Agreement of Glenn S. Lyon” above. The following chart illustrates the potential payments that Mr. Lyon would have been entitled to under the various scenarios for termination of employment set forth in his Retirement Agreement had such scenarios occurred on February 29, 2016, which was the first business day after the effective date of the Retirement Agreement:

Name	For Cause or Without Good Reason(1)	Disability or Death(2)	Without Cause or For Good Reason(3)
Glenn S. Lyon	$5,425	$11,935	$5,757,018
(1) Amount represents base salary through the date of termination in the amount of $5,425. Mr. Lyon was not entitled to receive any of the following on February 29, 2016: the earned but unpaid portion of his Fiscal 2016 annual performance bonus, reimbursement of business expenses, or accrued benefits under the Company’s employee benefit plans.

(2)
Amount represents (i) base salary through the date of termination in the amount of $5,425; and (ii) the prorated portion of Mr. Lyon’s annual cash bonuses for Fiscal 2017 in the amount of $6,510. Mr. Lyon was not entitled to receive any of the following on February 29, 2016: the earned but unpaid portion of his Fiscal 2016 annual performance bonus, reimbursement of business expenses, and accrued benefits under the Company’s employee benefit plans.

(3)
Amount represents (i) base salary through December 31, 2016 in the amount of $825,000; (ii) the prorated portion of Mr. Lyon’s annual cash bonuses for Fiscal 2017 in the amount of $6,510; (ii) the value of his accelerated vested options and time-based restricted stock in the amount of $4,839,508 (based on the closing price of common stock on February 29, 2016, $18.22 per share, as quoted on the NASDAQ Global Select Market; and (iv) a medical payment in the amount of $86,000. Mr. Lyon was not entitled to receive any of the following on February 29, 2016: the earned but unpaid portion of his Fiscal 2016 annual performance bonus, reimbursement of business expenses, or accrued benefits under the Company’s employee benefit plans.

In addition, if Mr. Lyon’s employment is not terminated prior to December 31, 2016, then, on that date, his employment will terminate and he will receive a lump sum medical payment of $86,000.

Payments to Daniel S. Marous Upon Resignation

As discussed above, Daniel S. Marous resigned as Executive Vice President, Chief Supply Chain Officer of the Company effective January 4, 2016. Mr. Marous was not serving as an executive officer of the Company at February 27, 2016, the end of Fiscal 2016. Therefore, pursuant to Regulation S-K Item 402(j), Instruction 4, the following chart illustrates the actual payments made to Mr. Marous under his Resignation Agreement:

Name	Lump Sum Cash Payments(1)	Health Insurance Benefits for 12 Months(2)	Bonus Amount(3)
Daniel S. Marous	$562,500	$7,514	$30,955

(1)	Pursuant to the terms of Mr. Marous’ Resignation Agreement with the Company, the Company agreed to pay Mr. Marous a $562,500 lump sum cash payment.

(2)	The estimated value of health insurance is based on the Company’s portion of health insurance coverage for Mr. Marous carried on January 1, 2016.

(3)	Amount represents the value of earned bonus payments for Fiscal 2016 under the EOBP16.

DIRECTOR COMPENSATION

The Compensation Committee of the Board customarily reviews and sets Director compensation at its July quarterly meeting which coincides with the Company’s Annual Meeting of Shareholders or at its first meeting that follows the Company’s Annual Meeting. After the Company’s 2015 Annual Meeting, and subsequent to the Compensation Committee’s review of the Company’s director compensation program as compared to peer group companies and other benchmarking data, and considering the degree of effort and time commitment expected of the Directors to their Board duties, the Compensation Committee approved an increase in Director Compensation for Fiscal 2016. Accordingly, the current Director compensation structure, as set and approved by the Compensation Committee, is as follows: upon the commencement of service on the Board, a new outside Director is eligible to receive a grant of the Company’s shares valued at $30,000; thereafter, each outside Director is eligible to receive an annual grant of Company shares valued at $100,000 for continued service, an increase of $10,000 from $90,000 in Fiscal 2015. The annual grant to a newly appointed outside Director is subject to a minimum length of service on the Board of at least 90 days. For each outside Director, the fee component consists of an annual retainer in the amount of $60,000, an increase of $25,000 from $35,000 in Fiscal 2015. Each outside Director also receives $2,000 per regularly scheduled Board meeting attended and $1,000 for attending any non-regularly scheduled Board meeting - however, fees are paid only for meetings after the first five Board meetings of the year, which is a change from Fiscal 2015. For those outside Directors serving on the Audit Committee, the Compensation Committee, the Governance & Nominating Committee, and/or the Strategy Committee, a fee of $1,500 is payable per each such committee meeting attended. The Chair of the Audit Committee receives an annual fee of $20,000, and the Chairs of the

Compensation Committee, Governance & Nominating Committee, and the Strategy Committee each receive an annual fee of $10,000. The Lead Director receives an annual fee of $15,000.

The following table summarizes the compensation received by the Company’s Directors for Fiscal 2016. All committee assignments and board classes are as of February 27, 2016, the last day of the Company’s Fiscal 2016:

FISCAL YEAR 2016 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total $
Glenn S. Lyon(3) Executive Chairman Strategy Committee Class I	—	—	—
Stephen Goldsmith Governance & Nominating Committee, Chair Strategy Committee Class III	$78,750	$100,000	$178,750
William P. Carmichael Lead Director Audit Committee, Chair Class II	$103,750	$100,000	$203,750
Catherine A. Langham Compensation Committee, Chair Audit Committee Class III	$87,250	$100,000	$187,250
Dolores A. Kunda Compensation Committee Governance & Nominating Committee Class I	$71,250	$100,000	$171,250
Norman H. Gurwitz Audit Committee Compensation Committee Class III	$77,250	$100,000	$177,250
Richard P. Crystal Strategy Committee, Chair Compensation Committee Class II	$81,250	$100,000	$181,250
Torrence Boone Governance & Nominating Committee Strategy Committee Class I	$67,750	$100,000	$167,750
Samuel M. Sato(3) Strategy Committee Class II	—	—	—

(1)
Amounts reflected in this column include the value of an outside director’s annual retainer fee, fees for Board meetings attended, and additional fees for those Directors who serve on a committee of the Board, the committee chairs, and the Lead Director.

(2)
Common stock granted to Directors as part of their annual compensation was granted on July 16, 2015. Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. As of February 27, 2016, each Director had been granted the following common stock from previous awards: Mr. Goldsmith - 32,651 shares (of which 29,045 were vested and 3,606 were unvested); Mr. Carmichael - 33,242 shares (of which 29,636 were vested and 3,606 were unvested); Ms. Langham - 33,242 shares (of which 29,636 were vested and 3,606 were unvested); Ms. Kunda - 33,594 shares (of which 29,988 were vested and 3,606 were unvested); Mr. Gurwitz - 33,055 shares (of which 29,449 were vested and 3,606 were unvested); Mr. Crystal - 27,430 shares (of which 23,824 were vested and 3,606 were unvested); and Mr. Boone - 16,976 shares (of which 13,370 were vested and 3,606 were unvested).

(3)
Mr. Lyon and Mr. Sato receive no compensation as Directors of the Company. All compensation paid to and equity awarded to Mr. Lyon and Mr. Sato is based on their status as executive officers of the Company. See the Summary Compensation Table on page 39 and related footnote disclosures.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee acts and operates under an annually reviewed Charter approved by the Board and the Committee. The Charter specifies the scope of the Audit Committee’s duties and responsibilities and how it carries those out. Company management has primary responsibility for the preparation of the Company’s financial statements and the reporting process on behalf of the Company, including the systems of internal controls. However, the Audit Committee assists in the oversight of the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Annual Report on Form 10-K for the year ended February 27, 2016, including the audited financial statements therein, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is composed solely of independent directors (as defined in the criteria for independence set forth in SEC rules and the NASDAQ listing standards). Each member meets NASDAQ financial knowledge requirements, and the Board has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets NASDAQ professional experience requirements as well.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, the matters set forth in Statement of Auditing Standards No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements.

The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence from the Company. The Committee discussed with the independent auditors any relationships that could have an impact on their independence and objectivity, and satisfied itself as to the auditors’ independence. The Committee reviewed and approved the amount of fees paid to the independent auditors for audit, audit related, and tax compliance services. The Committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 27, 2016, for filing with the SEC.

William P. Carmichael, Chair
Norman H. Gurwitz
Catherine A. Langham

Duties and Responsibilities

Under its Charter, the Audit Committee is appointed by the Board to assist in fulfilling oversight responsibilities relating to the following:

•	The integrity of the Company’s financial statements, including matters relating to internal controls.

•	The qualification and independence of the Company’s independent auditors.

•	The performance of the Company’s internal audit function and independent auditors.

•	The Company’s compliance with legal and regulatory requirements.

•	Such other policies, procedures, and activities of the Company as may be directed by the Board.

In furtherance of the oversight responsibilities of the Committee, the Committee has specific duties and authority, including but not limited to the following:

•	The sole authority and responsibility for the appointment of the independent auditors and for setting the compensation and retention terms for the independent auditors.

•	Ensuring that a report from the independent auditors describing the firm’s internal quality-control procedures is received and reviewed annually.

•
Reviewing with the independent auditors and Company management the proposed scope of the annual audit, past audit experience, the Company’s internal audit program, recently completed internal audits, and other matters bearing upon the scope of the audit.

•
Reviewing and discussing with the independent auditors reports that the independent auditors are required to provide to the Committee relating to significant financial reporting issues and judgments made in connection with preparation of the Company’s financial statements.

•	Conducting an annual evaluation of the independent auditors’ qualifications, performance, and independence.

•
Confirming with management that the Company’s Standard of Business Conduct and Ethics have been communicated to all key employees and that all key employees read, understand, and are not aware of any violations with such policy.

•	Establishing procedures for approval of all related party transactions involving the Company.

•	Annually reviewing and evaluating the Company’s director and officer (D&O) insurance coverage and policies and discussing recommendations with the Board and/or Company management.

Risk Oversight

In addition to the Committee’s duties and authority listed above, the Committee is responsible for discussing with Company management the Company’s policies and guidelines regarding risk assessment, as well as the Company’s major financial risk exposures and steps Company management has taken to monitor and control such risks. The Committee also has the responsibility of oversight of other risks in addition to financial reporting. The Committee meets with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior management to discuss the enterprise risk management risks and metrics impacting the Committee’s oversight responsibilities. Such risks and metrics include inaccurate financial reporting; unethical conduct; litigation risk; regulatory compliance; failure of outside service providers; inaccurate data; stem attacks, data breaches, and system failures; adequate infrastructure; material platform / system projects; and employee and third party fraud and crime

Relationship with Independent Public Accountants

The accounting firm of Ernst & Young LLP, which has served as the Company’s principal independent registered public accounting firm continuously since 1988, was selected by the Audit Committee to continue in that capacity for Fiscal 2016. As the Company’s independent auditors, Ernst & Young LLP is responsible for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting. The Committee’s meetings facilitate communication among the members of the Committee, Company management, internal audit, and legal counsel, and the independent auditors. The Committee meets separately with each of the Company’s internal audit and the independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding the Company’s internal controls

The appointment of an independent registered public accounting firm is approved annually by the Audit Committee. In making its determination, the Audit Committee reviews the audit scope, estimated audit fees for the coming year, the firm’s independence from the Company and Company management, and the firm’s qualifications, performance, control procedures, and annual PCAOB inspection report. Each professional service performed by Ernst & Young LLP during Fiscal 2016 was reviewed and the possible effect of such service on the independence of the firm was considered by the Audit Committee. Based on this evaluation, the Audit Committee has selected Ernst & Young LLP for the current fiscal year, as the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of the Company and its shareholders to retain Ernst & Young LLP to serve as independent auditors for Fiscal 2017.

The Committee evaluates the effectiveness of the Company’s independent auditors throughout the year. In its meetings with representatives of Ernst & Young LLP, the Audit Committee asks them to address and discuss certain matters that the Committee believes are particularly relevant to its oversight. Additionally, the Audit Committee requires the rotation of its independent auditor’s audit partners as required by SOX and the related rules of the SEC.

The Committee has received the written disclosures required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax, and other services performed by the independent auditors during the fiscal year. The Audit Committee pre-approves specifically defined services within the categories outlined below, subject to the budget for each category. Unless a specific service has previously been pre-approved for that year, the Audit Committee must approve the service before the independent auditors may perform such service. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve permitted services between Audit Committee meetings, subject to specified budgetary limitations, so long as the Chair reports any such decisions to the Audit Committee at its next scheduled meeting.

Independent Auditor Fee Information

Fees for professional services provided by the Company’s independent registered public accounting firm Ernst & Young LLP, in each of the last two fiscal years, for each of the following categories were:

	2016	2015
Audit Fees	$639,000	$565,260
Audit-Related Fees	—	—
Tax Fees	187,917	129,720
All Other Fees	—	—
Total	$826,917	$694,980

Fees for audit services include fees associated with the annual financial statement and internal controls audits, the reviews of the Company’s quarterly reports on Form 10-Q, assistance with review of documents filed with the SEC, and audit consultations. Audit-related fees principally include accounting consultations. Tax fees consist primarily of tax compliance, consultation on routine tax matters, transfer pricing studies, and tax department assistance.

The Committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related, tax, and other services. The Committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

(Item 2 on your Proxy Card)

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 25, 2017.  The Board urges you to vote “FOR” ratification of that appointment.  A representative of Ernst & Young LLP plans to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

If the shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee and Board will consider a change in independent auditors for the next fiscal year, although they will not be compelled to change auditors.  Even if the shareholders ratify the selection of Ernst & Young LLP, the Audit Committee or Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if either the Audit Committee or the Board determines that a change would be in the best interests of the Company and its shareholders.

 Required Shareholder Approval

For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 25, 2017 to be ratified, more votes must be cast by all holders of shares of common stock, voting together as a single class, in favor of the proposal than are cast against it.  Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.  Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 2 on your Proxy Card).

NON-BINDING ADVISORY RESOLUTION TO APPROVE
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Item 3 on your Proxy Card)

In accordance with the requirements of the Dodd-Frank Act, the Company is requesting your non-binding advisory approval of the compensation of our NEOs.  The compensation of our NEOs is described in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative starting on page 21 of this Proxy Statement.

The Compensation Committee is responsible for reviewing and approving the compensation structure for the Company’s executive officers, and, in this regard, seeks to establish a competitive and balanced, performance-based compensation structure that is fair to the Company’s shareholders and creates long-term shareholder value.  The Company’s compensation program also reflects competition and best practices in the marketplace.  The mix of compensation components is competitive with that of other companies in our industry of similar size and operational characteristics, links compensation to individual and Company performance, and encourages stock ownership by senior management.  Based on its review of the total compensation of our NEOs for Fiscal 2016, the Compensation Committee believes that the total compensation for each of the NEOs is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to our financial goals and creation of shareholder value, without encouraging our NEOs to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative starting on page 21 above provide a comprehensive review of our NEO compensation strategy, objectives, factors, program, and rationale.  We urge you to read this disclosure before voting on this non-binding proposal.

For the reasons stated above, and pursuant to Section 14A of the Exchange Act, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

Your vote on this proposal will be advisory and non-binding on the Company and the Board and will not be construed as overruling a decision by the Company or the Board.  Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Company or the Board.  However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

Frequency Vote

In addition to requesting the non-binding shareholder advisory approval of the Company’s executive compensation program, the Dodd-Frank Act also requires the Company to separately seek, once every six years, shareholder approval of how often the Company will seek advisory approval of the NEOs’ compensation (referred to as the frequency vote).  The Dodd-Frank Act requires that the Company present every one, two, or three years, or abstain, as voting alternatives for shareholders with respect to the frequency vote.

In the Company’s proxy statement for the 2011 Annual Meeting of Shareholders, the Board recommended, for various reasons, that shareholders vote for a non-binding advisory frequency vote on the compensation of our NEOs be held every three years.  Despite such recommendation, the option receiving the greatest number of shareholder votes at the 2011 Annual Meeting of Shareholders was for a non-binding advisory frequency vote every year.  Although this shareholder frequency vote was advisory and non-binding, the Board carefully considered the voting results.  In light of the shareholders’ vote on this proposal, the Board determined to follow the results of the shareholder voting and to include an annual executive compensation say on pay advisory vote in the Company’s future proxy materials, which is addressed above and included as Item 3 on your Proxy Card.  The Board expects to continue this practice of holding an annual advisory vote with respect to the compensation of our NEOs for the foreseeable future.   No frequency vote is occurring this year.

Required Shareholder Approval

For the non-binding advisory resolution relating to the compensation of the Company’s NEOs to be approved, more votes must be cast by all holders of shares of common stock, voting together as a single class, in favor of the proposal than are cast against it.  Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the non-binding advisory resolution approving the compensation of the Company’s NEOs.  Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 3 on your Proxy Card).

AMENDMENT TO THE FINISH LINE, INC. 2009 INCENTIVE PLAN

(Item 4 on your Proxy Card)

Background

The Company’s Board of Directors has approved, subject to shareholder approval, an amendment to the 2009 Incentive Plan to increase by 4,000,000 the number of shares of common stock available for issuance under the 2009 Incentive Plan, for an aggregate total of 10,500,000 shares, including an increase in the maximum number of shares which may be used for awards other than stock options or stock appreciation rights from 2,500,000 to 4,000,000. At present, the 2009 Incentive Plan provides that the total number of shares of common stock reserved and available for issuance pursuant to awards under the plan is 6,500,000, of which 2,500,000 may be used for awards of restricted stock, deferred stock, or performance awards. As of May 13, 2016 there were a total of 4,495,410 shares subject to outstanding awards under the 2009 Incentive Plan and 503,645 remaining shares reserved for issuance under the plan. The Company’s Board of Directors believes that it is essential to have a sufficient number of reserved shares available for issuance under the 2009 Incentive Plan to compensate and incentivize the Company’s employees, directors, and officers, and the Board of Directors and Compensation Committee believe that the proposed increase will provide a sufficient number of available shares of common stock for future granting needs to help the Company achieve the purposes of the 2009 Incentive Plan.

The proposed amendment to the 2009 Incentive Plan amends the first sentence of Section 4.1 of the 2009 Incentive Plan in its entirety to read as follows:

“The maximum number of shares of Common Stock which may be used for Awards under this Plan (all of which may be issued pursuant to the exercise of Incentive Stock Options) shall be equal to 10,500,000 shares; provided that in any case the maximum number of such shares which may be used for Awards other than Stock Options or Stock Appreciation Rights shall be 4,000,000 shares.”

Reasons for the Amendment to the 2009 Incentive Plan

The amendment to the 2009 Incentive Plan is intended to ensure that a sufficient reserve of shares of common stock remains available to allow the Company to continue to use equity incentives to attract and retain the services of qualified employees, directors, and officers of the Company and its subsidiaries whom are essential to the Company’s long-term growth and success. The Company relies on equity incentives in the form of grants of performance awards, restricted stock, stock appreciation rights, stock options, bonus awards, deferred stock, or any combination of the foregoing, in order to attract and retain employees, directors, and officers of the Company and its subsidiaries, and the Company believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for talented employees, directors, and officers.

As of May 13, 2016, only 503,645 shares reserved for issuance under the 2009 Incentive Plan remained. Just over one million shares were granted under the 2009 Incentive Plan in Fiscal 2016. Thus, for grants expected to be made by the Company in Fiscal 2018 (annual grants are anticipated to be made in March or April of 2017) and beyond, additional authorized shares are necessary under the 2009 Incentive Plan for the Company to meet the Compensation Committee’s compensation objectives in future years. As a result, the Company is seeking shareholder approval of the proposal to amend the 2009 Incentive Plan to increase the number of shares authorized for issuance thereunder.

If the foregoing amendment is approved by the Company’s shareholders, the 2009 Incentive Plan will remain in effect until terminated by the Company or until all shares available for award under the plan have been granted.  If the amendment to the 2009 Incentive Plan is not approved by our shareholders, then the 2009 Incentive Plan will continue in existence in its current state.

Summary of the 2009 Incentive Plan

The following is a summary of the material provisions of the 2009 Incentive Plan.  This summary does not purport to be a complete description of all the provisions of the 2009 Incentive Plan and is qualified in its entirety by reference to the complete text of the 2009 Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purposes of the 2009 Incentive Plan.  The purposes of the 2009 Incentive Plan are to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation.  The 2009 Incentive Plan also is intended to encourage participant ownership in the Company, attract and retain talent, and enable participants to participate in the long-term growth and financial success of the Company.  In addition, the 2009 Incentive Plan provides the ability to make awards linked to the profitability of the Company and increases in shareholder value.

Shareholder Approval.  The approval of the amendment to the 2009 Incentive Plan requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting.  The Compensation Committee, Board, and Company management believe it is in the best interests of the Company and its shareholders to approve the amendment to the 2009 Incentive Plan.

Term of the Plan.  The 2009 Incentive Plan shall remain in effect until terminated by the Company or when all shares available for award under the 2009 Incentive Plan have been granted.  No incentive stock options may be granted after the tenth anniversary of the date the 2009 Incentive Plan is last approved by the Company’s shareholders.  The 2009 Incentive Plan shall continue in effect until all matters relating to the settlement of awards and administration of the 2009 Incentive Plan have been completed.

Administration of the 2009 Incentive Plan.  The 2009 Incentive Plan is administered by the Compensation Committee, but any action that may be taken by the Compensation Committee may also be taken by the full Board of the Company.  The Compensation Committee is composed in accordance with, and governed by, the Compensation Committee’s charter, as approved from time to time by the Board.  The Compensation Committee has the authority to grant awards under the 2009 Incentive Plan, to determine the terms and conditions thereof, to adjust such terms and conditions (including accelerating the vesting of any award), to interpret the provisions of the 2009 Incentive Plan, and to make all other determinations which may be necessary or advisable for the administration of the 2009 Incentive Plan.

Eligibility and Participation.  Eligibility to participate in the 2009 Incentive Plan is limited to (i) current and prospective employees of the Company; (ii) consultants or advisors to the Company or any affiliate; and (iii) current or prospective non-employee members of the Board of the Company or its affiliates.  As of May 13, 2016, approximately 14,000 employees of the Company, including all executive officers, and the seven non-management members of the Board of the Company, were eligible to participate in the 2009 Incentive Plan.

Adjustments.  The maximum number of Shares available for issuance under the 2009 Incentive Plan, as well as the exercise or settlement prices of awards under the 2009 Incentive Plan, will be adjusted to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization, or reorganization.  However, such adjustments shall be made so as to not affect the status of any award intended to qualify as an incentive stock option (“ISO”) pursuant to Section 422 of the Code or as performance-based compensation under Section 162(m) of the Code.

Amendment and Termination.  The Board may amend, alter, or discontinue the 2009 Incentive Plan at any time, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of a participant under a granted award without the participant’s consent.  Any amendments to the 2009 Incentive Plan shall require shareholder approval to the extent required by federal or state law or any regulations or rules promulgated thereunder or the rules of the NASDAQ Stock Market, the national securities exchange on which the Company’s common stock is listed.

Type of Awards under the 2009 Incentive Plan.  The 2009 Incentive Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions, and provisions as the Compensation Committee may deem to be necessary or desirable: (i) bonus awards; (ii) stock options (both incentive stock options and non-qualified stock options); (iii) stock appreciation rights; (iv) restricted stock; (v) deferred stock; and (vi) performance awards (both performance units and performance shares).

Shares Subject to the 2009 Incentive Plan.  The total number of shares of common stock reserved and available for issuance pursuant to awards under the 2009 Incentive Plan is 6,500,000, which would increase to 10,5000,000 shares under Proposal 4 in this Proxy Statement (Item 4 on your Proxy Card), if approved by the Company’s shareholders.  Of the 6,500,000 shares reserved, the maximum number of shares which may currently be used for awards other than stock options or stock appreciation rights is 2,500,000 shares, which would increase to 4,000,00 million shares under Proposal 4, if approved by the Company’s shareholders.  As of May 13, 2016, 503,645 shares were available for new awards.  The Compensation Committee has the full authority to determine the number of shares subject to awards.  At May 13, 2016, the closing price of our shares of common stock as quoted on the NASDAQ Global Select Market was $19.08 per share.  As of result, as of May 13, 2016, the market value of the shares of common stock that remain available for issuance under the 2009 Incentive Plan was $9,609,547.

Bonus Awards.  The Compensation Committee has the authority to grant bonus awards to participants in the 2009 Incentive Plan entitling them to earn incentive compensation based on the achievement of performance goals established for one or more performance periods.  Threshold, target, and maximum awards may be granted.  Participants will not be entitled to payment for a bonus award until the Compensation Committee determines that the performance goals have been obtained for the relevant award level for the relevant performance period.  The Compensation Committee is also granted the authority to make adjustments to a bonus award to reflect individual performance during the applicable performance period.  Unless otherwise determined by the Compensation Committee, payment of bonus awards will be made in cash.  Except as otherwise provided by the Compensation Committee, if a participant’s employment or service with the Company is terminated, all bonus awards will be forfeited by the participant.

Stock Options.  Stock options granted under the 2009 Incentive Plan may be either ISOs or non-qualified stock options.  The exercise price per share shall not be less than the fair market value per share on the grant date.  If a stock option which is intended to qualify as an ISO is granted to an individual who owns or who is deemed to own Shares possessing more than ten percent (10%) of the combined voting power of all classes of Shares of the Company, a parent corporation, or any subsidiary corporation, then the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per Share on the grant date.  The option period of each stock option is fixed by the Compensation Committee, but shall not exceed ten years from the date the option is granted for ISOs (five years for 10% owners).  Stock options are only exercisable in whole or in such installments and at such times as established by the Compensation Committee.  The Compensation Committee may at any time accelerate the exercisability of all or part of any stock option.  Except as otherwise provided in the award agreement, vested and unexercised options generally terminate upon the termination of employment or service of the option holder, except that employees who are not terminated for “Cause” (as defined in the 2009 Incentive Plan) will have 90 days to exercise their options, and options held by employees terminated as a result of death or disability will expire one year after the date of such termination.  Moreover, non-employee directors have two years to exercise their options following their termination of service as a director.

For purposes of the 2009 Incentive Plan, “Cause” means, unless otherwise specifically provided in an award agreement, any act or omission which permits the Company to terminate the written employment agreement or arrangement between a participant and the Company (or its affiliate) for “cause” as defined in such agreement or arrangement, or, in the event there is no such agreement or arrangement or the agreement or arrangement does not define “cause,” then “Cause” means the occurrence of one or more of the following events: (a) the willful and continued failure by the participant to perform his or her material duties to the Company (or its affiliate) for a period of more than 30 days; (b) the willful or intentional engaging by the participant in conduct within the scope of employment that causes material and demonstrable injury, monetarily or otherwise, to the Company, including breach of fiduciary duty, fraud, misappropriation, embezzlement, or theft; (c) the participant’s conviction for, or a plea of nolo contendere to, the commission of a felony or other crime involving moral turpitude; or (d) breach of the participant’s covenants set forth in any other agreement between the participant and the Company and the failure of the participant to cure such breach within 10 days after notice from the Company.

Stock Appreciation Rights.  Stock appreciation rights give the participant the opportunity to earn appreciation in the value of a share of the Company’s common stock.  The Committee has the discretion to determine the exercise price and other terms of stock appreciation rights.  The exercise price per share shall not be less than the fair market value per share on the grant date.  Upon exercise of a stock appreciation right, a participant will receive that number of shares equal in value to the excess of the fair market value per share over the exercise price per share of the common stock specified in the related stock appreciation right award agreement; provided, that the Compensation Committee may pay this award in cash or a combination of cash and shares.  If stock appreciation rights are granted in connection with stock options, upon exercise of the stock appreciation right, the related options will be forfeited, and upon exercise of the related stock option the stock appreciation right shall terminate.  The effect on stock appreciation rights of termination of employment or service is the same as for stock options (see above).

Restricted Stock.  Restricted stock is stock which cannot be transferred and remains subject to a risk of forfeiture until the applicable vesting conditions are attained.  The Compensation Committee has the discretion to determine the vesting conditions and other terms of restricted stock.  Except as otherwise provided in the award agreement, holders of restricted stock shall have all the rights of a shareholder of the Company; provided, that except as otherwise provided in the award agreement, for restricted stock that is performance-based, a holder’s right to dividends will not vest unless the restricted stock vests and will be paid at the time of vesting.  Upon termination of employment or service, except as otherwise provided in the award agreement or determined by the Compensation Committee, unvested restricted stock shall be forfeited.

Deferred Stock.  Deferred stock is a right granted to a participant to receive stock at the end of a specified deferral period.  The Compensation Committee has the discretion to determine the duration of the deferral period, the conditions under which receipt of the stock will be deferred, and other terms of deferred stock.  Upon the expiration of the deferral period, the Compensation Committee shall deliver common stock to the participant pursuant to the deferred stock award.  Upon termination of employment or service, except as otherwise provided in the award agreement or determined by the Compensation Committee, the deferred stock award shall be forfeited.

Performance Awards.  Performance awards include performance units and performance shares, each of which consists of the right to receive shares or cash, as provided in the particular award agreement.  After the applicable period for performance has ended, the Compensation Committee shall determine the extent to which the performance award was earned.  Upon termination of employment or service, except as otherwise provided in the award agreement or determined by the Compensation Committee, unvested performance awards shall be forfeited.

Performance Criteria.  One or more of the following performance criteria may be used as the basis of performance measures for awards under the 2009 Incentive Plan, which are intended to satisfy the requirement for performance-based compensation under Section 162(m) of the Code.  The performance criteria that may be used under the 2009 Incentive Plan are:

•	individual participant financial or non-financial performance goals;

•	sales;

•	cash flow;

•	cash flow from operations;

•	operating profit or loss;

•	operating income or loss;

•	net operating income or loss;

•	net income or loss;

•	operating margin;

•	net income margin;

•	profit margin;

•	return on assets;

•	return on net assets;

•	four-wall contribution;

•	economic value added;

•	return on total assets;

•	return on equity;

•	return on capital;

•	return on operating income;

•	total shareholder return;

•	revenue or loss;

•	revenue growth or decline;

•	earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	EBITDA growth or decline;

•	basic earnings per share (positive or negative);

•	diluted earnings per share (positive or negative);

•	funds from operations per share;

•	per share growth (positive or negative);

•	cash available for distribution;

•	market share;

•	cash available for distribution per share;

•	per share growth or decline;

•	share price performance on an absolute basis and relative to an index of earnings per share;

•	improvements in the Company’s attainment of expense levels;

•	overhead reduction;

•	expense reduction or control; or

•	implementing or completion of critical projects.

The performance criteria can be measured alone or in any combination, and if not based on individual performance, can be based on either the performance of the consolidated Company or the performance of a division or business unit of the Company.  Performance can be measured on an absolute basis or relative to a pre-established target, to previous year results, or to a designated comparison group.  The Compensation Committee may include or exclude any or all of the following items from the calculation: extraordinary, unusual, or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or production activities; other non-operating items; spending for acquisitions; effects of divestitures; effects of litigation activities and settlements; stock compensation; bonuses for officers, senior management and corporate management, and professionals; and/or executive severance of a material nature (in excess of $500,000).

Change in Control Provisions.  Notwithstanding any other provision of the 2009 Incentive Plan, and unless specifically provided in an award agreement, in the event of a “Change in Control” of the Company (as defined below), all bonus awards, stock options, stock appreciation rights, restricted stock, and deferred stock which are then outstanding and unvested shall vest immediately, and any performance goal or other condition with respect to performance share awards and performance unit awards shall be deemed satisfied immediately prior to the consummation of the Change in Control.  Notwithstanding the definition of Change in Control below, the sale, exchange, lease, or other disposition of all or substantially all of the Company’s assets will not trigger the vesting of awards or the deemed satisfaction of performance conditions for purposes of the 2009 Incentive Plan.

For purposes of the 2009 Incentive Plan, a “Change in Control” means the consummation of one or more of the following:

(i)
the sale, exchange, lease, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms as used in the Exchange Act);

(ii)
any person or group is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the voting stock of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer, or otherwise;

(iii)
a merger, consolidation, or similar reorganization of the Company with or into another entity, if the Company’s shareholders immediately prior to such transaction do not own a majority of the voting power of the voting stock of the surviving company or its parent immediately after the transaction in substantially the same proportions as immediately prior to such transaction; or

(iv)
during any 12-month period, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by the Board, whether through the filling of a vacancy or otherwise, or whose nomination for election by the Company’s shareholders was approved by a vote of a majority of the Company’s directors then still in office, who were either directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board then in office.

Notwithstanding the definition of Change in Control above, for awards made under the 2009 Incentive Plan that are subject to Section 409A of the Code, the Compensation Committee, in its sole discretion, may use a different definition of Change in Control in any award agreement or other written agreement approved by the Compensation Committee in order to satisfy the provisions of Code Section 409A.

Transferability.  Generally, no awards granted under the 2009 Incentive Plan, or any interests in such awards, may be assigned or transferred other than by will or the laws of descent and distribution, and awards are exercisable during a participant’s lifetime only by the participant.

Maximum Amounts Under Code Section 162(m).  To the extent the Compensation Committee structures an award to qualify as “performance based compensation” under Section 162(m) of the Code, the maximum amounts of compensation that could be paid to any covered employee are set forth in this paragraph below.  The maximum number of shares for which stock options and SARs may be granted to any covered employee in any fiscal year of the Company, in the aggregate, cannot exceed 1,000,000 shares.  The total aggregate maximum amount of compensation that could be paid to any covered employee pursuant to a bonus award during any fiscal year of the Company cannot exceed $4 million.  The total aggregate maximum number of shares of restricted stock that may be granted to any covered employee during any fiscal year of the Company cannot exceed 750,000 shares.  The total aggregate maximum value (determined on the date of grant) of awards of deferred stock and performance awards, in the aggregate, that may be granted to any covered employee during any fiscal year of the Company cannot exceed $5 million.

Section 409A of the Code.  The 2009 Incentive Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any award made under the 2009 Incentive Plan.  Code Section 409A governs the taxation of deferred compensation.  Any participant that is granted an award that is deemed to be deferred compensation and does not comply with Section 409A, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable) and an additional 20% tax (and an additional tax based upon an amount of interest determined under Section 409A) on the value of the award.

Recoupment Policy.  All awards and payments made or required to be made, or Shares received or required to be issued, under the 2009 Incentive Plan to any participant are subject to repayment to the Company under the terms of any clawback, recoupment, or other similar policy implemented by the Board from time to time.

Federal Income Tax Consequences

The following is a general description of the federal income tax consequences to the participant and the Company with regard to awards granted under the 2009 Incentive Plan.  This summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future.  This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2009 Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients, and the method of payment or settlement.  This summary does not address the tax consequences upon a participant’s death, the effects of other federal taxes (including possible “golden parachute” excise taxes), or taxes imposed under state, local, or foreign tax laws.  This discussion does not purport to discuss all tax consequences related to awards under the 2009 Incentive Plan, and the Company cannot assure participants of any particular tax result.  As such, participants should consult with their own tax advisors as to the tax consequences of transactions under the 2009 Incentive Plan.

Non-Qualified Stock Options.  There typically will be no federal income tax consequences to the optionee or to the Company upon the grant of a non-qualified stock option under the 2009 Incentive Plan.  When the optionee exercises a non-qualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m).  If the optionee is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes.  Any gain that the optionee recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.  There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an ISO (other than the alternative minimum tax consequences, discussed in this paragraph, to the optionee upon exercise).  If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction.  If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount.  While the exercise of an ISO does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.  Thus, an ISO may trigger alternative minimum tax for the optionee.

Bonus Awards.  A participant receiving a performance-based bonus award grant will not recognize income, and the Company will not be allowed a deduction, at the time the grant is made as long as the bonus award is subject to a substantial risk of forfeiture.  When the bonus award is no longer subject to a substantial risk of forfeiture (assuming there was not a proper deferral), the amount of cash and the fair market value of the shares received will be ordinary income to the participant.  The Company will be entitled to a federal income tax deduction equal to that amount, subject to any applicable limitations under Code Section 162(m).  If the participant is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes.

Stock Appreciation Rights (SARs).  There typically will be no federal income tax consequences to the participant or to the Company upon the grant of a SAR under the 2009 Incentive Plan.  When the participant exercises a SAR, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of a share of stock received at the time of exercise over the fair market value of a share of stock on date of grant, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m).  If the participant is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted as long as the restricted stock is subject to a substantial risk of forfeiture.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Shares as of that date (less any amount paid for the Shares), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  If the participant is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes.  If the participant files an election under Code Section 83(b) within 30 days of the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the shares as of that date (less any amount paid for the shares), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).  Any future appreciation in the shares will be taxable to the participant at capital gains rates.  However, if the stock is forfeited prior to vesting, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.  If dividends are paid while the restrictions are in effect, the participant will recognize ordinary income as to the dividends and the Company will be entitled to a corresponding deduction, subject to any applicable limitations under Code Section 162(m). If the participant is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes.

Deferred Stock Awards.  The grant of a deferred stock award under the 2009 Incentive Plan generally will not be taxable to the participant, and will not be deductible by the Company at the time of grant.  At the time a deferred stock award is settled, the participant will recognize ordinary income and the Company will be entitled to a corresponding deduction, subject to any applicable limitations under Code Section 162(m).  Generally the measure of the income and deduction will be the fair market value of the shares at the time the deferred stock is settled.  If the participant is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes.

Performance Awards.  A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture.  When the participant receives, or has the right to receive, payment of cash or shares under the performance award, the cash amount or the fair market value of the shares will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).  If the participant is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes.

Section 162(m) of the Code.  Section 162(m) of the Code precludes a publicly-traded corporation from taking a deduction for compensation in excess of $1 million paid to the corporation’s chief executive officer or any of its three other highest-paid officers.  However, compensation that qualifies under Section 162(m) of the Code as qualified performance based compensation is specifically exempt from the deduction limit.  Awards granted to participants under the 2009 Incentive Plan whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such awards may be granted in a manner that will qualify such awards as qualified performance based compensation not subject to the Section 162(m) deductibility limitations.  However, certain awards under the 2009 Incentive Plan may not qualify as performance based compensation or the Committee may decide to forgo the deduction, and, therefore, the Company’s compensation expense deductions relating to such awards will be subject to the Section 162(m) deductibility limitations.  The Company intends to obtain the maximum possible tax deduction for compensation paid to its executive officers, but the Company may forego all or some portion of a deduction to conform to our compensation goals and objectives.

Section 409A of the Code.  Section 409A of the Code generally affects amounts deferred by a participant.  Section 409A provides that “deferred compensation” must comply with Section 409A of the Code and if it does not, the compensation is subject to a 20% additional excise tax plus, in certain cases, an interest charge.

Importance of Consulting a Tax Advisor.  The foregoing discussion is a summary only and does not purport to be complete.  In addition, the information is based upon existing U.S. tax laws and regulations and, therefore, is subject to change when those laws or rules change.  Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax advisor as to the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of Shares acquired as a result of any award.

Interests of Certain Persons in the Action Taken

Each of the Company’s directors and executive officers is a potential recipient of awards under the 2009 Incentive Plan.  While as of the date of this Proxy Statement the Compensation Committee has not committed to grant any additional awards to any Director or executive officer not otherwise disclosed herein, we expect the Compensation Committee will continue to grant awards to such participants in accordance with the Company’s current compensation policies and programs discussed in this Proxy Statement.  See “Executive Compensation - Compensation Discussion and Analysis” beginning on page 21 above.  Consequently, the increase in the number of shares available for issuance under the 2009 Incentive Plan pursuant to the proposed amendment is likely to result in awards being made to our Directors and executive officers.

Awards Granted Under the 2009 Incentive Plan

The table below summarizes all of the awards of any kind made under the 2009 Incentive Plan to our NEOs, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees of the Company, including all current officers who are not executive officers, as a group from the time the 2009 Incentive Plan became effective in 2009 through the Record Date.

Name and Position	Bonus Awards ($)	Shares Subject to Stock Options (#)	Stock Appreciation Rights (#)	Shares of Restricted Stock (#)	Shares of Deferred Stock (#)	Performance Awards (#)
Glenn S. Lyon Executive Chairman, Former Chief Executive Officer	$6,174,489	1,050,743	-	568,782	-	-
Samuel M. Sato Chief Executive Officer	$2,762,637	693,002	-	287,250	-	-
Imran Jooma Division President, Executive Vice President, Omnichannel Strategy	$172,478	176,600	-	51,260	-	-
Edward W. Wilhelm Executive Vice President, Chief Financial Officer	$1,928,653	244,456	-	144,794	-	-
Bill Kirkendall Executive Vice President, President of JackRabbit	$136,500	120,755	-	33,161	-	-
Daniel S. Marous Former Executive Vice President, Chief Supply Chain Officer	$263,222	76,609	-	23,521	-	-
Executive Group	$19,465,797	2,586,529	-	1,170,768	-	-
Non-Executive Director Group	-	-	-	217,139	-	-
Non-Executive Officer Employee Group	$30,177,598	2,427,351	-	933,504	-	-

New Plan Benefits

The executive officers, directors, and employees of the Company or any of its subsidiaries who will participate in the 2009 Incentive Plan, and the awards that may or will be made to any of them in the future, are to be determined in the discretion of the Compensation Committee and are not determinable at this time.  The table below summarizes all of the awards of any kind made under the 2009 Incentive Plan to our NEOs, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees of the Company, including all current officers who are not executive officers, as a group for Fiscal 2016.

Name and Position	Bonus Awards ($)	Shares Subject to Stock Options (#)	Stock Appreciation Rights (#)	Shares of Restricted Stock (#)	Shares of Deferred Stock (#)	Performance Awards (#)
Glenn S. Lyon Executive Chairman, Former Chief Executive Officer	$106,920	188,356	—	51,171	—	—
Samuel M. Sato Chief Executive Officer	$57,150	84,570	—	26,681	—	—
Imran Jooma Division President, Executive Vice President, Omnichannel Strategy	$53,528	41,781	—	11,351	—	—
Edward W. Wilhelm Executive Vice President, Chief Financial Officer	$35,775	40,335	—	10,958	—	—
Bill Kirkendall Executive Vice President, President of JackRabbit	$0	31,963	—	8,682	—	—
Daniel S. Marous Former Executive Vice President, Chief Supply Chain Officer	$30,953	28,539	—	7,728	—	—
Executive Group	$331,407	439,139	—	124,021	—	—
Non-Executive Director Group	—	—	—	25,242	—	—
Non-Executive Officer Employee Group	$3,276,824	364,192	—	69,697	—	—

Required Shareholder Approval

The affirmative vote of a majority of the outstanding shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting is required to approve the amendment to the 2009 Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 4,000,000 shares from 6,500,000 to 10,500,000, including an increase in the maximum number of shares which may be used for awards other than stock options and appreciation rights from 2,500,000 to 4,000,000.   Abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the amendment to the 2009 Incentive Plan.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the amendment to the 2009 Incentive Plan.  Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 4 on your Proxy Card).

PROPOSALS OF SHAREHOLDERS

If a shareholder wishes to submit a proposal for consideration at the 2017 Annual Meeting of Shareholders and wants that proposal to appear in the Company’s proxy statement for that meeting, the proposal must be submitted to the Company at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Corporate Secretary no later than April 6, 2017.

If a shareholder wishes to submit a proposal for consideration at the 2017 Annual Meeting of Shareholders, or if a shareholder wishes to recommend a candidate for election to the Board, the Company’s Bylaws require the shareholder to provide the Company with written notice of such proposal or recommendation no less than 90 days, nor more than 120 days, in advance of the first anniversary of the 2016 Annual Meeting (in the event that the date of the 2017 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must provide the Company with written notice of such proposal or recommendation no less than 90 days, nor more than 120 days, in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the 2017 Annual Meeting of Shareholders).  Such notice should be sent to the Company at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Corporate Secretary.

Notwithstanding the foregoing, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the Director nominees or specifying the size of the increased Board at least 100 days prior to the first anniversary of the 2016 Annual Meeting (or if the 2017 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, at least 100 days prior to the date of the 2017 Annual Meeting), a shareholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Company at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Corporate Secretary no later than the close of business on the seventh day following the day on which such public announcement is made by the Company.

HOUSEHOLDING

Shareholders who share the same last name and address may receive only one copy of the E-Proxy Notice unless we receive contrary instructions from any shareholder at that address.  This is referred to as “householding.”  If you prefer to receive multiple copies of the E-Proxy Notice at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the E-Proxy Notice, you may request that you receive only one copy.  Please direct requests for a copy of the E-Proxy Notice to The Finish Line, Inc., Attn: Corporate Secretary, Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, or by telephone at (317) 899-1022.

MISCELLANEOUS

The E-Proxy Notice contains instructions on how to access the Company’s Annual Report to Shareholders for the fiscal year ended February 27, 2016, which includes the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company.  You also may obtain copies of this Proxy Statement, the form of proxy relating to the Annual Meeting, and our Annual Report without charge from our website at www.finishline.com (click on the Investor Relations link), from the SEC’s website at www.sec.gov, or at www.proxyvote.com.

The Company is not aware of any other business to be presented at the Annual Meeting.  If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christopher C. Eck
Senior Vice President - Legal & Human Resources General Counsel and Corporate Secretary
Indianapolis, Indiana
June 3, 2016

A-2

Appendix A
A-1

The Finish Line, Inc.

2009 Incentive Plan

Amended and Restated as of April 16, 2014

Article 1.	Establishment, Purpose and Term.

Section 1.1 Establishment.  The Finish Line, Inc. 2009 Incentive Plan (as amended, the “Original Plan”) was originally approved by the Board of Directors of The Finish Line, Inc. (“Company”) on April 24, 2009 (the “Effective Date”) and subsequently approved by the Company’s shareholders on July 23, 2009. The Original Plan was amended and reapproved by the Company’s Board of Directors on April 16, 2014, and the Original Plan, as amended hereby (the “Plan”), was subsequently reapproved by the Company’s shareholders on July 17, 2014. Subject to Section 13.1, Awards may be granted as provided herein for the term of the Plan.

Section 1.2 Purposes.  The purposes of the Plan are to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. In addition, the Plan provides the ability to make Awards linked to the profitability of the Company’s businesses and increases in shareholder value.

Section 1.3 Term.  The Plan became effective on the Effective Date. No additional Incentive Stock Options shall be made after the tenth anniversary of the date the Plan is last approved by the Company’s shareholders. After the expiration or termination of the Plan, outstanding Awards shall be administered in accordance with the provisions hereof and thereof. The Plan shall continue in effect until all matters relating to the settlement of Awards and administration of the Plan have been completed.

Article 2.	Definitions.

For purposes of the Plan, the following terms are defined as set forth below and certain other terms used herein have definitions given to them in the first place in which they are used:

Section 2.1 “2002 Plan” means the 2002 Stock Incentive Plan of The Finish Line, Inc. (as Amended and Restated July 21, 2005), as amended.

Section 2.2 “Affiliate” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under control with, the Company.

Section 2.3 “Agreement” means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant.

Section 2.4 “Award” means any Bonus Award, Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, or Performance Award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

Section 2.5 “Beneficiary” means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, awarded to such Participant under the Plan, to the extent permitted. If there is no designated beneficiary, then the term “Beneficiary” means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

Section 2.6 “Board of Directors” or “Board” means the Board of Directors of the Company.

Section 2.7 “Bonus Award” has the meaning set forth in Article 5(a) of this Plan.

Section 2.8 “Cause” means, unless otherwise specifically provided in an Agreement, any act or omission which permits the Company to terminate the written employment agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause,” then “Cause” means the occurrence of one or more of the following events: (a) the willful and continued failure by the Participant to perform his or her material duties with respect to the Company or its Affiliates for a period of more than 30 days; (b) the willful or intentional engaging by the Participant in conduct within the scope of his or her employment that causes material and demonstrable injury, monetarily or otherwise, to the Company including, without limitation, breach of fiduciary duty, fraud, misappropriation, embezzlement or theft; (c) the Participant’s conviction for, or a plea of nolo contendere to, the commission of a felony or other crime involving moral turpitude; or (d) a breach of the Participant’s covenants set forth in any other agreement between the Participant and the Company and the failure of the Executive to cure within 10 days after receipt of notice from the Company.

Section 2.9 “Common Stock” means the Company’s class A common stock as set forth and described in the Company’s articles of incorporation, as amended, whether presently or hereinafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter.

Section 2.10 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations thereunder, as amended from time to time.

Section 2.11 “Commission” means the Securities and Exchange Commission or any successor thereto.

Section 2.12 “Committee” means the committee of the Board responsible for granting and administering Awards under the Plan, which initially shall be the Compensation Committee of the Board, until such time as the Board may designate another committee. The Committee shall consist solely of two or more directors and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and also an “outside director” under Section 162(m) of the Code. In addition, each member of the Committee shall satisfy any independence or other corporate governance standards imposed by the Nasdaq Stock Market or other securities market on which the Stock shall be listed from time to time. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

Section 2.13 “Company” means The Finish Line, Inc., an Indiana corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company. Wherever the context of the Plan so admits or requires, “Company” also means “Affiliate.”

Section 2.14 “Covered Employee” means a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

Section 2.15 “Deferred Stock” means a right granted to a Participant under Section 9.1 hereof to receive Stock at the end of a specified deferral period.

Section 2.16 “Domestic Relations Order” has the meaning set forth in the Code.

Section 2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 2.18 “Exercise Price” means the price that a Participant must pay to exercise an Award or the amount upon which the value of an Award is based.

Section 2.19 “Fair Market Value” means, as of any given date, the average of the high and low market price on the Nasdaq Stock Market or such other public trading market on which the Stock is traded on that date. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith. In each case, the Fair Market Value shall be determined without regard to whether the Stock is restricted or represents a minority interest.

Section 2.20 “Grant Date” means the date as of which an Award is granted pursuant to the Plan. In no event may the Grant Date be earlier than the Effective Date unless the effectiveness of the Award is contingent on the approval of the Plan by the Company’s shareholders.

Section 2.21 “Incentive Stock Option” means any Option that is intended to be, is designated as, and actually qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

Section 2.22 “Non-Qualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

Section 2.23 “Option Period” means the period during which the Option shall be exercisable in accordance with an Agreement and Article 6.

Section 2.24 “Participant” means a person who satisfies the eligibility conditions of Section 4.6 and to whom an Award has been granted by the Committee under the Plan. In the event that a Representative is appointed for a Participant, then the term “Participant” shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term “Termination of Employment” shall mean the Termination of Employment of the Participant.

Section 2.25 “Performance Award” means an Award consisting of Performance Shares or Performance Units described in Article 10.

Section 2.26 “Performance Goals” mean the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

Section 2.27 “Performance Measure” means any measure based on any of the performance criteria set out in this Section, either alone or in any combination, and, if not based on individual performance, on either a consolidated or a division or business unit level, as the Committee may determine and measured on an absolute basis or relative to a pre-established target, to previous year’s results or to a designated comparison group: individual Participant financial or non-financial performance goals; sales; cash flow; cash flow from operations; operating profit or loss; operating income or loss; net operating income or loss; net income or loss; operating margin; net income margin; profit margin; return on assets; return on net assets; four-wall contribution; economic value added; return on total assets; return on equity; return on capital; return on operating income; total shareholder return; revenue or loss; revenue growth or decline; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA growth or decline; basic earnings per share (positive or negative); diluted earnings per share (positive or negative); funds from operations per share; per share growth (positive or negative); cash available for distribution; market share; cash available for distribution per share; per share growth or decline; share price performance on an absolute basis and relative to an index of earnings per share; improvements in the Company’s attainment of expense levels; overhead reduction; expense reduction or control; or implementing or completion of critical projects. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; effects of litigation activities and settlements; stock compensation; bonuses for officers, senior management and corporate management, and professionals; and executive severance of a material nature (in excess of $500,000). Any such performance criterion or combination of such criteria may apply to the Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. In the event Section 162(m) of the Code or applicable tax or other laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant.

Section 2.28 “Performance Period” means the time period during which a Performance Award shall be earned and shall be at least one (1) fiscal year in length, unless otherwise determined by the Committee.

Section 2.29 “Performance Unit” means a right granted pursuant to the terms and conditions established by the Committee which is described in Section 10.1.

Section 2.30 “Performance Share” means a right granted pursuant to the terms and conditions established by the Committee which is described in Section 10.1.

Section 2.31 “Plan” means The Finish Line, Inc. 2009 Incentive Plan, as herein set forth and as may be amended from time to time.

Section 2.32 “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; or (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant’s death; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

Section 2.33 “Restricted Stock” means Stock granted to a Participant under Section 8.1 and which is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.

Section 2.34 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

Section 2.35 “Stock” means the Company’s Common Stock, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter.

Section 2.36 “Stock Appreciation Right” means a right granted under Section 7.1.

Section 2.37 “Stock Option” or “Option” means a right, granted to a Participant under Section 6.1, to purchase Stock at a specified price during specified time periods.

Section 2.38 “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer or employee of the Company or of any Affiliate, including, without limitation, death, disability, dismissal, severance at the election of the Participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates. With respect to any non-employee member of the Board or of a board of directors of an Affiliate, Termination of Employment means the termination of a Participant’s status as a non-employee director of the Board or of a board of directors of an Affiliate. With respect to any other person who is not an employee with respect to the Company or an Affiliate, the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

Article 3.	Compensation Committee Administration.

Section 3.1 Committee Structure.  The Plan shall be administered by the Committee, but any action that may be taken by the Committee may also be taken by the full Board of Directors of the Company.

Section 3.2 Committee Actions.  Subject to the Committee’s charter, the Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee or the Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Section 3.3 Committee Authority.  Subject to applicable law, the Company’s articles of incorporation and by-laws, the Committee’s charter or the terms of the Plan, the Committee shall have the authority:

(a)           to select those persons to whom Awards may be granted from time to time;

(b)           to determine whether and to what extent Awards are to be granted hereunder;

(c)           to determine the number of shares of Stock to be covered by each Award granted hereunder;

(d)           to determine the terms and conditions of any Award granted hereunder, including any provisions deemed by the Committee in good faith to be necessary or appropriate for a “nonqualified deferred compensation plan,” as defined in Section 409A(d)(1) of the Code, to avoid being subject to taxation under Section 409A(a)(1) of the Code, provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share of the underlying Stock as of the Grant Date;

(e)           to adjust the terms and conditions, at any time or from time to time, of any Award (including acceleration of vesting of any Award), subject to the limitations contained elsewhere herein, including, but not limited to, Section 13.1 and Section 13.10;

(f)           to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred, subject to compliance in good faith with the requirements of the Plan and Section 409A of the Code to avoid the Award being subject to taxation under Section 409A(a)(1) of the Code;

(g)           to provide for the forms of Agreement to be utilized in connection with this Plan;

(h)           to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;

(i)           to cancel, with the consent of the Participant (if required under the Plan or the applicable Agreement) or as otherwise provided in the Plan or the applicable Agreement, outstanding Awards;

(j)           to require as a condition of the exercise of an Award or the issuance or transfer of a certificate (or other representation of title) of Stock, the withholding from a Participant of the amount of any taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

(k)           to determine whether and with what effect an individual has incurred a Termination of Employment;

(l)           to determine the restrictions or limitations on the transfer of Stock;

(m)           to determine whether an Award is to be adjusted, modified or purchased, or is to become fully or partially exercisable, under the Plan or the terms of an Agreement;

(n)           to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the applicable Agreement;

(o)           to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

(p)           to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

(q)           to make all other determinations which may be necessary or advisable for the administration of the Plan.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

Section 3.4 Committee Determinations and Decisions.  Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants unless revised by the Committee, subject to any ratifications or approvals of the Board that the Committee or Board may request. Any determination shall not be subject to de novo review if challenged in court. Neither the Committee (including any member thereof) nor the Company shall have any liability to any Participant for any matter it determined in good faith as being in compliance with the Code even if such determination was later proved incorrect.

Article 4.	Shares and Eligibility.

Section 4.1 Number of Shares.  The maximum number of shares of Common Stock which may be used for Awards under this Plan (all of which may be issued pursuant to the exercise of Incentive Stock Options) shall be equal to 6,500,000 shares; provided that in any case the maximum number of such shares which may be used for Awards other than Stock Options or Stock Appreciation Rights shall be 2,500,000 shares. Upon approval of the Plan by the Company’s shareholders on July 23, 2009, the 2002 Plan is no longer available for use for the grant of new incentive awards other than awards granted wholly from shares returned to the 2002 Plan by forfeiture after the annual shareholder meeting in July, 2009. The shares of Common Stock available for Awards under the Plan may be authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

Section 4.2 Release of Shares.  Subject to Section 4.1, the Committee shall have full authority to determine the class and number of shares of Stock available for Awards. In its discretion the Committee may include (without limitation), as available for distribution, (a) shares of Stock subject to any Award that have been previously forfeited; or (b) shares under an Award that otherwise terminates without issuance of Stock being made to a Participant. Any shares that are available immediately prior to the termination of the Plan, or any shares of Stock returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

Section 4.3 Restrictions on Shares.  Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine and/or provide in the Agreement. The Company shall not be required to issue or deliver any certificates for Stock, cash or other property prior to (a) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; (b) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award; and (c) satisfaction of any other terms, conditions or restrictions specified by the Committee herein, in any applicable Agreement or otherwise. The Company may cause any certificate (or other representation of title) for any shares of Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Stock as provided in this Plan, any shareholder agreement then in effect, or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Stock in compliance with applicable law or otherwise.

Section 4.4 Shareholder Rights.  No person shall have any rights of a shareholder as to Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and a Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records, except as provided herein or in an Agreement.

Section 4.5 Effect of Certain Corporate Changes.  Notwithstanding anything to the contrary herein, in the event of any share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall make appropriate adjustments or substitutions as described below in this Section and in compliance with the Code. The adjustments or substitutions may relate to the number of shares of Stock available for Awards under the Plan, the number of shares of Stock covered by outstanding Awards, the Exercise Price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that to the extent that Section 409A, Section 422 or Section 162(m) of the Code shall apply to an Award, any such adjustments or substitutions shall only be made to the extent that, in the Committee’s good faith determination, they comply with the requirements of Section 409A to avoid being subject to taxation under Section 409A(a)(1) of the Code, Section 422 of the Code to continue treatment as an “incentive stock option” under Section 422 of the Code and Section 162(m) of the Code to continue treatment as qualified performance based compensation under Section 162(m) of the Code.

Section 4.6   Eligibility.  Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are current or prospective employees of, or consultants or advisors to, the Company or any Affiliate, or current or prospective non-employee members of the Board of Directors of the Company or any Affiliate. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee shall give consideration to such factors deemed appropriate by the Committee.

Article 5.	Bonus Awards.

(a)           General.  The Committee shall have authority to establish, from time to time, various programs under the Plan pursuant to which Participants may be granted Bonus Awards. A “Bonus Award” shall entitle the Participant to earn incentive compensation based on the achievement of performance goals established for one or more performance periods. For each program, the Committee shall establish the terms and conditions of each program which may include, without limitation, the performance period, the Participants who will participate in the program, the various possible award levels for each Participant, which may include a threshold, target and maximum award and may or may not be based on percentages of base salary, and the performance goals that must be met for each award level to be earned. An Agreement with each Participant shall not be necessary.

(b)           Earning Bonus Award.  A Participant shall not earn a Bonus Award and no payment shall be made until the Committee determines that the performance goals have been obtained for the relevant award level for the relevant performance period and that the other material terms have been satisfied for the performance period. Whether or not a Participant has earned a Bonus Award shall be determined by the Committee in its sole discretion. Following determination of a Bonus Award, the Committee may make adjustments to a Bonus Award to reflect individual performance during such performance period.

(c)           Payment.  Unless otherwise determined by the Committee, payment for all Bonus Awards shall be made in cash within the short-term deferral period in accordance with Section 409A of the Code unless otherwise deferred pursuant to the Company’s then applicable non-qualified deferred compensation plan.

(d)           Non-transferability of Bonus Awards.  Unless otherwise specifically provided in the Agreement, no Bonus Award shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or disposed of, other than by will or by the laws of descent and distribution; provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of a Bonus Award for consideration unless pursuant to a Domestic Relations Order.

(e)    Termination of Employment. Except as otherwise provided by the Committee, in the event a Participant incurs a Termination of Employment, all Bonus Awards shall be forfeited by the Participant.

Article 6.	Stock Options.

Section 6.1 General.  The Committee shall have authority to grant Options under the Plan at any time or from time to time. The Committee shall consider the potential impact of Section 409A of the Code on each grant of Options and, if necessary, shall make the terms and conditions of the Options, in its good faith determination, comply with the requirements of Section 409A of the Code to avoid being subject to taxation under Section 409A(a)(1) of the Code. An Option shall entitle the Participant to receive Stock upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Exercise Price.

Section 6.2 Grant.  The grant of an Option shall occur as of the Grant Date determined by the Committee, provided that the Grant Date shall not be earlier than the date upon which the Committee acts to grant the Option. Options may be granted alone or in connection with other Awards. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. The Committee shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Options (in each case with or without Stock Appreciation Rights); provided, however, only a person who is a common-law employee of the Company, any “parent corporation” of the Company, or a “subsidiary corporation” of the Company (each term as defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

Section 6.3 Terms and Conditions.  Options shall be subject to such terms and conditions as shall be determined by the Committee, including and subject to the following:

(a)           Exercise Price.  The Exercise Price per share shall not be less than the Fair Market Value per share on the Grant Date. If an Option which is intended to qualify as an Incentive Stock Option is granted to an individual who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a parent corporation or any subsidiary corporation (each term as defined in Section 6.2) (a “10% Owner”), the Exercise Price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share on the Grant Date.

(b)           Option Period.  The Option Period of each Option shall be fixed by the Committee. In the case of an Incentive Stock Option, the Option Period shall not exceed ten (10) years from the Grant Date.  If an Option which is intended to be an Incentive Stock Option is granted to a 10% Owner, the Option Period shall not exceed five (5) years from the Grant Date.  No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

(c)           Exercisability.  Subject to Section 11.2 and Section 6.4, an Option shall be exercisable in whole or in such installments and at such times, as established by the Committee in an Agreement; provided, however, no Incentive Stock Option may be exercised before the Plan is approved by the shareholders of the Company in the manner prescribed by Section 422 of the Code. The Committee may provide in an Agreement for an accelerated exercise of all or part of an Option upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the exercisability of all or part of any Option. If an Option is designated as an Incentive Stock Option, the aggregate Fair Market Value (determined on the Grant Date of the Option) of the Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year (under the Plan or any other plan of the Company or any parent corporation or subsidiary corporation) shall not exceed $100,000. Except as otherwise provided in Article 11 in connection with acceleration events, or certain occurrences of termination, no Award granted under this Plan to an officer or director of the Company may be exercised, and no restrictions relating thereto may lapse, within six months of the date of such grant if (i) the requirements of Exchange Act Rule 16b-3(d)(1) were not satisfied with respect to the issuance of such Award; and (ii) the Committee has not otherwise waived such limitation.

(d)           Method of Exercise.  Subject to the provisions of this Article 6 and the applicable Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of shares of Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or certified check or such other form of payment as the Company may accept. If permitted in the applicable Agreement or otherwise by the Committee, payment in full or in part may also be made by (i) delivering Stock already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of such delivery equal to the Exercise Price; (ii) the delivery of cash by a broker-dealer as a “cashless” exercise, provided such method of payment may not be used by an executive officer of the Company or a member of the Board to the extent such payment method would violate Rule 16b-3 or the Exchange Act; (iii) withholding by the Company of Stock subject to the Option having a total Fair Market Value as of the date of delivery equal to the Exercise Price; or (iv) any combination of cash and the foregoing.

(e)           Conditions for Issuance of Shares.  No shares of Stock shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares, and such shares have been recorded on the Company’s official shareholder records as having been issued and transferred.

(f)           Non-transferability of Options.  Unless otherwise specifically provided in the applicable Agreement, no Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant; provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of an Option for consideration unless pursuant to a Domestic Relations Order.

Section 6.4 Termination of Employment.  Except as otherwise provided by the Committee in the applicable Agreement, any portion of the Option that was not vested and exercisable on the date of Termination of Employment shall expire and be forfeited on such date, and any portion of the Option that was vested and exercisable on date of Termination of Employment shall also expire and be forfeited on such date to the extent not exercised before that date. Notwithstanding the foregoing, (a) with respect to Options granted to employees, except for such longer or shorter periods as provided in the applicable Agreement with respect to Non-Qualified Stock Options and for such shorter periods as provided in the applicable Agreement with respect to Incentive Stock Options, if the Termination of Employment was other than for Cause, death or disability (as defined in Section 22(e)(3) of the Code), the portion of the Option that is vested as of the date of Termination of Employment shall expire and be forfeited at midnight ninety (90) days from the date of such termination and if Termination of Employment was on account of death or disability (as defined above) the portion of the Option that is vested as of the date of Termination of Employment shall expire and be forfeited at midnight one (1) year from the date of such termination, and (b) with respect to Options granted to non-employee members of the Board of Directors the portion of the Option that is vested as of the date of Termination of Employment shall expire and be forfeited at midnight two (2) years from the date of such termination. Notwithstanding anything herein to the contrary, no Option shall be exercisable after the date set forth in the applicable Agreement.

Article 7.	Stock Appreciation Rights.

Section 7.1 General.  The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Stock Appreciation Rights may be awarded alone or in tandem with other Awards granted under the Plan. The Committee shall consider the potential impact of Section 409A of the Code on each grant of Stock Appreciation Rights and, if determined to be necessary, shall make the terms or conditions of the Stock Appreciation Rights, in its good faith determination, comply with the requirements of Section 409A of the Code to avoid being subject to taxation under Section 409A(a)(1) of the Code. Subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the applicable Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to receive in Stock the number of shares described in Section 7.3(b).

Section 7.2 Grant.  The grant of a Stock Appreciation Right shall occur as of the Grant Date determined by the Committee. A Stock Appreciation Right entitles a Participant to receive Stock as described in Section 7.3(b). An Award of Stock Appreciation Rights shall be evidenced by, and subject to the terms of, an Agreement.

Section 7.3 Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee and set forth in an Agreement, including (but not limited to) the following:

(a)           Period and Exercise.  The term of a Stock Appreciation Right shall be established by the Committee. A Stock Appreciation Right shall be for such period and, subject to Section 11.2 and Section 7.3(e), shall be exercisable in whole or in installments and at such times as established by the Committee in an Agreement. The Committee may provide in an Agreement for an accelerated exercise of all or part of a Stock Appreciation Right upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the exercisability of all or part of any Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant’s giving written notice of exercise, on a form provided by the Committee, to the Company specifying the portion of the Stock Appreciation Right to be exercised.

(b)           Delivery of Stock.  Upon the exercise of a Stock Appreciation Right, a Participant shall receive a number of shares of Stock equal in value to the excess of the Fair Market Value per share of Stock on the date of exercise over the Exercise Price per share of Stock specified in the related Agreement, multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised; provided, however, the Agreement may provide for payment in cash, or a combination of Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. The Exercise Price per share shall not be less than the Fair Market Value per share on the Grant Date. The aggregate Fair Market Value per share of Stock shall be determined as of the date of exercise of such Stock Appreciation Right.

(c)           Grants in Connection With Options. If the Stock Appreciation Right is granted in connection with an Option under the Plan then (i) the Participant, upon exercise of all or any part of the Stock Appreciation Rights, shall surrender to the Company, unexercised, that portion of the underlying Option relating to the same number of shares of Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised), (ii) the Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Option and Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised, and (iii) the Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and the Stock Appreciation Right shall expire no later than the date on which the related Option expires.

(d)           Non-transferability of Stock Appreciation Rights.  Except as specifically provided in the Plan or in the applicable Agreement, no Stock Appreciation Rights shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or disposed of, other than by will or the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable during the Participant’s lifetime only by the Participant; provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of a Stock Appreciation Right for consideration unless pursuant to a Domestic Relations Order.

(e)           Termination of Employment.  A Stock Appreciation Right shall be forfeited or terminated at such time as an Option would be forfeited or terminated under Section 6.4, unless otherwise provided in an Agreement.

Article 8.	Restricted Stock.

Section 8.1 General.  The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall consider the potential impact of Section 409A of the Code on each grant of Restricted Stock and, if determined to be necessary, shall make the terms and conditions of the Restricted Stock, in its good faith determination, comply with the requirements of Section 409A of the Code to avoid being subject to taxation under Section 409A(a)(1) of the Code. The Committee may also require the recipient of the grant to make an election under Section 83(b) of the Code if the Restricted Stock so granted is subject to transfer restrictions or a substantial risk of forfeiture and if not required by the Company but the Participant makes an election under Section 83(b) of the Code the Participant shall promptly file a copy of such election with the Company. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which contains the applicable terms and conditions of the Award, including the rate or times provided by the Committee for the lapse of any forfeiture restrictions or other conditions regarding the Award. The Committee may provide in an Agreement for an accelerated lapse of any such restrictions upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the lapse of any such restrictions with respect to all or part of any Restricted Stock.

Section 8.2 Grant, Awards and Certificates.  The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. Notwithstanding the limitations on issuance of Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee and any restrictions the Stock may be subject to, including any shareholder agreement then in effect. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Stock covered by such Award.

Section 8.3 Terms and Conditions.  Restricted Stock shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a)           Rights.  Except as provided in Section 8.3(c) and notwithstanding Section 4.4 and except as otherwise provided in the applicable Agreement, (i) the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares, and (ii) for Restricted Stock which is performance based the Participant shall not have the right to receive any dividends until the Restricted Stock is vested at which time all unpaid and accrued dividends shall be paid. If any dividends or other distributions are paid in shares of Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

(b)           Criteria.  As described in Section 8.1 above, the Committee may provide in an Agreement for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award; such provisions of an Agreement or Committee action may be based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed, Performance Goals for a Performance Period, or such other factors or criteria as the Committee may determine.

(c)           Limitations on Transferability.  Subject to the provisions of the Plan and the Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or dispose of Restricted Stock;

provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of Restricted Stock for consideration unless pursuant to a Domestic Relations Order.

(d)           Termination of Employment.  Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock.

Article 9.	Deferred Stock.

Section 9.1 General.  The Committee shall have authority to grant an Award of Deferred Stock under the Plan at any time or from time to time. Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee may denominate a Deferred Stock Award in either shares of Stock or units. The Committee shall consider the impact of Section 409A of the Code on each grant of Deferred Stock and, if determined to be necessary, shall make the terms and conditions of the Deferred Stock, in its good faith determination, comply with the requirements of Section 409A of the Code to, except as otherwise provided in Section 9.2(e) or Section 9.2(f), avoid being subject to taxation under Section 409A(a)(1) of the Code. The Committee shall determine the number of shares of Deferred Stock to be awarded to any Participant, the duration of the period (the “Deferral Period”) prior to which the Stock will be delivered, and the conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Awards. Each Deferred Stock Award shall be evidenced by, and subject to the terms of, an Agreement.

Section 9.2 Terms and Conditions.  Deferred Stock Awards shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a)           Rights.  Any rights, other than any rights explicitly set forth herein, with respect to Deferred Stock shall be provided for in an Agreement.

(b)           Criteria.  Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed, Performance Goals for a Performance Period, or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Award and waive the deferral limitations for all or any part of such Award.

(c)           Limitations on Transferability.  Subject to the provisions of the Plan and the Agreement, Deferred Stock Awards may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or disposed of during the Deferral Period; provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of Deferred Stock Award for consideration unless pursuant to a Domestic Relations Order.

(d)           Termination of Employment.  Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment the rights to the shares still covered by the Award shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all of such Participant’s Deferred Stock.

(e)           Delivery.  At the expiration of the Deferral Period, the Committee shall deliver Stock to the Participant pursuant to the Deferred Stock Award; provided, however, an Agreement may provide for the further deferral of receipt of the Deferred Stock payable under an Award for a specified time (or pursuant to a fixed schedule) or until the occurrence of a permissible distribution event under Section 409A of the Code; provided, further, however, the deferral in such Agreement must be fixed no later than the time specified by Section 409A of the Code.

(f)           Election.  If permitted in an Agreement, a Participant may elect to further defer receipt of the Deferred Stock payable under an Award for a specified time (or pursuant to a fixed schedule) or until the occurrence of a permissible distribution event under Section 409A of the Code, subject to such terms and conditions determined by the Committee. Any such election must be made no later than the time provided by Section 409A of the Code, as determined by the Committee.

Article 10.	Performance Awards.

Section 10.1 General.  The Committee shall have authority to grant Performance Awards under the Plan at any time or from time to time. The Committee shall consider the impact of Section 409A of the Code on each grant of a Performance Award and, if determined to be necessary, shall make the terms and conditions of the Performance Awards, in its good faith determination, comply with the requirements of Section 409A of the Code to avoid being subject to taxation under Section 409A(a)(1) of the Code. A Performance Unit and a Performance Share each consist of the right to receive shares of Stock or cash, as provided in the particular Agreement, and may be awarded either alone or in addition to other Awards granted under the Plan. Performance Units shall be denominated in units of value (including dollar value of shares of Stock) and Performance Shares shall be denominated in a number of shares of Stock. Subject to the terms of the Plan, the Committee shall have complete discretion to determine the number of Performance Units and Performance Shares, if any, granted to each Participant, the conditions for vesting or lapsing of restrictions, the time or times within which such Awards may be subject to forfeiture, whether dividend equivalents shall be paid and any other terms and conditions of the Awards. Each Performance Award shall be evidenced by, and be subject to the terms of, an Agreement.

Section 10.2 Earning Performance Awards.  The Committee shall determine the extent to which any Performance Award has been earned.

Section 10.3 Termination of Employment.  Unless otherwise specifically provided in an Agreement or determined by the Committee, in the event that a Participant incurs a Termination of Employment, all Performance Awards shall be forfeited by the Participant to the Company. Any distribution of earned Performance Awards authorized by an Agreement or determined by the Committee may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

Section 10.4 Nontransferability.  Unless otherwise specifically provided in an Agreement, Performance Awards may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or disposed of, other than by will or by the laws of descent and distribution; provided, however, under no circumstances may a Participant assign, transfer, convey or dispose of a Performance Award for consideration unless pursuant to a Domestic Relations Order.

Article 11.	Change in Control Provisions.

Section 11.1 Definition of Change in Control. For purposes of this Plan, “Change in Control” shall mean the consummation of one or more of the following:

(a) the sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in the Securities Exchange Act of 1934, as amended);

(b) any person or group is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the voting stock of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise;

(c) a merger, consolidation or similar reorganization of the Company with or into another entity, if the shareholders of Common Stock immediately prior to such transaction do not own a majority of the voting power of the voting stock of the surviving company or its parent immediately after the transaction in substantially the same proportions as immediately prior to such transaction; or

(d) during any 12‑month period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board (whether through the filling of a vacancy or otherwise) or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office.

Notwithstanding anything herein to the contrary, for Awards that are subject to Section 409A of the Code, the Committee may, in its sole discretion, prescribe in an applicable Agreement or other written agreement approved by the Committee, an alternative definition of “Change in Control” that is intended to satisfy the requirements of Section 409A of the Code and, to the extent required by Section 409A of the Code, provides that a Change in Control shall not be deemed to occur unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code.

Section 11.2 Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, and unless otherwise specifically provided in an Agreement, in the event of a Change in Control (determined without regard to subclause (a) of the definition set forth in Section 11.1), all Bonus Awards, Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock which are outstanding and have not otherwise vested shall be deemed vested and any performance goal or other condition with respect to any Performance Shares or Performance Units shall be deemed satisfied, immediately prior to the consummation of the Change in Control (determined without regard to subclause (a) of the definition set forth in Section 11.1).

Section 11.3 Additional Discretion.  The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, with respect to an outstanding Award upon a transaction described in Section 11.1 to provide that the securities of another entity be substituted hereunder for the Stock and to make equitable adjustment with respect thereto.

Section 11.4 Sole Determination.  The adjustments contained in this Article 11 and the manner of application of its provisions shall be determined solely by the Committee.

Article 12.	Provisions Applicable to Shares Acquired Under this Plan.

Section 12.1 No Company Obligation.  Except to the extent specifically required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Stock issued or acquired in accordance with the provisions of the Plan.

Article 13.	Miscellaneous.

Section 13.1 Amendments and Termination.  The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant under an Award theretofore granted without the Participant’s consent. Notwithstanding the immediately preceding sentence, an amendment may be made without a Participant’s consent to (a) cause the Plan or an Award to comply with applicable law (including, but not limited to, any changes needed to avoid taxation of an Award as a “nonqualified deferred compensation plan” under Section 409A or under Section 280G of the Code) or (b) permit the Company or an Affiliate a tax deduction under applicable law including, without limitation, Section 162(m) of the Code. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, any amendments to the Plan shall require shareholder approval to the extent required by federal or state law or any regulations or rules promulgated thereunder or the rules of the national securities exchange or market on which shares of Stock are listed.

Section 13.2 Unfunded Status of Plan.  It is intended that the Plan be an “unfunded” plan for incentive compensation. The Company may create trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan and all property held thereunder and income thereon shall remain solely the property and rights of the Company (without being restricted to satisfying the obligations created under the Plan) and shall be subject to the claims of the Company’s general creditors. The Company’s obligations created under the Plan shall constitute a general, unsecured obligation, payable solely out of its general assets.

Section 13.3 Listing, Registration and Compliance with Laws and Regulations.  All Awards made under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Stock subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Awards or the issuance or purchase of shares thereunder, no Awards may be granted or exercised and no restrictions on Awards be lifted, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Awards shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Exchange Act, the Committee may at any

time impose any limitations upon the exercise of an Option, Stock Appreciation Right or Restricted Stock or the lifting of restrictions on an Award of Deferred Stock or a Performance Award that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options, Stock Appreciation Rights or Restricted Stock may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

Section 13.4 Provisions Relating to Section 162(m) of the Code.

Awards to Covered Employees shall be governed by the terms and conditions of this Section 13.4 in addition to the remainder of the Plan, to the extent the Committee desires such Awards to be qualified performance-based compensation under Section 162(m) of the Code. Notwithstanding anything herein to the contrary, the Committee may establish Awards where only a portion is structured to satisfy the requirements for qualified performance-based compensation under Section 162(m) of the Code as long as it is objectively clear which portion of the Award is not structured to satisfy the requirements for qualified performance-based compensation under Section 162(m) of the Code and which portion is structured to satisfy such requirements. Should terms and conditions set forth under this Section 13.4 conflict with the remainder of the Plan, the terms and conditions of this Section 13.4 shall prevail.

(a)           No Delegation.  The Committee shall not delegate responsibility for any employee the Committee believes may be a Covered Employee.

(b)           Performance Goals. The specific Performance Goals for employees who are Covered Employees shall be based upon one or more of the Performance Measures that apply to the individual, a business unit or the Company as a whole, and measured over a Performance Period.

(c)           Establishment of Performance Goals. All Performance Goals relating to Covered Employees for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code, which is currently no later than ninety (90) days after the commencement of a Performance Period (or, if shorter, no later than after 25% of the Performance Period has elapsed).

(d)           Objective. The Performance Goals must be objective and must satisfy third party “objectivity” standards as provided in Section 162(m) of the Code.

(e)           Adjustments. The Committee shall appropriately adjust any evaluation of performance under Performance Measures to exclude any of the following events that occurs during a Performance Period (as long as such exclusion does not result in any Award or program with regard to Covered Employees to fail to satisfy the requirements to be qualified performance-based compensation under Section 162(m) of the Code): (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

(f)           Negative Discretion Only. The Committee shall have no discretion to increase any payment, but shall have negative discretion to decrease any payment.

(g)           Pre-Payment Certification. The Award and payment of any Award under the Plan to a Covered Employee shall be contingent upon the attainment of the Performance Goals that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals have been satisfied. Resolutions adopted by the Committee may be used for this purpose.

(h)           Limitations on Stock Options and Stock Appreciation Rights.  The total aggregate maximum number of shares of Stock for which Stock Options and Stock Appreciation Rights, in the aggregate, may be granted to any Covered Employee during any fiscal year shall not exceed 1,000,000 shares.

(i)           Limitation on Bonus Award.  The total aggregate maximum amount of compensation that could be paid to any Covered Employee pursuant to a Bonus Award during any fiscal year shall not exceed $4 million.

(j)           Limitation on Restricted Stock.  The total aggregate maximum number of shares of Restricted Stock that may be granted to any Covered Employee during any fiscal year shall not exceed 750,000 shares.

(k)           Limitation on Deferred Stock and Performance Awards.  The total aggregate maximum value (determined on the date of grant) of Awards of Deferred Stock and Performance Awards, in the aggregate, that may be granted to any Covered Employee during any fiscal year shall not exceed $5 million.

(l)           Deduction.  Notwithstanding anything contained in this Plan to the contrary, the Company may delay payment to any Participant to the extent that the Company reasonably anticipates that if the payment were made as scheduled, the Company’s deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code and then only if all payments that could be delayed are also delayed. The delayed payment shall be made at the time required by Section 409A of the Code. The Award subject of the delayed payment shall be automatically transferred to the then applicable Finish Line non-qualified deferred compensation plan and be invested pursuant to the investment elections in effect for the participant pursuant to that plan. This Section 13.4(l) shall be interpreted and implemented in accordance with Section 409A of the Code and may be amended by the Committee in the Committee’s sole discretion to ensure such compliance.

(m)           Other Restrictions.  All Awards under the Plan to Covered Employees or to other Participants who may become Covered Employees at a relevant future date shall be further subject to such other terms, conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Section 13.4 which is to avoid the loss of deduction by the Company under Section 162(m) of the Code.

(n)           No Impermissible Discretion.  To the extent any provision of the Plan creates impermissible discretion under Section 162(m) of the Code or would otherwise violate Section 162(m) of the Code with regard to Covered Employees, such provision shall have no force or effect.

Section 13.5 No Additional Obligation.  Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

Section 13.6 Withholding.  No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (a) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (b) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

Section 13.7 Controlling Law.  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Indiana (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant. In the event of litigation arising in connection with actions under the Plan, the parties to such litigation shall submit to the jurisdiction of courts located in Marion County, Indiana, or to the federal district court that encompasses said county.

Section 13.8 Offset.  Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and Stock, cash or other thing of value under this Plan or an Agreement may be held by the Company and not transferred to such Participant unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

Section 13.9 No Rights with Respect to Continuance of Employment.  Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual becoming a Participant in this Plan.

Section 13.10 Awards in Substitution for Awards Granted by Other Corporations.  Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the shares of the employing corporation, as the result of which it becomes an Affiliate. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted and to ensure that the requirements imposed under Sections 162(m), 409A and 424 of the Code are met.

Section 13.11 Delivery of Stock Certificates.  To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

Section 13.12 Indemnification.  To the maximum extent permitted under the Company’s articles of incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or by-laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

Section 13.13 Severability.  If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

Section 13.14 Successors and Assigns.  This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

Section 13.15 Entire Agreement.  This Plan and the Agreements constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and an Agreement, the terms and conditions of this Plan shall control.

Section 13.16 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

Section 13.17 Headings.  The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

Section 13.18 Notice.  All notices and other communications required or permitted to be given under the Plan shall be in writing or other form approved by the Committee and shall be deemed to have been duly given as follows (a) if to the Company mailed first class, postage prepaid at the principal business address of the Company to the attention of the Secretary of the Company; or (b) if to any Participant then delivered personally, mailed first class, postage prepaid at the last address of the Participant known to the sender at the time the notice or other communication is sent or delivered, or by e-mail, interoffice mail, intranet or other means of office communication determined by the Committee.

Section 13.19. Recoupment. All Awards and any and all payments made or required to be made or stock received or required to be issued hereunder and pursuant to any this Plan or any Agreement to any Participant shall be subject to repayment to the Company by the Participant (and the successors, assigns, heirs, estate and personal representative of the Participant) pursuant to the terms of any clawback, recoupment or other policy implemented from time to time by the Board (any such policy, as amended, amended and restated or superseded the “Recoupment Policy”). As additional consideration for any Award granted to a Participant and for any payment made or required to be made or stock received or required to be issued hereunder and pursuant to any Agreement to any Participant, each Participant agrees that he/she is bound by and subject to the Recoupment Policy as in effect at any time and from time to time (whether before, at or after the granting or payment of any award).

THE FINISH LINE, INC. ATTN: CHRISTOPHER C. ECK 3308 NORTH MITTHOEFFER ROAD INDIANAPOLIS, IN 46235

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 13, 2016.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in a postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M76397-P53987	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE FINISH LINE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	To elect three Class III directors to serve on the Company's Board of Directors until the 2019 Annual Meeting of Shareholders:	☐	☐	☐
Nominees:
01) Stephen Goldsmith
02) Catherine Langham
03) Norman H. Gurwitz

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:		For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 25, 2017	☐	☐	☐

3.	To approve a non-binding advisory resolution approving the compensation of the Company's named executive officers.	☐	☐	☐

4.
To approve an amendment to The Finish Line, Inc. 2009 Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 6,500,000 to 10,500,000, including an increase in the maximum number of shares for awards other than stock options or stock appreciation rights from 2,500,000 to 4,000,000
		☐	☐	☐

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS I DIRECTORS OF THE COMPANY, FOR PROPOSALS 2, 3 AND 4, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M76398-P53987

THE FINISH LINE, INC.
CLASS A COMMON SHARES
Proxy for the Annual Meeting of Shareholders, July 14, 2016.

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on
July 17, 2014, at 9:00 a.m. E.D.T. at Finish Line Customer Central located at
3308 N. Mitthoeffer Rd., Indianapolis, IN 46235

The undersigned, revoking all prior Proxies, hereby appoints Mark Clark and Brett Henry, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Class A Common Shares of the undersigned in The Finish Line, Inc. at the Annual Meeting of Shareholders to be held on July 14, 2016, and any adjournments or postponements thereof upon the matters stated on the reverse side and in the manner designated on the reverse side of this card.

Your vote is important.  You are strongly encouraged to vote your proxy through the Internet in accordance with the instructions on the reverse side.  However, if you wish to vote by mail, just complete the reverse side of this card, sign and date where indicated, and return it in a postage paid envelope.  If you do not submit a proxy through the Internet, or by returning a proxy, or attend the meeting and vote in person, shares that you own directly cannot be voted.

Important Notice Regarding Availability of Proxy Materials

The Notice of Annual Meeting of Shareholders and Proxy Statement, 2016 Annual Report on Form 10-K of The Finish Line, Inc., and form of proxy for the Annual Meeting are also available, without charge, at www.finishline.com or from the SEC's website at www.sec.gov. You may also request a copy of these materials at www.proxyvote.com or by sending an e-mail to IR@finishline.com.  Please make your request no later than June 30, 2016, to facilitate timely delivery.  If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an email or electronic copy of the materials.  For meeting directions please call (317) 899-1022, extension 5.

Electronic distribution of proxy materials saves time, postage and printing costs, and is environmentally friendly.

Continued and to be signed on reverse side